     As filed with the Securities and Exchange Commission on July 16, 1998
                                            Registration No. 333-33733
                                            Post-Effective Amendment No. 1 to
                                            Registration Statement No. 333-33733
        ===============================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                POST-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                          --------------------------

                           CHEVY CHASE BANK, F.S.B.

          (Exact name of the registrants as specified in its charter)

       UNITED STATES                                  52-0897004
(State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                   Identification Number)

                            8401 Connecticut Avenue
                          Chevy Chase, Maryland 20815
                                (301) 986-7000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------

                            Stephen R. Halpin, Jr.
        Executive Vice President, Secretary and Chief Financial Officer
                           Chevy Chase Bank, F.S.B.
                            8401 Connecticut Avenue
                          Chevy Chase, Maryland 20815
                                (301) 986-7000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            -----------------------

                                  Copies to:


       Joshua E. Raff, Esq.                           Gary D. Roth, Esq.
Orrick, Herrington & Sutcliffe LLP            Shaw Pittman Potts & Trowbridge
          666 Fifth Avenue                               1675 Broadway
   New York, New York 10103-0001                    New York, New York 10019


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment.  A        +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted without the delivery of a final prospectus          +
+supplement and accompanying prospectus. This prospectus shall not constitute + +an offer to sell or the solicitation of an offer to buy nor shall there be any+ +sale of these securities in any State in which such offer, solicitation or +
+sale would be unlawful prior to registration or qualification under the       +
+securities laws of any such State.                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

FORM OF PROSPECTUS SUPPLEMENT
(To Prospectus Dated __________ __, 1998)
                                  $
                                   -----------

                       Chevy Chase Home Loan Trust 199_-_

            Mortgage-Backed Pass-Through Certificates, Series 199_-_
         $__________ Class [A-I] [Fixed] [Adjustable] Rate Certificates
        $__________ Class [A-II] [Fixed] [Adjustable] Rate Certificates

                            Chevy Chase Bank, F.S.B.
                             as Seller and Servicer

                                 --------------

     The Mortgage-Backed Pass-Through Certificates, Series 199_-_ (the "Certificates") will consist of the Class [A-I] Certificates and Class [A-II] Certificates (collectively, the "Class [A] Certificates"), the Class [S] Certificates and the Class [R] Certificates. Only the Class [A] Certificates are offered hereby. It is a condition to their issuance that the Class [A] Certificates be rated "___" by ______________________ ("___") and "___" by
________________________ ("____").  The Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), to be created by Chevy Chase Bank, F.S.B. ("Chevy Chase") as seller (in such capacity, the "Seller"), consisting primarily of a pool (the "Mortgage Pool") of conventional, [fully-amortizing], [adjustable-rate] mortgage loans [(some of which may have conversion options, as more fully described herein)] (the "Mortgage Loans") secured by [first] liens on one- to four-family, residential real properties and certain other collateral and other property held in trust for the benefit of the holders of the Certificates (the "Certificateholders"). [The Mortgage Pool consists of two groups of Mortgage Loans ("Loan Group I" and "Loan Group II"; each, a "Loan Group"), designated as the "Group I Loans" and "Group II Loans". The Class [A-I] Certificates will correspond to the Group I Loans and the Class [A-II] Certificates will correspond to the Group II Loans.] The Mortgage Loans were originated by or acquired by Chevy Chase [or its wholly owned subsidiary B.F. Saul Mortgage Company]. The Mortgage Loans are more fully described under "Description of the Mortgage Loans".

                                                  (Continued on following page.)

     There currently is no secondary market for the Class [A] Certificates. The Underwriter intends to make a secondary market in the Class [A] Certificates, but has no obligation to do so. There can be no assurance that any such secondary market for the Class [A] Certificates will develop, or if it does develop, that it will continue. The interests of the owners of the Class [A] Certificates will be represented by book entries on the records of The Depository Trust Company ("DTC") and participating members thereof.

     Prospective investors should consider, among other things, the information set forth under "Risk Factors" commencing on page ___ herein and in the Prospectus on page __.

THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT EVIDENCE A SAVINGS ACCOUNT OR DEPOSIT WITH, OR OTHER OBLIGATION OF, OR INTEREST IN, AND ARE NOT GUARANTEED BY, CHEVY CHASE OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                 --------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

     The Class [A] Certificates will be offered by ___________________________ (the "Underwriter") from time to time in negotiated transactions, or otherwise, at prices to be determined at the time of sale. The Class [A] Certificates are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain conditions. It is expected that the delivery of the Class [A] Certificates will be made in book-entry form through the facilities of DTC on or about _____ __, 199_, against payment in immediately available funds.

                                 --------------

                                 [Underwriter]

                                 --------------
The date of this Prospectus Supplement is __________ __, 199_.

(Continued from preceding page)

     [On each Distribution Date, payments on the Class [S] Certificates will be subordinated to the payment of principal and interest, in the manner described herein, on the Class [A] Certificates.

     The yield to investors in the Class [A] Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans [in the applicable Loan Group]. See "Certain Yield and Prepayment Considerations."

     [An election will be made to treat certain assets in the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Class [A] Certificates and the Class [S] Certificates will constitute "regular interests" in the REMIC and the Class [R] Certificates will constitute the sole class of "residual interests" in the REMIC.] See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     [The Class [A] Certificates will be available to investors only in book-entry form through the facilities of DTC. Beneficial interests in the Class [A] Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates for the Class [A] Certificates will be available only under certain limited circumstances described herein. See "Description of Certificates--Book-Entry Registration."]

     [Full and complete payment of the Insured Amount (as defined herein) on each Distribution Date and of the unpaid Certificate Principal Balance on the Final Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by ____________________ (the "Certificate Insurer").]

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS [A] CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         REPORTS TO CERTIFICATEHOLDERS

     [Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein), unaudited monthly and unaudited annual reports concerning the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and registered holder of the Class [A] Certificates. See "Description of the Certificates--Book-Entry Registration" herein and "The Agreements--Reports to Holders" and "--Book Entry Securities" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer [or the Certificate Insurer] intends to send any of its financial reports to Certificateholders.] The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     This Prospectus Supplement contains a number of defined terms, the meanings of which are necessary for potential investors to understand in order for them to evaluate an investment in the Class [A] Certificates. See the "Index of Principal Definitions" in this Prospectus Supplement for the locations of the definitions of certain capitalized terms. See the "Glossary of Terms" in the Prospectus for the definitions of capitalized terms not otherwise defined in this Prospectus Supplement.

                     PROSPECTUS SUPPLEMENT SUMMARY OF TERMS

The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Principal Terms herein and the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Issuer...................   Chevy Chase Mortgage Loan Trust 199_-_ (the
                            "Trust"), to be formed pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of
                            __________ __, 199_, between Chevy Chase, as seller
                            (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), and the Trustee.

Seller and Servicer......   Chevy Chase Bank, F.S.B. ("Chevy Chase"), a
                            federally chartered stock savings bank, with its principal executive offices located at 8401
                            Connecticut Avenue, Chevy Chase, Maryland 20815, and a telephone number of (301) 986-7000. See "The
                            Seller and the Servicer" herein and "The Seller" in the Prospectus.

Certificate Insurer......   ______________________.  See "The Certificate
                            Insurer."

Trustee..................   ______________________________, a [national banking
                            association]. The Trustee's principal corporate trust office is located at
                            ______________________________.  See "Description of
                            the Certificates--The Trustee."

Certificates Offered.....   $___________ (approximate) Certificate Principal
                            Balance (as defined herein) of Class [A-I]
                            Certificates. [The Certificate Principal Balance of the Class [A-I] Certificates initially will equal the aggregate Principal Balance (as defined herein) of the Group I Loans as of the Cut-off Date.] The
                            Class [A-I] Certificates are "Senior Certificates" as described in the Prospectus.

                            $___________ (approximate) Certificate Principal Balance (as defined herein) of Class [A-II] Certificates. [The Certificate Principal Balance of the Class [A-II] Certificates initially will equal the aggregate Principal Balance (as defined herein) of the Group II Loans as of the Cut-off Date.] The Class [A-II] Certificates are "Senior Certificates" as described in the Prospectus.

Other Classes of
Certificates.............   In addition to the Class [A] Certificates, the
                            Certificates will include the Class [S] Certificates and the Class [R] Certificates, which are not offered hereby. [The Class [S] Certificates will have no principal balance and will be entitled, subject to the priority of payments and to the Reserve Fund provisions described herein, to receive each month interest at a rate equal to one-twelfth of ____% of the aggregate Principal Balance of the Mortgage Loans as of the Due Date immediately preceding the related Due Period.]

                            The Class [S] Certificates are "Subordinated
                            Certificates" as described in the Prospectus. [The Class [R] Certificates will have no principal balance.]

Trust Fund...............   The property of the Trust (the "Trust Fund") will
                            consist of (i) certain residential mortgage loans
                            (the "Mortgage Loans"), (ii) collections in respect of the Mortgage Loans received on and after __________ __, 199_ (the "Cut-off Date"), (iii) the
                            Policy, (iv) the interest of the Trust in certain hazard insurance policies maintained by the borrowers with respect to the Mortgaged Properties,
                            (v) the proceeds of the foregoing and (vi) any property that secured a Mortgage Loan and is acquired by foreclosure or deed in lieu of foreclosure, and (vii) certain other property as described more fully herein and in the Prospectus.
                            The Mortgage Loans will have an aggregate unpaid principal balance as of the Cut-off Date of approximately $__________ after giving effect to all payments of principal thereon received prior to the Cut-off Date (the "Original Pool Balance"). [The
                            Reserve Fund will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer.]
                            See "Description of the Mortgage Loans" herein and "The Trust Funds" in the Prospectus.

Terms of the Certificates   The principal terms of the Certificates will be as
                            follows:

  A. Delivery Date.......   On or about __________ ___, 199___.

  B. Distribution Date...   The [25th] day of each month (or if such [25th] day
                            is not a Business Day, the next succeeding Business
                            Day), commencing __________ __, 199_.  A "Business
                            Day" is a day other than a Saturday, Sunday or other day on which banking institutions in the states of __________, New York or Maryland (or such other state in which the Corporate Trust Office of the Trustee is located) are required or authorized by law to be closed.

  C. Record Date.........   The day prior to each Distribution Date if the
                            Certificates are Book-Entry Certificates, and the last day of the month preceding the month of the related Distribution Date if the Certificates are Definitive Certificates.

  D. Available
     Distribution Amount.   The "Available Distribution Amount" with respect to
                            the Mortgage Loans [in a Loan Group] for any
                            Distribution Date will equal [(a) the sum of (i) scheduled payments of principal and interest (net of the Servicing Fee and the Trustee Fee) due on the Mortgage Loans in the applicable Loan Group on the related Due Date (as defined herein) and received on or prior to the related Determination Date (as defined herein), (ii) principal prepayments and other unscheduled collections of principal received during the related Prepayment Period (as defined herein) on the Mortgage Loans in the applicable

                            Loan Group, (iii) any Advances (as defined herein) made by the Servicer for such Distribution Date with respect to the Mortgage Loans in the applicable Loan Group, (iv) amounts transferred from the Reserve Fund in an amount equal to the interest portion of any Realized Losses together with any Collateralization Deficit (as defined herein) which remain outstanding after the application of amounts otherwise payable to the Class [S] Certificates and
                            (v) any Insured Payments (as defined herein) payable pursuant to the Policy and related to the Mortgage Loans in the applicable Loan Group, less (b) the Certificate Insurer Premium Amount (as defined herein) and amounts representing reimbursements for previously unreimbursed Insured Payments by the Certificate Insurer, Nonrecoverable Advances by the Servicer and certain expenses incurred by the Servicer. All amounts listed in clauses (a) and (b) of the preceding sentence shall be as related to the applicable Loan Group; however, because amounts on deposit in the Reserve Fund and amounts otherwise payable to the Class [S] Certificates are available as credit enhancement for either the Class [A-I] Certificates or the Class [A-II] Certificates, as necessary, it is possible that interest from one Loan Group otherwise payable to the Class [S] Certificates or deposited in the Reserve Fund will be applied towards payments of interest and principal with respect to the class of Class [A] Certificates that relates to the other Loan Group.]

                            The "Due Date" for each Mortgage Loan is the [first] day of each month. The "Due Period" with respect to any Distribution Date commences on the [second] day of the month preceding the month in which such Distribution Date occurs and ends on the Due Date in the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is the [15th] day of the month in which such Distribution Date occurs (or, if such day is not a Business Day, the preceding Business Day).

  E. Interest
     Distributions.......   Interest on the Certificates will be calculated
                            and payable on the basis of a 360-day year divided into twelve 30-day months.

                            On each Distribution Date, holders of the Class [A-I] Certificates will be entitled to receive, to the extent of the [corresponding] Available Distribution Amount, distributions allocable to one month's interest in an amount (the "Class [A-I] Interest Distribution Amount") equal to (i) one-twelfth of the product of the Certificate Principal Balance of the Class [A-I] Certificates immediately preceding such Distribution Date multiplied by a rate (the "Group I Certificate Rate") equal to [____%] [the weighted average of the Net Mortgage Rates (as defined herein) of the Group I

                            Loans, weighted by the aggregate Principal Balance of the Group I Loans as of the Due Date immediately preceding the related Due Period,] minus (ii) the sum of [(a) the related Certificate Insurer Premium Amount, (b) Prepayment Interest Shortfalls, if any, relating to Loan Group I and (c) Civil Relief Act Shortfalls, if any, relating to Loan Group I during the related Due Period. Neither the Servicer nor the Certificate Insurer nor any other entity will be required to pay any compensating interest with respect to such Prepayment Interest Shortfalls or Civil Relief Act Shortfalls.]

                            On each Distribution Date, holders of the Class [A-II] Certificates will be entitled to receive, to the extent of the [corresponding] Available Distribution Amount, distributions allocable to one month's interest in an amount (the "Class [A-II] Interest Distribution Amount") equal to [____%] [(i) one-twelfth of the product of the Certificate Principal Balance of the Class [A-II] Certificates immediately preceding such Distribution Date multiplied by a rate (the "Group II Certificate Rate") equal to the weighted average of the Net Mortgage Rates (as defined herein) of the Group II Loans, weighted by the aggregate Principal Balance of the Group II Loans as of the Due Date immediately preceding the related Due Period,] minus (ii) the sum of [(a) the related Certificate Insurer Premium Amount, (b) Prepayment Interest Shortfalls, if any, relating to Loan Group II and (c) Civil Relief Act Shortfalls, if any, relating to Loan Group II during the related Due Period. Neither the Servicer nor the Certificate Insurer nor any other entity will be required to pay any compensating interest with respect to such Prepayment Interest Shortfalls or Civil Relief Act Shortfalls.]

                            To the extent that any portion of the interest due on any class of the Class [A] Certificates is not paid on a Distribution Date, such interest will be payable on future Distribution Dates to the extent of available funds, but no additional interest will be paid on such unpaid interest.

                            See "Description of the Certificates--Distributions in Respect of Interest and Principal."

  F. Principal
     Distributions.......   Holders of the Class [A-I] Certificates will be
                            entitled to receive a distribution of principal on each Distribution Date, in the amount and priority set forth herein, to the extent of the portion of the [related] Available Distribution Amount remaining after the Class [A-I] Interest
                            Distribution Amount has been distributed to the Class [A-I] Certificates.

                            Holders of the Class [A-II] Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the amount and priority set forth herein, to the extent of the portion of the [related] Available Distribution Amount remaining after the Class [A-II] Interest Distribution Amount has been distributed to the Class [A-II] Certificates.

                            See "Description of Certificates--Distributions in Respect of Interest and Principal."

[Certificate Guaranty
 Insurance Policy........   The Certificate Insurer will issue the Policy as a
                            means of providing additional credit enhancement for each class of the Class [A] Certificates. Under the Policy, the Certificate Insurer will, subject to the terms of the Policy, pay to the Trustee, for the benefit of the holders of each class of the Class
                            [A] Certificates on each Distribution Date, as further described herein, an amount equal to [the sum of (i) any shortfall in the related Available
                            Distribution Amount to pay the Class [A-I] Interest
                            Distribution Amount or the Class [A-II] Interest
                            Distribution Amount, as applicable, and (ii) the related Collateralization Deficit]. The Policy does not guarantee the Class [A] Certificates any specified rate of prepayments [or the payment of the amount of any Realized Loss with respect to a Mortgage Loan on the Distribution Date which immediately follows such Realized Loss unless and only to the extent such loss results in a Collateralization Deficit and there is a shortfall in the Available Distribution Amount to pay such Collateralization Deficit. A "Collateralization
                            Deficit" with respect to a Distribution Date and a Loan Group is the amount, if any, by which (x) the Certificate Principal Balance of the related class of Class [A] Certificates, after giving effect to all distributions to be made on such Distribution
                            Date, exceeds (y) the aggregate Principal Balance of the Mortgage Loans in such Loan Group as of the close of business on the related Due Date.] A payment by the Certificate Insurer under the Policy is referred to herein as an "Insured Payment". See
                            "Description of the Certificates--Certificate
                            Guaranty Insurance Policy" and "The Certificate
                            Insurer."]

The Mortgage Loans.......   The Mortgage Loans are conventional, [fully-
                            amortizing], [adjustable-rate] Mortgage Loans secured by [first] liens on one-to four-family residential real properties.

                            [Except as otherwise indicated, all percentages of the Group I Loans, Group II Loans or Mortgage Loans described herein are approximate percentages (except as otherwise indicated) of the aggregate Principal Balance of the Group I Loans, Group II Loans or Mortgage Loans, as applicable, as of the Cut-off Date.]

                            [The Group I Loans consist of _____ [adjustable-rate] Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date of approximately $___________. The Group I Loans have individual Principal Balances as of the Cut-off Date of at least $______ but not more than $_______, with an average Principal Balance as of the Cut-off Date of approximately $_______, original terms to stated maturity of not more than [30] years (except for __ Group I Loans with original terms to stated maturity of not more than [40] years), and a weighted average remaining term to stated maturity of approximately ___ months as of the Cut-off Date. As of the Cut-off Date, the Group I Loans bore interest at Mortgage Rates of at least ____% per annum but no more than _____% per annum, with a weighted average Mortgage Rate of approximately ____% per annum. The original Loan-to-Value Ratio of each of the Group I Loans was not more than ____%, with a weighted average original Loan-to-Value Ratio of approximately ____%. "Loan-to-Value Ratio," as used in this Prospectus Supplement, is calculated as the original Mortgage Loan amount, divided by the lesser of (i) the appraised value of the related Mortgaged Property at origination and
                            (ii) if the Mortgage Loan is a purchase money loan, the sales price of the related Mortgaged Property. The Group I Loans will have different Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described herein.]

                            [The Group II Loans consist of _____ [adjustable-rate] Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date of approximately $___________. The Group II Loans have individual Principal Balances as of the Cut-off Date of at least $______ but not more than $_________, with an average Principal Balance as of the Cut-off Date of approximately $_______, and original terms to stated maturity of not more than [30] years (except for __ Group II Loans with original terms to stated maturity of not more than [40] years), and a weighted average remaining term to stated maturity of approximately ___ months as of the Cut-off Date. As of the Cut-off Date, the Group II Loans bore interest at Mortgage Rates of at least ____% per annum but no more than _____% per annum, with a weighted average Mortgage Rate of approximately ____% per annum. The original Loan-to-Value Ratio of each of the Group II Loans was not more than ____%, with a weighted average original Loan-to-Value Ratio of approximately ____%. The Group II Loans will have different Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described herein.]

                            [The Mortgage Rate on ___% of the Group I Loans and _____% of the Group II Loans will adjust annually on the Adjustment Date specified in the related Mortgage Note, commencing in some cases after an initial period of years following origination during which the interest rate accruing thereon is fixed, to a rate equal to the sum of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year (the "One-Year Index"), as further described herein, and the fixed percentage set forth in the related Mortgage Note (the "Note Margin"), subject to the limitations described herein. The Mortgage Rate on

                            ____% of the Group II Loans will adjust every three years on the Adjustment Date specified in the related Mortgage Note, commencing after an initial period of three years following origination during which the interest rate accruing thereon is fixed, to a rate equal to the sum of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of three years (the "Three-Year Index"), as further described herein, and the Note Margin, subject to the limitations described herein. The Mortgage Rate on ____% of the Group II Loans will adjust every five years on the Adjustment Date specified in the related Mortgage Note, commencing after an initial period of five years following origination during which the interest rate accruing thereon is fixed, to a rate equal to the sum of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of five years (the "Five-Year Index"), as further described herein, and the Note Margin, subject to the limitations described herein. Each of the One-Year Index, Three-Year Index and Five-Year Index is referred to as an "Index."]

                            [The Mortgage Rate on _____% of the Group I Loans (the "Three/One Group I Loans") will be fixed for a period of three years after the origination thereof, and thereafter will adjust annually in accordance with the One-Year Index. The Mortgage Rate on the remaining ____% of the Group I Loans (the "One/One Group I Loans") will adjust annually in accordance with the One-Year Index, but at origination such Mortgage Loans bore an initial annual interest rate which was lower than the applicable rate based on the One-Year Index and Note Margin; because of Periodic Rate Caps (as defined herein), some of these Mortgage Loans continue to bear interest at rates which are lower than the applicable rate based on the One-Year Index and Note Margin.]

                            [The Mortgage Rate on _____% of the Group II Loans (the "Five/One Group II Loans") will be fixed for a period of five years after the origination thereof, and thereafter will adjust annually in accordance with the One-Year Index. The Mortgage Rate on _____% of the Group II Loans (the "Seven/One Group II Loans") will be fixed for a period of seven years after the origination thereof, and thereafter will adjust annually in accordance with the One-Year Index. The Mortgage Rate on ____% of the Group II Loans (the "Three/Three Group II Loans") will be fixed for a period of three years after the origination thereof, and thereafter will adjust every three years in accordance with the Three-Year Index. The Mortgage Rate on ____% of the Group II Loans (the "Five/Five Group II Loans") will be fixed for a period of five years after the origination thereof, and thereafter will adjust every five years in accordance with the Five-Year Index.]

                            [Because the Mortgage Rate effective on any Adjustment Date can not exceed the maximum rate set forth in the related Mortgage Note and the amount of any increase or decrease on any Adjustment Date can not exceed the Periodic Rate Cap set forth in the related Mortgage Note, the Mortgage Rate on any Adjustment Date may not equal the applicable rate based on the related Index and Note Margin. The monthly payment on each Mortgage Loan will be adjusted on the Due Date in the month following the month in which any Adjustment Date occurs to the amount necessary to pay interest at the then applicable Mortgage Rate and to fully amortize the outstanding Principal Balance of the Mortgage Loan over its then remaining term to stated maturity.]

                            None of the Mortgage Loans will be guaranteed by any governmental agency or instrumentality, Chevy Chase or any affiliate thereof, or any other person. For a further description of the Mortgage Loans, see "Description of the Mortgage Loans."

[Conversion of Mortgage
 Loans...................   Approximately _____% of the Group I Loans and
                            approximately ____% of the Group II Loans provided at origination that the adjustable interest rate thereon may be converted to a fixed interest rate at the option of the related Borrowers, provided that certain conditions have been satisfied. The Seller will have the right to purchase any Mortgage Loan that has converted if the Seller so elects, but none of the Servicer, the Seller, the Trustee or any other party will be obligated to purchase any converting Mortgage Loan. Accordingly, if the Mortgage Rate on any Mortgage Loan converts to a fixed interest rate and the Seller does not elect to purchase such Mortgage Loan, the related Loan Group will then include both fixed-rate and adjustable-rate Mortgage Loans. See "Certain Yield and
                            Prepayment Considerations."]

[Credit Enhancement......   The credit enhancement provided for the benefit of
                            the holders of each class of the Class [A]
                            Certificates primarily consists of the subordination provided by the Class [S] Certificates, the Reserve
                            Fund and the Policy, in each case in the manner and to the extent described herein.

                            Subordination and the Reserve Fund: On each
                            Distribution Date, payments on the Class [S]
                            Certificates will be subordinate to the payment of principal and interest, in the amounts described herein, on the Class [A] Certificates. In addition, certain payments otherwise distributable to the Class [S] Certificates will be deposited in a reserve fund (the "Reserve Fund") to be held by the Trustee for the benefit of the Certificate Insurer and the Certificateholders. The Reserve Fund initially will have a zero balance, and will be funded from such payments on the Class [S] Certificates to the extent of the Required Reserve (as defined herein). Once the amounts on deposit in the Reserve Fund equal the Required Reserve, the retention of amounts otherwise distributable to the Class [S] Certificates will cease, unless necessary to maintain the Required Reserve.

                            Pursuant to the Pooling and Servicing Agreement, the Required Reserve may, subject to certain triggers and a minimum amount, decrease from time to time, and may, under certain circumstances, increase. In addition, certain triggers or conditions may cause the Required Reserve to be increased. Funds on deposit in the Reserve Fund may be withdrawn to make payments of interest and principal on the Class [A] Certificates. Amounts on deposit in the Reserve Fund will be invested in certain eligible investments, as set forth in the Pooling and Servicing Agreement. See "Description of the Certificates--Reserve Fund" herein and "Credit Support--Reserve Fund" in the Prospectus.

                            The Certificate Guaranty Insurance Policy: Each class of the Class [A] Certificates will be entitled to the benefit of the Policy to be issued by the Certificate Insurer, which, subject to its terms, will protect the holders of each class of the Class [A] Certificates against (i) any shortfall in the related Available Distribution Amount to pay the Class [A-I] Interest Distribution Amount or the Class [A-II] Interest Distribution Amount, and (ii) any related Collateralization Deficit. See "Description of the Certificates--Certificate Guaranty Insurance Policy."]

Yield and Maturity
 Considerations..........   The yield to maturity on each class of the Class [A]
                            Certificates will be sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans [in the applicable Loan Group], and may fluctuate significantly from time to time. Because the Mortgage Rates on the Mortgage Notes will be based on the related Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Note Margin (which may be different from the prevailing margins on other mortgage loans), and may be limited by the Maximum Mortgage Rate, Minimum
                            Mortgage Rate and Periodic Rate Caps, the Mortgage
                            Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.
                            [In addition, to the extent that the Mortgage Rate on a Mortgage Loan is converted by the related
                            Borrower to a fixed rate and the Seller does not elect to purchase such Mortgage Loan, the yield to investors may be adversely affected to the extent such Mortgage Rate reduces the interest rate on the applicable Class [A] Certificates from the level that would otherwise be in effect.] In addition, to the extent that Prepayment Interest Shortfalls or Civil Relief Act Shortfalls occur, such shortfalls will adversely affect the yield to investors in the applicable Class [A] Certificates.

                            In general, if a Class [A] Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class [A] Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. See "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

                            The yield on each class of the Class [A]
                            Certificates will be less than the yield that otherwise would be produced by the applicable Certificate Rate [minus the applicable Certificate Insurer Premium Amount] and the applicable purchase price because distributions of interest in respect of any month will be made on the [25th] day of the following month or, if such day is not a Business Day, then the next succeeding Business Day. See "Yield Considerations" in the Prospectus.

Servicing Fee............   The Servicer will be entitled to receive each month
                            a servicing fee (the "Servicing Fee") equal to [(i)] one-twelfth of _____% per annum (the "Servicing Fee
                            Rate") [plus (ii) in the case of Lender-Paid MI
                            Loans (as defined herein), one-twelfth of the additional interest rate payable thereon by the related Borrower, which additional rate ranges from ____% to ____%,]] on the Principal Balance of each Mortgage Loan as compensation for servicing the Mortgage Loans.

Trustee Fee..............   The Trustee will be entitled to receive each month a
                            fee (the "Trustee Fee") equal to one-twelfth of _____% per annum (the "Trustee Fee Rate") on the
                            Principal Balance of each Mortgage Loan as compensation for acting as trustee of the Trust Fund under the Pooling and Servicing Agreement.

Advances.................   The Servicer will be obligated to advance delinquent
                            installments of principal and interest on each Mortgage Loan (net of the related Servicing Fee) at any time prior to the commencement of foreclosure proceedings with respect to such Mortgage Loan, but only to the extent the Servicer believes that the amount advanced will be recoverable from subsequent payments or collections (including insurance proceeds and liquidation proceeds net of liquidation expenses) in respect of the related Mortgage Loan.
                            See "Servicing--Advances."

Prepayment Interest
Shortfalls...............   In the event of a prepayment in full of a Mortgage
                            Loan on any day other than the last day of a Prepayment Period, the related Borrower will be required to pay interest on the amount prepaid only to the date of such prepayment and not thereafter.
                            In the event of a prepayment in part of a

                            Mortgage Loan, any partial prepayment will be applied to the Principal Balance of such Mortgage Loan as of the first day of the month of receipt, will be passed through to Certificateholders in the following month, and will reduce the aggregate amount of interest distributable on the Certificates in such following month in an amount equal to 30 days of interest on the amount of such prepayment. Neither the Servicer[, the Certificate Insurer] nor any other entity will be required to pay any amounts in excess of the amount of interest paid by the Borrower, if any, in connection with such prepayments. The amount by which one month's interest exceeds the amount of interest paid by the Borrower in connection with such prepayment (the "Prepayment Interest Shortfall") will not be covered by the Policy and will be allocated to the Class [A] Certificates as described above under "Terms of the Certificates--Interest Distributions."

Civil Relief Act
Shortfalls...............   The Soldiers' and Sailors' Civil Relief Act of 1940,
                            as amended (the "Civil Relief Act") limits the amount of interest that may be charged to a Borrower who enters military service after the origination of such Borrower's Mortgage Loan. For each Loan Group, shortfalls in the collection of interest due to the application of the Civil Relief Act (the "Civil
                            Relief Act Shortfall") will not be covered by the Policy and will be allocated to the related class of Class [A] Certificates as described above under "--
                            Interest Distributions". See "Certain Legal Aspects of the Mortgage Loans and Contracts--Soldiers' and Sailors' Relief Act" in the Prospectus.

Certificate Registration.   Each class of the Class [A] Certificates will be
                            represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. No beneficial owner will be entitled to receive a Class
                            [A] Certificate in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described herein. See
                            "Description of the Certificates--Book-Entry
                            Registration."

Optional Termination.....   The Trust Fund may be terminated and the
                            Certificates retired on any Distribution Date on or after the date on which the aggregate Principal
                            Balance of the Mortgage Loans has been reduced to or below [5]% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date pursuant to procedures described herein. See "Description of the Certificates--Optional Termination."

Representations and
Warranties...............   Chevy Chase will have made certain limited
                            representations and warranties as to the status of the mortgages securing the Mortgage Loans, the payment status of the Mortgage Loans and certain other information described herein. In the event that any such representation or warranty is breached in respect of any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders or the

                            Certificate Insurer and is not thereafter cured, Chevy Chase will be required to purchase such Mortgage Loan from the Trust Fund, or, during certain specified periods after the date of issuance of the Certificates, at its option and subject to certain conditions, to substitute a qualifying mortgage loan or loans in place of the affected Mortgage Loan. See "Description of Certificates-- Repurchase or Substitution of Mortgage Loans."

Certain Federal Income
 Tax Consequences........   [A REMIC election will be made with respect to
                            certain assets in the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, __________________, counsel to the
                            Seller, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, certain assets in the Trust
                            Fund will qualify as a REMIC under Sections 860A through 860G of the Code.

                            For federal income tax purposes, (i) the Class [A-I], Class [A-II] and Class [S] Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, the REMIC and (ii) the Class [R] Certificates will be the sole class of "residual interests" in the REMIC.]

                            For further information regarding the federal income tax consequences of investing in the Class [A] Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Legal Investment.........   [Upon issuance, the Class [A] Certificates will
                            constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. Accordingly, the Class
                            [A] Certificates will be legal investments for certain entities to the extent provided in SMMEA.]
                            See "Legal Investment" in the Prospectus.

ERISA Considerations.....   Any Plan fiduciary or other investor that proposes
                            to use Plan Assets to effect the purchase and holding of the Class [A] Certificates should consult with its legal counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code. See "ERISA
                            Considerations" herein and in the Prospectus. [The
                            United States Department of Labor has issued an individual prohibited transaction exemption to the Underwriter, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement
                            Income Security Act of 1974, as amended ("ERISA"), and the excise taxes and civil penalties imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) and (l) of ERISA, transactions relating to the purchase, sale and holding of certificates underwritten by the Underwriter, such as the Class [A] Certificates, and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied.] See "ERISA Considerations" herein and in the Prospectus.

Ratings..................   It is a condition to their issuance that the Class
                            [A] Certificates be rated "___" by ___ and "___" by _______. Such ratings are based upon [the claims paying ability of the Certificate Insurer]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a security rating does not address the frequency of prepayments of Mortgage
                            Loans, or the corresponding effect on yield to investors. There can be no assurance that the rating assigned to the Certificates on the Closing Date will not be reduced, suspended or withdrawn by a rating agency in the future. See "Risk Factors--
                            Rating of Certificates; Possibility of Withdrawal or
                            Downgrading" herein and "Risk Factors--Ratings Are
                            Not Recommendations" in the Prospectus.

                                 RISK FACTORS

     Prospective investors should consider, in addition to the factors described under "Risk Factors" in the accompanying Prospectus, the following additional risk factors in connection with a purchase of the Class [A] Certificates.

Yield and Prepayment Risks

     The weighted average life of each class of the Class [A] Certificates will be affected by the rate of principal payments (including prepayments) of the Mortgage Loans [in the related Loan Group]. All of the Mortgage Loans may be prepaid in whole or in part at any time. Certain of the Mortgage Notes contain terms requiring payment of a penalty by the Borrower in the event the related Mortgage Loan is prepaid in full. The prepayment experience on the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, a substantial portion of the Mortgage Loans contain due-on-sale provisions; the Servicer generally will enforce such provisions unless such enforcement is not permitted by applicable law, the permissibility of enforcement is in doubt, or such enforcement would materially and adversely affect the interests of Certificateholders or the Certificate Insurer. See "Certain Legal Aspects of the Mortgage Loans--Enforcement of "Due-on-Sale" Clauses" in the Prospectus. In addition, prepayments may result from liquidations due to default, the receipt of Insurance Proceeds, repurchases by the Seller or purchases by the Servicer as a result of certain breaches of representations and warranties made by the Seller in the Agreement or certain changes in the terms of the related Mortgage Loan, [the exercise by the Seller of its option to repurchase any Convertible Mortgage Loan upon its conversion to a fixed-rate loan] or the exercise by the Servicer of its option to purchase all of the outstanding Mortgage Loans in the Mortgage Pool pursuant to the optional termination provision in the Agreement.

     As a result of the interaction of the foregoing factors, it may be difficult to predict the weighted average life of, and the resulting yield to maturity on, each class of the Class [A] Certificates. None of the Seller, the Servicer, the Trustee, the Certificate Insurer or the Underwriter makes any representation as to the weighted average life of, or yield to maturity on, the Class [A] Certificates.

Geographic Concentration

     As of the Cut-off Date, borrowers with respect to ____%, ____%, ____%, ____%, ____%, ____%, and ____% of the Mortgage Loans (based on the Original Pool Balance of the Mortgage Loans and billing addresses of the borrowers thereon as of the Cut-off Date) were located in __________, __________, __________,
__________, __________, __________ and __________, respectively.  Adverse economic conditions in __________, __________, __________, __________,
__________, __________ or __________ may affect the delinquency, loan loss and foreclosure experience of the Trust with respect to the Mortgage Loans. No predictions, however, can be made regarding future economic conditions in __________, __________, __________, __________, __________, __________, or
__________ or any other jurisdictions where the borrowers reside. See "Description of the Mortgage Loans."

[Book-Entry Registration; Effect on Liquidity

     Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market, because investors may be unwilling to purchase Certificates for which they cannot obtain physical securities.

     Because transactions in the Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entitles that do not participate in DTC, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical security representing the Certificates.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC, and DTC will credit such distributions to the accounts of its participating organizations which will thereafter credit them to the accounts of Certificate Owners, either directly or indirectly through indirect participants. See "Description of the Certificates- -Book-Entry Registration."]

Rating of Certificates; Possibility of Withdrawal or Downgrading

     The rating of the Certificates will depend primarily on assessment by each assigning rating agency [of the claims-paying ability of the Certificate Insurer]. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by a rating agency of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in effect for any given period of time or the ratings will not be lowered or withdrawn by the assigning rating agency. In general, the ratings address credit risk and do not address the likelihood of prepayments.

Insolvency-Related Matters

     Transfer of Mortgage Loans. The Seller intends that the transfer of all of the Seller's right, title and interest in the Mortgage Loans to the Trust be treated as a sale by the Seller to the Trust and, accordingly, that such Mortgage Loans will not be included in the assets of the Seller in the event of the appointment of a receiver or conservator for the Seller and will not be available to the creditors of the Seller. In the event of an insolvency of the Seller, however, it is possible that a receiver or a conservator for, or a creditor of, the Seller may assert that the transaction between the Seller and the Trust was a pledge of each such Mortgage Loan in connection with a borrowing by the Seller, rather than a sale. The Seller will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders and the Certificate Insurer. In addition, the Seller will deliver or cause to be delivered to the Trustee each Mortgage Note endorsed to the order of the Trustee, each Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver a copy of such Mortgage together with a certificate to the effect that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans by the Seller to the Trustee will be recorded in the appropriate public office for real property records. If the transfer by the Seller to the Trust of the Mortgage Loans is deemed to be a grant to the Trust of a security interest in the Mortgage Loans, the Trust should have an enforceable first priority perfected security interest in the Mortgage Loans.
If a receiver or conservator were appointed for the Seller, certain administrative expenses of the receiver or conservator may have priority over the Trust's (and therefore, the Certificateholders') right, title and interest in the Mortgage Loans. For so long as the Seller is the Servicer, cash collections on the Mortgage Loans may be held by the Seller and commingled with its funds until transferred to the Custodial Account or Certificate Account, and in an insolvency proceeding or receivership or conservatorship of the Seller, or in certain circumstances, the lapse of certain time periods, the Trust (and therefore, the Certificateholders) may not have a perfected interest in such commingled collections.

     Chevy Chase as Servicer. In addition, while Chevy Chase is the Servicer, cash collections held by Chevy Chase may, subject to certain conditions, be commingled and used for the benefit of Chevy Chase prior to the date on which such collections are required to be deposited in the Custodial Account as described under "Description of the Certificates-Custodial and Certificate Account." In the event of the conservatorship, receivership or insolvency of Chevy Chase or, in certain circumstances, the lapse of certain time periods, the Trustee may not have a perfected interest in such collections and, in such event, may suffer a loss of all or part of such collections, which may result in a loss to Certificateholders.

     Certain Matters Related to Receivership. To the extent that the Seller's transfer of the Mortgage Loans to the Trust is deemed to constitute the creation of a security interest in the Mortgage Loans in favor of the Trust, and to the extent such security interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC"), as receiver or conservator for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Seller, would interfere with the timely transfer to the Trust of payments collected on the related Mortgage Loans. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver for the Seller were to request a stay of proceedings with respect to the Seller, as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if it were appointed as receiver or conservator for the Seller, also would have the power under the FDIA to repudiate contracts, including the Seller's obligations under the Agreement to repurchase certain Mortgage Loans. In addition, in the case of an Event of Default relating to the receivership, conservatorship or insolvency of the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Event of Default exists other than the receivership, conservatorship or insolvency of the Servicer.


                       DESCRIPTION OF THE MORTGAGE LOANS

General

     The Trust will acquire the Mortgage Loans from Chevy Chase and will cause the Mortgage Loans to be assigned to ______________________________, as trustee (the "Trustee"). Chevy Chase, in its capacity as servicer (the "Servicer"), will service the Mortgage Loans pursuant to a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Agreement") among Chevy Chase, as Seller and Servicer, and the Trustee. See "The Trust Funds--The Mortgage Pools" in the Prospectus.

The Mortgage Pool

     The description of the Mortgage Loans set forth in this Prospectus Supplement is based on the characteristics of the Mortgage Loans as of the Cut-off Date. Unless the context otherwise requires, all percentages used herein are based on the aggregate Principal Balance of the [Group I Loans, Group II Loans or] Mortgage Loans, as applicable, as of the Cut-off Date.

     Each Mortgage Loan, at the time of origination, was represented by the related Borrower to be owner-occupied[, except for approximately ____% of the Group I Loans, which were represented by the related Borrowers to be investment properties]. As of the Cut-off Date, none of the Mortgage Loans were more than 30 days delinquent in scheduled payments of principal and interest. No Mortgage Loan provides for deferred interest or negative amortization. The Mortgage Loans were originated by or acquired by Chevy Chase [or its wholly owned subsidiary, B.F. Saul Mortgage Company], in the normal course of its business and will be purchased by the Trust from Chevy Chase.

     [The Group I Loans consist of _____ [adjustable-rate] Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $___________ and original terms to stated maturity of not more than [30] years, except for __ Group I Loans with original terms to stated maturity of not more than [40] years. The Group I Loans had individual Principal Balances as of the Cut-off Date of at least $______ but not more than $_______, with an average Principal Balance as of the Cut-off Date of approximately $_______. The Group I Loans have a weighted average remaining term to stated maturity of approximately ___ months as of the Cut-off Date. As of the Cut-off Date, the Group I Loans bore interest at Mortgage Rates of at least ____% per annum but no more than _____% per annum, with a weighted average Mortgage Rate of approximately ____% per annum. The original Loan-to-Value Ratio of each of the Group I Loans was not more than ____%, with a weighted average original Loan-to-

Value Ratio of approximately _____%.] "Loan-to-Value Ratio", as used in this Prospectus Supplement, is calculated as the original Mortgage Loan amount, divided by the lesser of (i) the appraised value of the related Mortgaged Property at origination and (ii) if the Mortgage Loan is a purchase money loan, the sales price of the related Mortgaged Property.

     [The Group II Loans consist of _____ [adjustable-rate] Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $___________ and original terms to stated maturity of not more than [30] years, except for _ Group II Loans with original terms to stated maturity of not more than [40] years. The Group II Loans had individual Principal Balances as of the Cut-off Date of at least $______ but not more than $__________, with an average Principal Balance as of the Cut-off Date of approximately $_______. The Group II Loans have a weighted average remaining term to stated maturity of approximately ___ months as of the Cut-off Date. As of the Cut-off Date, the Group II Loans bore interest at Mortgage Rates of at least ____% per annum but no more than _____% per annum, with a weighted average Mortgage Rate of approximately ____% per annum. The original Loan-to-Value Ratio of each of the Group II Loans was not more than ____%, with a weighted average original Loan-to-Value Ratio of approximately ____%.]

     [As of the Cut-off Date, approximately ____% of Group I Loans and ____% of Group II Loans were temporary Buy-Down Loans, under which Chevy Chase pays a portion of the monthly interest payments for up to the first two years after origination. For the temporary Buy-Down Loans in Loan Group I, the portion of the interest rate paid by the related Borrower will not increase by more than one percentage point for each one-year period, and no Mortgage Rate may exceed the "bought down" rate by more than two percentage points. For the temporary Buy-Down Loans in Loan Group II, the portion of the interest rate paid by the related Borrower will not increase by more than one percentage point for each one-year period, and no Mortgage Rate may exceed the "bought down" rate by more than two percentage points.]

     [As of the Cut-off Date, approximately ____% of Group I Loans and ____% of Group II Loans were Lender-Paid MI Loans. A "Lender-Paid MI Loan" is a Mortgage Loan with an original Loan-to-Value Ratio greater than 80% where the interest rate payable by the related Borrower is increased by 20 to 65 basis points relative to the interest rate on the related Mortgage Note for so long as the Loan-to-Value Ratio exceeds 80%, with the proceeds of such increase used by the Seller to purchase mortgage insurance on such Mortgage Loan. The Servicing Fee on a Lender-Paid MI Loan has been increased by the amount of the increase in the interest rate payable by the related Borrower for so long as the related Loan-to-Value Ratio exceeds 80%; as a result, the Net Mortgage Rate for a Lender-Paid MI Loan will be reduced by the amount of such increase during such period.]

     [The Mortgage Rate on ___% of the Group I Loans and _____% of the Group II Loans will adjust annually, commencing in some cases after an initial period of years following origination during which the interest rate accruing thereon is fixed, on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as specified in the related Mortgage Note) of (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release
H.15 (519) (the "One-Year Index") and (ii) the fixed percentage set forth in the related Mortgage Note (the "Note Margin"), subject to the limitation that the Mortgage Rate will not exceed the maximum Mortgage Rate as specified in the related Mortgage Note and any increase or decrease on any Adjustment Date will be limited by the amount set forth in the related Mortgage Note (the "Periodic Rate Cap").

     The Mortgage Rate on ____% of the Group II Loans will adjust every three years, commencing after an initial period of three years following origination during which the interest rate accruing thereon is fixed on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as specified in the related Mortgage Note) of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of three years, as published by the Federal Reserve Board in Statistical Release H.15 (519) (the "Three-Year Index"), and the Note Margin, subject to the limitation that the Mortgage Rate will not exceed the maximum Mortgage Rate as specified in the related Mortgage Note and the Periodic Rate Cap.

     The Mortgage Rate on ____% of the Group II Loans will adjust every five years, commencing after an initial period of five years following origination during which the interest rate accruing thereon is fixed, on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as specified in the related Mortgage Note) of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of five years, as published by the Federal Reserve Board in Statistical Release H.15 (519) (the "Five-Year Index"), and the Note Margin, subject to the limitation that the Mortgage Rate will not exceed the maximum Mortgage Rate as specified in the related Mortgage Note and the Periodic Rate Cap.

     With respect to ___ Mortgage Loans, representing approximately ____% of the Group I Loans, the Mortgage Rate will adjust annually in accordance with the One-Year Index commencing approximately one year after origination (the "One/One Group I Loans"). With respect to _____ Mortgage Loans, representing approximately _____% of the Group I Loans, the Mortgage Rate will adjust annually in accordance with the One-Year Index commencing approximately three years after origination (the "Three/One Group I Loans").

     With respect to ___ Mortgage Loans, representing approximately _____% of the Group II Loans, the Mortgage Rate will adjust annually in accordance with the One-Year Index commencing approximately five years after origination (the "Five/One Group II Loans"). With respect to ___ Mortgage Loans, representing approximately _____% of the Group II Loans, the Mortgage Rate will adjust annually in accordance with the One-Year Index commencing approximately seven years after origination (the "Seven/One Group II Loans"). With respect to __ Mortgage Loans, representing approximately ____% of the Group II Loans, the Mortgage Rate will adjust every three years in accordance with the Three-Year Index commencing approximately three years after origination (the "Three/Three Group II Loans"). With respect to __ Mortgage Loans, representing approximately ____% of the Group II Loans, the Mortgage Rate will adjust every five years in accordance with the Five-Year Index commencing approximately five years after origination (the "Five/Five Group II Loans").

     The monthly payment on each Mortgage Loan will be adjusted on the Due Date of the month following the month in which the related Adjustment Date occurs (subject to the related Periodic Rate Cap, as described in the related Mortgage
Note) to equal the amount necessary to pay interest at the then-applicable Mortgage Rate and to fully amortize the outstanding Principal Balance of such Mortgage Loan over its then remaining term to stated maturity. As of the Cut-off Date, less than ____% of the Group I Loans and less than ____% of the Group II Loans had reached their first Adjustment Date. Due to application of the Periodic Rate Cap, the Mortgage Rate on a Mortgage Loan may be less than the sum of the applicable Index and Note Margin, even following the Adjustment Date for such Mortgage Loan. The Mortgage Loans will have various Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described below.

     The Mortgage Rate on a Mortgage Loan may not exceed the maximum Mortgage Rate (the "Maximum Mortgage Rate") or be less than the minimum Mortgage Rate (the "Minimum Mortgage Rate") specified for such Mortgage Loan in the related Mortgage Note. The Minimum Mortgage Rate for each Mortgage Loan is equal to the Note Margin. As of the Cut-off Date, the Minimum Mortgage Rates on the Group I Loans ranged from ____% to ____%, with a weighted average Minimum Mortgage Rate of ____%, and as of the Cut-off Date, the Maximum Mortgage Rates on the Group I Loans (other than 2 Group I Loans which have no Maximum Mortgage Rate) ranged from ____% to _____%, with a weighted average Maximum Mortgage Rate of _____%. As of the Cut-off Date, the Minimum Mortgage Rates on the Group II Loans ranged from ___% to ___%, with a weighted average Minimum Mortgage Rate of ____%, and as of the Cut-off Date, the Maximum Mortgage Rates on the Group II Loans (other than __ Group II Loans which have no Maximum Mortgage Rate) ranged from ____% to _____%, with a weighted average Maximum Mortgage Rate of _____%.]

     The tables below set forth certain additional statistical characteristics of the Mortgage Loans as of the Cut-off Date. Percentages are approximate and are stated by Principal Balance of the Mortgage Loans as of the Cut-off Date, and have been rounded in order to add to 100%.

           DISTRIBUTION OF CURRENT MORTGAGE RATES [FOR GROUP I LOANS]

Range of Current           Number of          Aggregate        % of Aggregate
Mortgage Rates           Mortgage Loans   Principal Balance  Principal Balance
----------------         --------------   -----------------  -----------------
 4.01% -  4.50% ........
 4.51% -  5.00% ........
 5.01% -  5.50% ........
 5.51% -  6.00% ........
 6.01% -  6.50% ........
 6.51% -  7.00% ........
 7.01% -  7.50% ........
 7.51% -  8.00% ........
 8.01% -  8.50% ........
 8.51% -  9.00% ........
 9.01% -  9.50% ........
 9.51% - 10.00% ........
11.01% - 12.00% ........
                            -------             -------             ------
      Total.............                       $                    100.00%

     As of the Cut-off Date, the weighted average Mortgage Rate [on the Group I Loans] was ____% per annum.


      DISTRIBUTION OF MORTGAGE LOAN PRINCIPAL BALANCES [FOR GROUP I LOANS]

Range of Cut-off Date              Number of            Aggregate          % of Aggregate
Principal Balances              Mortgage Loans      Principal Balance     Principal Balance
------------------              --------------      -----------------     -----------------
Up to $50,000
$ 50,000.01 - $100,000.00 ....
$100,000.01 - $150,000.00 ....
$150,000.01 - $200,000.00 ....
$200,000.01 - $250,000.00 ....
$250,000.01 - $300,000.00 ....
$300,000.01 - $350,000.00 ....
$350,000.01 - $400,000.00 ....
$400,000.01 - $450,000.00 ....
$450,000.01 - $500,000.00 ....
$500,000.01 - $550,000.00 ....
$550,000.01 - $600,000.00 ....
$600,000.01 - $650,000.00 ....
$650,000.01 - $700,000.00 ....
$700,000.01 - $750,000.00 ....
Over $750,000.00..............
                                  -------                -------               ------
      Total...................                                                 100.00%

     As of the Cut-off Date, the average Principal Balance [of the Group I Loans] was approximately $_______.

          DISTRIBUTION OF MORTGAGED PROPERTY TYPES [FOR GROUP I LOANS]


                            Number of         Aggregate        % of Aggregate
Property Type             Mortgage Loans  Principal Balance  Principal Balance
-------------             --------------  -----------------  -----------------
Single-Family Detached..
Condominium.............
Townhouse...............
Duplex..................
                             -------           --------             ------
     Total..............                                            100.00%


           DISTRIBUTION OF MORTGAGE LOAN PURPOSE [FOR GROUP I LOANS]

                          Number of         Aggregate        % of Aggregate
Purpose                 Mortgage Loans  Principal Balance  Principal Balance
-------                 --------------  -----------------  -----------------
Refinancing...........
Purchase..............
Cash-Out Refinancing..
                           --------          ---------          -------
     Total............                                          100.00%

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES [FOR GROUP I LOANS]

                          Number of         Aggregate        % of Aggregate
State                   Mortgage Loans  Principal Balance  Principal Balance
-----                   --------------  -----------------  -----------------
Arizona...............
Colorado..............
Connecticut...........
Delaware..............
District of Columbia..
Florida...............
Georgia...............
Illinois..............
Maine.................
Maryland..............
Massachusetts.........
Michigan..............
Minnesota.............
Missouri..............
New Hampshire.........
New Jersey............
New York..............
North Carolina........
Ohio..................
Oregon................
Pennsylvania..........
Rhode Island..........
South Carolina........
Tennessee.............
Texas.................
Virginia..............
Washington............
Wyoming...............
                        -------         -------             -------
       Total..........                                          100.00%

                 [DISTRIBUTION OF LOAN TYPE [FOR GROUP I LOANS]


                          Number of         Aggregate       % of Aggregate
Loan Type               Mortgage Loans  Principal Balance   Principal Balance
---------               --------------  -----------------   -----------------
One/One...............
Three/One.............
                                                            -------
       Total..........                                          100.00%]

            [DISTRIBUTION OF PERIODIC RATE CAP [FOR GROUP I LOANS]

                          Number of         Aggregate       % of Aggregate
Periodic Rate Cap       Mortgage Loans  Principal Balance   Principal Balance
-----------------       --------------  -----------------   -----------------
0.000%................
1.500%................
2.000%................
3.000%................
                        -------                   -------      -------
       Total..........                                             100.00%]


            [DISTRIBUTION OF NOTE MARGINS AND MINIMUM MORTGAGE RATES
                              [FOR GROUP I LOANS]

Range of                  Number of          Aggregate        % of Aggregate
Note Margins            Mortgage Loans  Principal Balance   Principal Balance
------------            --------------  -----------------   -----------------
1.51% - 2.00%.........
2.01% - 2.50%.........
2.51% - 3.00%.........
3.01% - 3.50%.........
3.51% - 4.00%.........
Above 5.00% ..........
                        -------                   -------      -------

       Total..........                                             100.00%

     As of the Cut-off Date, the weighted average Note Margin and Minimum Mortgage Rate [on the Group I Loans] was approximately ____% per annum.]


     DISTRIBUTION OF REMAINING TERM TO STATED MATURITY [FOR GROUP I LOANS]

                          Number of         Aggregate        % of Aggregate
Range of Months         Mortgage Loans  Principal Balance   Principal Balance
---------------         --------------  -----------------  ------------------
 0 - 250..............
251 - 300.............
301 - 350.............
351 - 400.............
Above 400.............
                        -------                   -------      -------
       Total..........                                             100.00%

     As of the Cut-off Date, the weighted average remaining term to stated maturity [for the Group I Loans] was approximately ___ months.

          [DISTRIBUTION OF MAXIMUM MORTGAGE RATES [FOR GROUP I LOANS]

Range of                 Number of          Aggregate        % of Aggregate
Maximum Rates           Mortgage Loans  Principal Balance   Principal Balance
-------------           --------------  -----------------   -----------------
Uncapped..............
9.01% - 9.50%.........
9.51% - 10.00%........
10.01% - 11.00%.......
11.01% - 12.00%.......
12.01% - 13.00%.......
13.01% - 14.00%.......
14.01% - 15.00%.......
15.01% - 16.00%.......
23.01% - 24.00%.......
                        -------                   -------      -------
       Total..........                                  $          100.00%

     As of the Cut-off Date, the weighted average Maximum Mortgage Rate [of the Group I Loans] was approximately _____% per annum.]


       DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS [FOR GROUP I LOANS]

Range of Original        Number of          Aggregate        % of Aggregate
Loan-to-Value Ratios    Mortgage Loans  Principal Balance   Principal Balance
--------------------    --------------  ------------------  -----------------
 0.00% - 50.00%.......
50.01% - 55.00%.......
55.01% - 60.00%.......
60.01% - 65.00%.......
65.01% - 70.00%.......
70.01% - 75.00%.......
75.01% - 80.00%.......
80.01% - 85.00%.......
85.01% - 90.00%.......
90.01% - 95.00%.......
95.01% - 100.00%......
                        -------                   -------      -------
       Total..........                                             100.00%

     Original Loan-to-Value Ratio is calculated as the original Mortgage Loan amount, divided by the lesser of (i) the appraised value of the related Mortgaged Property at origination and (ii) if the Mortgage Loan is a purchase money loan, the sales price of the related Mortgaged Property.

     The weighted average Loan-to-Value Ratio at origination [of the Group I Loans] was approximately ____%.

          [DISTRIBUTION OF CURRENT MORTGAGE RATES [FOR GROUP II LOANS]

Range of Current        Number of          Aggregate        % of Aggregate
Mortgage Rates         Mortgage Loans   Principal Balance   Principal Balance
--------------         --------------   -----------------   -----------------
5.01% - 5.50%.........
5.51% - 6.00%.........
6.01% - 6.50%.........
6.51% - 7.00%.........
7.01% - 7.50%.........
7.51% - 8.00%.........
8.01% - 8.50%.........
8.51% - 9.00%.........
9.01% - 9.50%.........
9.51% - 10.00%........
10.01% - 11.00%.......
                        -------                   -------      -------
       Total..........                                  $          100.00%

     As of the Cut-off Date, the weighted average Mortgage Rate [on the Group II Loans] was ____% per annum.


     DISTRIBUTION OF MORTGAGE LOAN PRINCIPAL BALANCES [FOR GROUP II LOANS]


Range of Cut-off Date                Number of        Aggregate        % of Aggregate
Principal Balances                Mortgage Loans  Principal Balance   Principal Balance
------------------                --------------  -----------------   -----------------
Up to $50,000.00................
$ 50,000.01 - $100,000.00.......
$100,000.01 - $150,000.00.......
$150,000.01 - $200,000.00.......
$200,000.01 - $250,000.00.......
$250,000.01 - $300,000.00.......
$300,000.01 - $350,000.00.......
$350,000.01 - $400,000.00.......
$400,000.01 - $450,000.00.......
$450,000.01 - $500,000.00.......
$500,000.01 - $550,000.00.......
$550,000.01 - $600,000.00.......
$600,000.01 - $650,000.00.......
$650,000.01 - $700,000.00.......
$700,000.01 - $750,000.00.......
Over $750,000.00................
                                      -------               -------   -------
       Total....................                                  $       100.00%

     As of the Cut-off Date, the average Principal Balance [of the Group II Loans] was approximately $_______.

         DISTRIBUTION OF MORTGAGED PROPERTY TYPES [FOR GROUP II LOANS]


                          Number of         Aggregate         % of Aggregate
Property Type           Mortgage Loans  Principal Balance   Principal Balance
-------------           --------------  -----------------   -----------------
Single-Family Detached..
Condominium.............
Townhouse...............
Duplex..................
                               -------            -------       -------
       Total............                                $           100.00%


           DISTRIBUTION OF MORTGAGE LOAN PURPOSE [FOR GROUP II LOANS]

                          Number of         Aggregate        % of Aggregate
Purpose                 Mortgage Loans  Principal Balance   Principal Balance
-------                 --------------  -----------------   -----------------
Refinancing...........
Purchase..............
Cash-Out Refinancing..
                               -------            -------       -------
       Total............                                $           100.00%

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES [FOR GROUP II LOANS]

                          Number of         Aggregate         % of Aggregate
State                   Mortgage Loans  Principal Balance   Principal Balance
-----                   --------------  -----------------   -----------------
Arkansas..............
California............
Connecticut...........
Delaware..............
District of Columbia..
Florida...............
Georgia...............
Illinois..............
Maryland..............
Massachusetts.........
Minnesota.............
New Jersey............
New York..............
North Carolina........
Ohio..................
Oregon................
Pennsylvania..........
Rhode Island..........
South Carolina........
Texas.................
Utah..................
Virginia..............
Washington............
Wyoming...............
                               -------            --------      -------
       Total..........                                   $          100.00%


                [DISTRIBUTION OF LOAN TYPE [FOR GROUP II LOANS]

                          Number of         Aggregate         % of Aggregate
Loan Type               Mortgage Loans  Principal Balance   Principal Balance
---------               --------------  -----------------   -----------------
Five/One..............
Seven/One.............
Three/Three...........
Five/Five.............
                               -------            --------      -------
       Total..........                                   $          100.00%]

            [DISTRIBUTION OF PERIODIC RATE CAP [FOR GROUP II LOANS]

                          Number of        Aggregate         % of Aggregate
Periodic Rate Cap       Mortgage Loans  Principal Balance   Principal Balance
-----------------       --------------  -----------------   -----------------
0.000%...............
2.000%...............
3.000%...............
                               -------            --------      -------
       Total............                                 $          100.00%


            [DISTRIBUTION OF NOTE MARGINS AND MINIMUM MORTGAGE RATES
                              [FOR GROUP II LOANS]

Range of                  Number of          Aggregate        % of Aggregate
Note Margins            Mortgage Loans  Principal Balance   Principal Balance
-------------           --------------- -----------------   -----------------
2.01% - 2.50%.........
2.51% - 3.00%.........
3.01% - 3.50%.........
3.51% - 4.00%.........
                               -------            --------      -------
       Total..........                                   $          100.00%

     As of the Cut-off Date, the weighted average Note Margin and Minimum Mortgage Rate [on the Group II Loans] was approximately ____% per annum.]


               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                              [FOR GROUP II LOANS]

                          Number of          Aggregate        % of Aggregate
Range of Months         Mortgage Loans  Principal Balance   Principal Balance
---------------         --------------  -----------------   -----------------
 0 - 250..............
251 - 300.............
301 - 350.............
351 - 400.............
                               -------            --------      -------
       Total..........                                   $          100.00%

     As of the Cut-off Date, the weighted average remaining term to stated maturity [for the Group II Loans] was approximately ___ months.

          [DISTRIBUTION OF MAXIMUM MORTGAGE RATES [FOR GROUP II LOANS]

Range of                 Number of          Aggregate        % of Aggregate
Maximum Rates           Mortgage Loans  Principal Balance   Principal Balance
-------------           --------------  -----------------   -----------------
Uncapped..............
9.51% - 10.00%........
11.01% - 12.00%.......
12.01% - 13.00%.......
13.01% - 14.00%.......
14.01% - 15.00%.......
15.01% - 16.00%.......
21.01% - 22.00%.......
Above 24.00%..........
                               -------            --------      -------
       Total..........                                   $          100.00%

     As of the Cut-off Date, the weighted average Maximum Mortgage Rate [of the Group II Loans] was approximately _____% per annum.]


       DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS [FOR GROUP II LOANS]

Range of Original         Number of         Aggregate        % of Aggregate
Loan-to-Value Ratios    Mortgage Loans  Principal Balance   Principal Balance
--------------------    --------------  -----------------   -----------------
0.00 - 50.00%.........
50.01% - 55.00%.......
55.01% - 60.00%.......
60.01% - 65.00%.......
65.01% - 70.00%.......
70.01% - 75.00%.......
75.01% - 80.00%.......
80.01% - 85.00%.......
85.01% - 90.00%.......
90.01% - 95.00%.......
95.01% - 100.00%......
                               -------            --------      -------
       Total..........                                   $          100.00%

     The weighted average Loan-to-Value Ratio at origination [of the Group II Loans] was approximately ____%.

     Original Loan-to-Value Ratio is calculated as the original Mortgage Loan amount, divided by the lesser of (i) the appraised value of the related Mortgaged Property at origination and (ii) if the Mortgage Loan is a purchase money loan, the sales price of the related Mortgaged Property.

     Approximately __% [of the Group I Loans and none of the Group II Loans] contain terms requiring the payment of a penalty by the Borrower in the event such Mortgage Loan is prepaid prior to its maturity.

[The Index

     The Mortgage Rate on ___% of the Group I Loans and _____% of the Group II Loans will adjust annually on the Adjustment Date specified in the related Mortgage Note, commencing in some cases after an initial period of years following origination during which the interest rate accruing thereon is fixed, to a rate equal to the sum of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year (the "One-Year Index"), as further described herein, and the fixed percentage set forth in the related Mortgage Note (the "Note Margin"), subject to the limitations described herein. The Mortgage Rate on ____% of the Group II Loans will adjust every three years on the Adjustment Date specified in the related Mortgage Note, commencing after an initial period of three years following origination during which the interest rate accruing thereon is fixed, to a rate equal to the sum of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of three years (the "Three-Year Index"), as further described herein, and the Note Margin, subject to the limitations described herein. The Mortgage Rate on ____% of the Group II Loans will adjust every five years on the Adjustment Date specified in the related Mortgage Note, commencing after an initial period of five years following origination during which the interest rate accruing thereon is fixed, to a rate equal to the sum of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of five years (the "Five-Year Index"), as further described herein, and the Note Margin, subject to the limitations described herein. Each of the One-Year Index, Three-Year Index and Five-Year Index is referred to as an "Index."

     The One-Year Index, Three-Year Index and Five-Year Index are based on weekly average yields on U.S. Treasury securities adjusted to a constant maturity of one year, three years and five years, respectively, as published by the Federal Reserve Board in Statistical Release No. H.15 (519) or any similar publication, or if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the Servicer as of a date prior to each Adjustment Date for such Mortgage Loan as specified in the Mortgage Note. Should the applicable Index not be published or become otherwise unavailable, the Servicer will select a comparable alternative index reasonably acceptable to the Trustee.

     The following table sets forth the monthly averages of the One-Year, Three-Year and Five-Year Indexes for each of the last five calendar years or portions thereof, based on information published by the Federal Reserve Board in Statistical Release No. H.15 (519). Such monthly averages are not necessarily indicative of the related Index on any given date in the relevant month since significant week-to-week fluctuations in the related Index may occur in any month as well as over longer periods. In addition, such monthly averages do not purport to be a prediction of the value of the related Index on any Adjustment Date or for the lives of the Mortgage Loans.

                                 One-Year Index

Month                    1998     1997     1996     1995     1994
-----                    ----     ----     ----     ----     ----
January...............   5.24%    5.61%    5.09%    7.05%    3.54%
February..............   5.31%    5.53%    4.94%    6.70%    3.87%
March.................   -        5.80%    5.34%    6.43%    4.32%
April.................   -        5.99%    5.54%    6.27%    4.82%
May...................   -        5.87%    5.64%    6.00%    5.31%
June..................   -        5.69%    5.81%    5.64%    5.27%
July..................   -        5.54%    5.85%    5.59%    5.48%
August................   -        5.56%    5.67%    5.75%    5.56%
September.............   -        5.52%    5.83%    5.62%    5.76%
October...............   -        5.46%    5.55%    5.59%    6.11%
November..............   -        5.46%    5.42%    5.43%    6.54%
December..............   -        5.53%    5.47%    5.31%    7.14%

                                Three-Year Index

Month                    1998     1997     1996     1995     1994
-----                    ----     ----     ----     ----     ----
January...............   5.43%    6.16%    5.20%    7.66%    4.48%
February..............   5.38%    6.03%    5.14%    7.25%    4.83%
March.................   -        6.38%    5.79%    6.89%    5.40%
April.................   -        6.61%    6.11%    6.68%    5.99%
May...................   -        6.42%    6.27%    6.27%    6.34%
June..................   -        6.24%    6.49%    5.80%    6.27%
July..................   -        6.00%    6.45%    5.89%    6.48%
August................   -        6.06%    6.21%    6.10%    6.50%
September.............   -        5.98%    6.41%    5.89%    6.69%
October...............   -        5.84%    6.08%    5.77%    7.04%
November..............   -        5.76%    5.82%    5.57%    7.44%
December..............   -        5.74%    5.91%    5.39%    7.71%

                                Five-Year Index

Month                    1998     1997     1996     1995     1994
-----                    ----     ----     ----     ----     ----
January...............   5.42%    6.33%    5.36%    7.76%    5.09%
February..............   5.49%    6.20%    5.38%    7.37%    5.40%
March.................   -        6.54%    5.97%    7.05%    5.94%
April.................   -        6.76%    6.30%    6.86%    6.52%
May...................   -        6.57%    6.48%    6.41%    6.78%
June..................   -        6.38%    6.69%    5.93%    6.70%
July..................   -        6.12%    6.64%    6.01%    6.91%
August................   -        6.16%    6.39%    6.24%    6.88%
September.............   -        6.11%    6.60%    6.00%    7.08%
October...............   -        5.93%    6.27%    5.86%    7.40%
November..............   -        5.80%    5.97%    5.69%    7.72%
December..............   -        5.77%    6.07%    5.51%    7.78%

     The initial Mortgage Rate in effect with respect to a Mortgage Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on the related Index and Note Margin. Therefore, unless the related Index declines after origination of a Mortgage Loan, the related Mortgage Rate generally will increase on the first Adjustment Date following origination of such Mortgage Loan, subject to the Periodic Rate Cap. The repayment of the Mortgage Loans will be dependent on the ability of the Borrowers to make larger monthly payments following adjustments of the Mortgage Rate. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different Adjustment Dates (and the related Mortgage Rates therefore may reflect different Index values), Note Margins, Maximum Mortgage Rates and Minimum Mortgage Rates. The Net Mortgage Rate with respect to each Mortgage Loan as of the Cut-off Date will be set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement. The "Net Mortgage Rate" on each Mortgage Loan will be adjusted on each Adjustment Date to equal the Mortgage Rate thereon, subject to the Periodic Rate Cap, minus (i) the rate per annum at which the servicing fee accrues thereon (the "Servicing Fee Rate"), minus (ii) the rate per annum at which the trustee fee accrues thereon (the "Trustee Fee Rate"), minus (iii) ___% per annum, [minus (iv) in the case of a Lender-Paid MI Loan, the additional interest rate payable thereon by the related Borrower]; provided, however, that the Net Mortgage Rate on such Mortgage Loan may not exceed the Maximum Mortgage Rate minus the sum of the Servicing Fee Rate, Trustee Fee Rate, ___% per annum [and, if such Mortgage Loan is a Lender-Paid MI Loan, the additional interest rate payable by the related Borrower] (the "Maximum Net Mortgage Rate") or be less than the Minimum Mortgage Rate minus the sum of the Servicing Rate Fee, the Trustee Fee Rate, ___% per annum [and, if such Mortgage Loan is a Lender-Paid MI Loan, the additional interest rate payable by the related Borrower] (the "Minimum Net Mortgage Rate") for such Mortgage Loan.]

[Conversion of Mortgage Loans

     Approximately _____% of the Group I Loans and ____% of the Group II Loans (the "Convertible Mortgage Loans") provided at origination that the adjustable interest rate on such Mortgage Loan may be converted to a fixed interest rate at the option of the related Borrower. Upon the conversion of a Convertible Mortgage Loan, the related Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note, which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate for similar loans (subject to applicable usury laws). After any such conversion, monthly payments of principal and interest on the Mortgage Loan will be adjusted to provide for full amortization over the remaining term to scheduled maturity. The Seller will have the option to purchase each Convertible Mortgage Loan upon its conversion, but neither the Seller nor any other entity will be obligated to do so. Any Convertible Mortgage Loan that is converted but not purchased by the Seller will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the related Loan Group having both fixed-rate and adjustable-rate Mortgage Loans. See "Certain Yield and Prepayment Considerations."]

Loan Underwriting

     All of the Mortgage Loans were originated or purchased by Chevy Chase [or its wholly owned subsidiary, B.F. Saul Mortgage Company], in the normal course of its business. The representations and warranties of Chevy Chase in respect of the Mortgage Loans, which will be assigned to the Trustee in connection with the issuance of the Certificates, will be made by Chevy Chase as of the Closing Date. See "The Agreements--Assignment of Primary Assets--Repurchase and Substitution of Non-Conforming Primary Assets" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

General

     The Mortgage-Backed Pass-Through Certificates, Series 199_ (the "Certificates") will be comprised of the Class [A-I] Certificates and Class [A-II] Certificates (collectively, the "Class [A] Certificates"), the Class [S] Certificates and the Class [R] Certificates. Only the Class [A] Certificates are offered hereby. The Class [R] Certificates are sometimes referred to herein as the "Residual Certificates".

     The Certificates will be issued pursuant to the Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     Each Certificate will represent the right to receive payments of interest and principal as described herein. Principal and interest will be payable on the Certificates monthly on the [25th] day of each month or, if such [25th] day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), beginning with the __________ 199_ Distribution Date, in each case calculated as described herein. "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the states of __________, New York or Maryland (or such other state in which the Corporate Trust Office of the Trustee is located) are required or authorized by law to be closed.

     Each of the Class [A] Certificates will have the original principal balance shown on the cover of this Prospectus Supplement (the "Initial Certificate Principal Balance"). Following the Closing Date, the "Certificate Principal Balance" of each such class will equal the Initial Certificate Principal Balance thereof, minus the aggregate amount of distributions allocable to principal previously distributed to Certificateholders of such class. See "Description of the Certificates" in the Prospectus.

     Distributions on the Certificates will be made by the Trustee by check or, if so instructed by a holder of Certificates representing at least $5,000,000, by wire transfer, except that with respect to Certificates registered on a Record Date in the name of Cede & Co., payments will be made by wire transfer in immediately available funds to the account designated by DTC. Notwithstanding the foregoing, the final distribution on the Certificates will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of Certificates at the office or agency maintained for that purpose by the Trustee in the City of __________, __________.

     Distributions will be made on each Distribution Date to the holders of record as reflected in the certificate register maintained by the Trustee on the day prior to such Distribution Date if the Certificates are Book-Entry Certificates, and on the last day of the month preceding the month of the related Distribution Date, if the Certificates are Definitive Certificates each such day, a "Record Date"), except that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office or agency appointed by the Trustee for that purpose.

[Book-Entry Registration

     Each class of the Class [A] Certificates will be book-entry certificates (the "Book-Entry Certificates"). Any person acquiring an interest in any Class [A] Certificate (each such person, a

"Beneficial Owner") will hold its Class [A] Certificate through DTC, if it is a participant in such system, or indirectly through organizations that are participants in such system. The Book-Entry Certificates will be issued in one or more certificates the aggregate Certificate Principal Balance of which will equal the aggregate Certificate Principal Balance each class of the Class [A] Certificates and initially will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of each class of the Class [A] Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will be permitted to exercise their rights only indirectly through DTC participants and DTC.

     A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC or, if such Financial Intermediary is not a DTC participant, on the records of the firm that acts as agent for the Financial Intermediary and whose ownership of such Book-Entry Certificate will in turn be recorded on the records of DTC.

     Beneficial Owners will receive all distributions of principal of and interest on the Class [A] Certificates from the Trustee through DTC and DTC participants. While the Class [A] Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the Class [A] Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class [A] Certificates. DTC participants and indirect participants make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Class [A] Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

     Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class [A] Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not DTC participants may transfer ownership of such Certificates only through DTC participants and indirect participants by instructing such participants and indirect participants to transfer Class [A] Certificates, by book-entry transfer, through DTC for the accounts of the purchasers of such Certificates, which accounts are maintained with their respective DTC participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of the interests in the Class [A] Certificates will be executed through DTC and the accounts of the related DTC participants at DTC will be debited and credited appropriately. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Transfers between DTC participants will occur in accordance with the Rules.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Distributions on Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to Beneficial Owners upon request in accordance with the Rules and to the Financial Intermediaries to whose DTC accounts the Book-Entry Beneficial Owners of such Certificateholders are credited.]

[Definitive Certificates

     The Class [A] Certificates will be issued as Definitive Certificates to Certificateholders or their nominees, rather than to DTC or its nominee, only if
(i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee and the Seller are unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default under the Agreement, holders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the holders of such Certificates.

     Upon notice of the occurrence of any of the events described in the preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender of the global certificate for each class of the Class [A] Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.]

Distributions in Respect of Interest and Principal

     [On each Distribution Date, payments on the Class [S] Certificates will be subordinate to the payment of principal and interest, in the amounts described herein, on the Class [A] Certificates.]

     [Distributions on each class of the Class [A] Certificates in respect of interest and principal on each Distribution Date will be made from the Available Distribution Amount with respect to the corresponding Loan Group.

     The "Available Distribution Amount" with respect to the Mortgage Loans in a Loan Group for any Distribution Date will equal (a) the sum of (i) scheduled payments of principal and interest (net of the Servicing Fee and the Trustee
Fee) due on the Mortgage Loans in the applicable Loan Group on the related Due Date (as defined herein) and received on or prior to the related Determination Date, (ii) principal prepayments and other unscheduled collections of principal received during the related Prepayment Period on the Mortgage Loans in the applicable Loan Group, (iii) any Advances with respect to the Mortgage Loans in the applicable Loan Group made by the Servicer for such Distribution Date, (iv) amounts transferred from the Reserve Fund in an amount equal to the interest portion of any Realized Losses together with any Collateralization Deficits which remain outstanding after the application of amounts otherwise payable to the Class [S] Certificates for such Distribution Date and (v) any Insured Payments payable pursuant to the Policy and related to the Mortgage Loans in the applicable Loan Group, less (b) the Certificate Insurer Premium Amount and amounts representing reimbursements for previously unreimbursed Insured Payments by the Certificate Insurer, Nonrecoverable Advances by the Servicer and certain expenses incurred by the Servicer. All amounts listed in clauses (a) and (b) of the preceding sentence will be as related to the applicable Loan Group; however, because amounts on deposit in the Reserve Fund and amounts otherwise payable to the Class [S] Certificates are available as credit enhancement for either the Class [A-I] Certificates or the Class [A-II] Certificates, as necessary, it is possible that interest from one Loan Group otherwise payable to the Class [S] Certificates or deposited in the Reserve Fund will be applied towards payments of interest and principal with respect to the class of Class [A] Certificates that relate to the other Loan Group. The Available Distribution Amount, when used without reference to a particular Loan Group, refers to the sum of the Available Distribution Amounts for both Loan Groups.]

     The "Due Date" for each Mortgage Loan is the [first] day of each month.
The "Due Period" with respect to any Distribution Date commences on the [second] day of the month preceding the month in which such Distribution Date occurs and ends on the Due Date in the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is the [15th] day of the month in which such Distribution Date occurs (or, if such day is not a Business Day, the preceding Business Day).

     The "Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, minus all amounts allocated to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date of determination as further reduced to the extent any Realized Loss thereon has been allocated to one or more classes of Certificates on or before such date of determination.

     The "Certificate Insurer Premium Amount" with respect to any Distribution Date and Loan Group is the amount payable on such Distribution Date to the Certificate Insurer as a premium on the Policy with respect to the Mortgage Loans in such Loan Group.

Interest Distribution Amounts

     On each Distribution Date, holders of the Class [A-I] Certificates will be entitled to receive, to the extent of the Available Distribution Amount, distribution allocable to one-month's interest in an amount (the "Class [A-I] Interest Distribution Amount") equal to (i) one-twelfth of the product of the Certificate Principal Balance of the Class [A-I] Certificates immediately preceding such Distribution Date multiplied by a rate (the "Group I Certificate Rate") equal to [____%] [the weighted average of the Net Mortgage Rates of the Group I Loans, weighted by the aggregate Principal Balance of the Group I Loans as of the Due Date immediately preceding the related Due Period,] minus (ii) the sum of [(a) the related

Certificate Insurer Premium Amount, (b) any related Prepayment Interest Shortfalls occurring during the related Prepayment Period and (c) any related Civil Relief Act Shortfalls occurring during the related Due Period].

     On each Distribution Date, holders of the Class [A-II] Certificates will be entitled to receive, to the extent of the Available Distribution Amount, distribution allocable to one-month's interest in an amount (the "Class [A-II] Interest Distribution Amount") equal to (i) one-twelfth of the product of the Certificate Principal Balance of the Class [A-II] Certificates immediately preceding such Distribution Date multiplied by a rate (the "Group II Certificate Rate") equal to [____%] [the weighted average of the Net Mortgage Rates of the Group II Loans, weighted by the aggregate Principal Balance of the Group II Loans as of the Due Date immediately preceding the related Due Period] minus
(ii) the sum of [(a) the related Certificate Insurer Premium Amount, (b) any related Prepayment Interest Shortfalls occurring during the related Prepayment Period and (c) any related Civil Relief Act Shortfalls occurring during the related Due Period].

     [The "Class [S] Interest Distribution Amount" with respect to any Distribution Date will equal one-twelfth of ____% multiplied by the aggregate Principal Balance of the Mortgage Loans as of the Due Date immediately preceding the related Due Period. On any Distribution Date with respect to which there are Realized Losses, the Class [S] Interest Distribution Amount, to the extent of such Realized Losses, shall be allocated between the Class [A-I] and Class [A-II] Certificates in proportion to the principal portion of Realized Losses on the related Loan Group for the related Distribution Date.]

     Interest on the Certificates will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

Principal Distribution Amounts

     On each Distribution Date, the holders of the Class [A-I] Certificates will be entitled to receive the "Class [A-I] Principal Distribution Amount", which is equal to the sum of (i) the portion of the Available Distribution Amount related to Loan Group I that is attributable to scheduled payments of principal of the Mortgage Loans in Loan Group I received by the Trustee, (ii) the portion of the Available Distribution Amount related to Loan Group I that is attributable to unscheduled payments of principal of the Mortgage Loans in the Loan Group I received by the Servicer, [(iii) that portion, if any, of the Class [S] Interest Distribution Amount for such Distribution Date allocated to the Class [A-I] Certificates (as provided in the definition of Class [S] Interest Distribution Amount) in respect of the principal portion of Realized Losses on Group I Loans in the related Prepayment Period, (iv) draws on the Reserve Fund in respect of the principal portion of Realized Losses on Group I Loans (to the extent such Realized Losses exceed the amount paid pursuant to clause (iii)) and (v) any amounts paid in respect of a Collateralization Deficit with respect to Loan Group I pursuant to the Policy].

     On each Distribution Date, the holders of the Class [A-II] Certificates will be entitled to receive the "Class [A-II] Principal Distribution Amount", which is equal to the sum of (i) the portion of the Available Distribution Amount related to Loan Group II that is attributable to scheduled payments of principal of the Mortgage Loans in Loan Group II received by the Trustee, (ii) the portion of the Available Distribution Amount related to Loan Group II that is attributable to unscheduled payments of principal of the Mortgage Loans in the Loan Group II received by the Servicer, [(iii) that portion, if any, of the Class [S] Interest Distribution Amount for such Distribution Date allocated to the Class [A-II] Certificates (as provided in the definition of Class [S] Interest Distribution Amount) in respect of the principal portion of Realized Losses on Group II Loans in the related Prepayment Period, (iv) draws on the Reserve Fund in respect of the principal portion of Realized Losses on Group II Loans (to the extent such Realized Losses exceed the amount paid pursuant to clause (iii)) and (v) any amounts paid in respect of a Collateralization Deficit with respect to Loan Group II pursuant to the Policy].

     [Insured Payments relating to payments of principal are not made in respect of the principal portion of Realized Losses until such time as the principal portion of Realized Losses for a Distribution Date exceeds (i) the Class [S] Interest Distribution Amount for such Distribution Date plus (ii) amounts then on deposit in the Reserve Fund, creating a Collateralization Deficit. A "Collateralization Deficit" with respect to a Distribution Date and a Loan Group is the amount, if any, by which (x) the Certificate Principal Balance of the related class of Class [A] Certificates, after giving effect to all distributions to be made on such Distribution Date, exceeds (y) the aggregate Principal Balance of the Mortgage Loans in such Loan Group as of the close of business on the related Due Date.]

Order of Distributions

     On each Distribution Date, amounts in the Certificate Account will be distributed in the following order of priority:

          (a) [to the Certificate Insurer, the Certificate Insurer Premium Amount (with such amount allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group)];

          (b) to the Trustee, the Trustee Fee [(with such fee allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group)];

          (c) to the Servicer, the Servicing Fee [(with such fee allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group)];

          (d) [to the Certificate Insurer, the aggregate amount of Insured Payments which have not been previously reimbursed to the Certificate Insurer, together with interest thereon (with such amount allocated to the related Loan Group)];

          (e)  concurrently,

                    (i) to the holders of the Class [A-I] Certificates, to the extent of the related Available Distribution Amount, the Class [A-I] Interest Distribution Amount, and any portion of such amount remaining unpaid from any preceding Distribution Date; and

                    (ii) to the holders of the Class [A-II] Certificates, to the extent of the related Available Distribution Amount, the Class [A-II] Interest Distribution Amount, and any portion of such amount remaining unpaid from any preceding Distribution Date;

          (f)  concurrently,

                    (i) to the holders of the Class [A-I] Certificates, to the extent of the related Available Distribution Amount remaining, the Class [A-I] Principal Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

                    (ii) to the holders of the Class [A-II] Certificates, to the extent of the related Available Distribution Amount remaining, the Class [A-II] Principal Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

          (g) [to the holders of the Class [S] Certificates, or to the Reserve Fund to the extent the Required Reserve has not been satisfied, to the extent of the Available Distribution Amount remaining, the Class [S] Interest Distribution Amount in the following order of priority:

               (i) first, to the Reserve Fund, any Reserve Fund Increase Amount; and

               (ii) second, to the holders of the Class [S] Certificates, the remaining portion, if any, of the Class [S] Interest Distribution Amount]; and

          (h) [to the holder of the Class [R] Certificates, the balance, if any, of the Available Distribution Amount].

     Within a class of Certificates, distributions of interest or principal will be made in accordance with the Percentage Interest represented by each Certificate of such class.

Custodial and Certificate Account

     Within two Business Days of receipt by the Servicer, all payments and collections in respect of the Mortgage Loans will be deposited in an account (the "Custodial Account") established and maintained by the Servicer with a depository institution, which may be the Servicer, and in a manner acceptable to the applicable rating agencies [and the Certificate Insurer]. No later than the second Business Day prior to each Distribution Date, the Servicer will remit to an account (the "Certificate Account"), to be maintained by the Trustee, all funds on deposit in the Custodial Account that are required to be distributed on such Distribution Date. Such funds, together with the Advances, if any, required to be deposited in the Certificate Account by the Servicer, will be available to make distributions of interest on, and in reduction of the Certificate Principal Balance of, the Certificates on each Distribution Date[, to make any required payments to the Reserve Fund] and to pay certain other fees and expenses. See "The Agreements--Payments on Mortgage Loans; Accounts" in the Prospectus.

[Reserve Fund

     The Reserve Fund will be a segregated trust account held by the Trustee for the benefit of the Certificate Insurer and the Certificateholders. The required level of the Reserve Fund on a given Distribution Date (the "Required Reserve") may vary. Withdrawals from the Reserve Fund will be allocated between the Loan Groups in proportion to Realized Losses on each Loan Group. The initial Required Reserve and the subsequent determination thereof are as described in the Agreement. The Certificate Insurer may at its sole discretion modify the provisions of the Agreement relating to the Reserve Fund or reduce or eliminate the Required Reserve at any time.

     On any Distribution Date, the excess of the Required Reserve as of such Distribution Date over the amount on deposit in the Reserve Fund as of such Distribution Date is a "Reserve Fund Increase Amount."

     In the event that the Required Reserve is permitted to decrease or "step down" on a future Distribution Date, a portion of amounts on deposit in the Reserve Fund may be withdrawn. As of any Distribution Date, the "Reserve Fund Decrease Amount" is equal to the excess, if any, of the amount on deposit in the Reserve Fund (after taking into account any withdrawals to be made therefrom) on such Distribution Date over the Required Reserve as of such Distribution Date. The Reserve Fund Decrease Amount, on any Distribution Date on which it is, or after taking into account all other distributions to be made on such Distribution Date (including payments from the Reserve Fund in respect of Realized Losses) would be, greater than zero, will be distributed to the holders of the Class [S] Certificates on such Distribution Date.]

Allocation of Realized Losses

     Realized Losses on the Mortgage Loans [in either Loan Group] will be allocated [first to the Class [S] Certificates to the extent of the Class [S] Interest Distribution Amount for the applicable period. In the case of Realized Losses in excess of the Class [S] Interest Distribution Amount for the applicable period in either Loan Group, the Trustee will transfer to the Certificate Account from, and to the extent of, the funds on deposit in the Reserve Fund an amount sufficient to cover such outstanding Realized Losses. Subject to the terms thereof, the Policy requires a payment to the holders of each class of the Class [A] Certificates to the extent that the related Realized Losses result in a Collateralization Deficit or shortfall in the related Class [A] Interest Distribution Amount (to the extent such Realized Losses are not covered by the Class [S] Interest Distribution Amount or amounts on deposit in the Reserve Fund). Notwithstanding the foregoing, if payments are not made as required under the Policy, Realized Losses will be allocated to the related class of Class [A] Certificates.

     In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class [A] Certificates on each applicable Distribution Date, holders of the Class [A] Certificates will have a right to receive distributions of the related Available Distribution Amount that will be prior to the rights of the holders of the Class [S] Certificates to such Available Distribution Amount. In addition, the Reserve Fund, together with the availability of the Class [S] Interest Distribution Amount to cover the interest and principal portion of current Realized Losses on the Mortgage Loans, will also increase the likelihood of distribution of full amounts of interest and principal to the holders of Class [A] Certificates on each Distribution Date.]

     "Realized Loss" means (i) with respect to any Liquidated Loan, the excess of the Principal Balance of each Liquidated Loan immediately prior to liquidation, together with accrued and unpaid interest thereon, over the liquidation proceeds, if any, received in connection with such Liquidated Loan, less liquidation expenses and any unreimbursed Advances made with respect thereto, (ii) with respect to any Mortgage Loan whose related Mortgaged Property has been valued (such valuation, a "Deficient Valuation") at less than the then current Principal Balance of such Mortgage Loan by a court of competent jurisdiction as a result of a proceeding (a "Bankruptcy Proceeding") under the Bankruptcy Code, the excess of the Principal Balance of such Mortgage Loan over the principal amount as reduced in the Deficient Valuation or (iii) with respect to any Mortgage Loan as to which the amount of the scheduled payment has been reduced in a Bankruptcy Proceeding (a "Debt Service Reduction"), the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the Borrower pays each scheduled payment on the applicable Due Date and that no principal prepayments are received with respect to such Mortgage Loan, discounted monthly at the applicable Mortgage Rate.

     "Liquidated Loan" means a Mortgage Loan that has been liquidated through deed in lieu of foreclosure, sale in foreclosure, trustee's sale or other realization as provided by applicable real property law to which the related Mortgage is subject and any security agreements, or with respect to which payment under related hazard insurance and/or from any public governmental authority on account of a taking or condemnation of any such property has been received and as to which, in the best judgment of the Servicer, no further proceeds will be received.

[Certificate Guaranty Insurance Policy

     The following information has been supplied by the Certificate Insurer for inclusion herein.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class [A] Certificates, unless such acceleration is at the sole option of the Certificate Insurer. The Policy does not cover Prepayment Interest Shortfalls or Civil Relief Act Shortfalls.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Certificate Insurer will pay any amounts payable under the Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by ______________________ as the Certificate Insurer's fiscal agent or any successor fiscal agent appointed by the Certificate Insurer (the "Certificate Insurer's Fiscal Agent") of a Notice; provided, that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Certificate Insurer's Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy it shall be deemed not to have been received by the Certificate Insurer's Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Certificate Insurer's Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment.

     The Certificate Insurer's Fiscal Agent is the agent of the Certificate Insurer only and the Certificate Insurer's Fiscal Agent shall in no event be liable to the Owners for any acts of the Certificate Insurer's Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

     As used in this section and in the Policy, the following terms shall have the following meanings:

     "Agreement" means the Pooling and Servicing Agreement, dated as of _____ , 199_, among Chevy Chase, as Seller and Servicer, and the Trustee, as trustee for the Owners, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Certificate Insurer.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Servicer under the Agreement or the Certificate Insurer is located are authorized or obligated by law or executive order to close.

     "Deficiency Amount" means, with respect to each class of the Class [A] Certificates for any Distribution Date, (i) any shortfall in the related Available Distribution Amount to pay the Class [A-I] Interest Distribution Amount or Class [A-II] Interest Distribution Amount, as applicable, and (ii) the related Collateralization Deficit.

     "Insured Payment" means, as of any Distribution Date, any Deficiency
Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "Owner" means each Holder (as defined in the Agreement) of any Class [A] Certificate who, on the applicable Distribution Date, is entitled under the terms of the Class [A] Certificates to payment thereunder.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Policy or service of process on the Certificate Insurer's Fiscal Agent may be made at the address listed below for the Certificate Insurer's Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing.

     The notice address of the Certificate Insurer's Fiscal Agent is ____________________________, Attention: ______________________________________,
or such other address as the Certificate Insurer's Fiscal Agent shall specify in writing to the Trustee.

     The Policy is being issued under and pursuant to and shall be construed under the laws of the State of [New York], without giving effect to the conflict of laws principles thereof.

     [The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.]

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class [A] Certificates.]

Optional Termination

     On any Distribution Date on or after the date on which the aggregate Principal Balance of the Mortgage Loans has been reduced to or below [5]% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the [Servicer] will have the right to purchase, in whole, but not in part, all of the Mortgage Loans and any property acquired in respect of the Mortgage Loans at a purchase price equal to the sum of (a) the greater of (i) the aggregate principal amount of each Mortgage Loan plus, in each case, interest accrued thereon at the sum of the applicable Net Mortgage Rate and the Trustee Fee Rate to the last day of the month of purchase, plus any unreimbursed Advances made with respect to the Mortgage Loans and (ii) the fair market value of the Mortgage Loans as determined by the Servicer; (b) the appraised value of any property acquired in respect of the Mortgage Loans; [and (c) all amounts due to the Certificate Insurer; provided, however, that if such purchase will cause a draw on the Policy, the consent of the Certificate Insurer shall be necessary prior to the exercise of such option]. The proceeds of any such purchase will be treated as a payment of principal and interest on the Mortgage Loans for purposes of distributions to Certificateholders and any such purchase will effect an early retirement of the Certificates and payment to the Certificate Insurer of all amounts due to it. [Any such purchase will be made only in connection with a "Qualified Liquidation" of the REMIC within the meaning of
Section 860F(a)(4)(A) of the Code.]

The Trustee

     ______________________________, a [national banking association], will act as Trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's principal executive offices are located at ________________________________________, Attention: __________________, and its
telephone number is (___) __________.

Voting Rights

     Each Certificate will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Agreement. __% of all voting rights will be allocated to the Class [A] Certificates in proportion to their Certificate Principal Balances. [__% of all voting rights will be allocated to the Class [S] Certificates in proportion to their percentage interests. ___% of all voting rights will be allocated to the Class [R] Certificates.]

Repurchase or Substitution of Mortgage Loans

     On the Closing Date, the Seller will make certain representations and warranties as to the completeness of the mortgage files and the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan, including the Principal Balance of such Mortgage Loan as of the Cut-off Date and the Mortgage Rate of each such Mortgage Loan. In addition, the Seller will represent and warrant that, as of the Cut-off Date, no Mortgage Loan was 30 or more days contractually delinquent. In the event there is a breach of any representation or warranty made by the Seller in the Agreement as to a Mortgage Loan that materially and adversely affects the interest of the Certificateholders [or the Certificate Insurer] in such Mortgage Loan, the Seller will be required either to (i) repurchase the related Mortgage Loan from the Trust or (ii) provided such substitution occurs within two years from the date of delivery of the Certificates, substitute an Eligible Substitute Loan therefor, in each case in the manner described below.

     Any Mortgage Loan required to be repurchased from the Trust by the Seller pursuant to the Agreement as a result of a defect, omission or breach of a representation or warranty (each, a "Defective

Loan") will be repurchased in exchange for the deposit by the Seller of an amount equal to such Mortgage Loan's unpaid principal balance as of the end of the Collection Period immediately preceding the date of repurchase, plus accrued and unpaid interest thereon at the Mortgage Rate less, for so long as Chevy Chase is the Servicer, the Servicing Fee Rate through the end of the Collection Period in which the repurchase occurs (the "Repurchase Deposit Amount"). The Repurchase Deposit Amount will be deposited into the Custodial Account on the Business Day preceding the Determination Date following expiration of the related cure period.

     As to any Eligible Substitute Loan, the Seller will deposit into the Custodial Account the amount, if any, by which the unpaid principal balance of such Eligible Substitute Loan at the end of the Collection Period in which the events giving rise to the related substitution occurred is less than the unpaid principal balance of the related Mortgage Loan being removed from the Trust at the end of such Collection Period (the "Substitution Adjustment Amount"). The Seller will substitute any Eligible Substitute Loan and deposit any such Substitution Adjustment Amount into the Custodial Account on the Business Day preceding the Determination Date in the month following such Collection Period. Upon substitution, each Eligible Substitute Loan will be subject to the terms of the Agreement and the Seller will be deemed to have made, with respect to such Eligible Substitute Loan, as of the date of substitution, the representations and warranties made by the Seller with respect to all other Mortgage Loans in the Trust. Upon receipt by the Trustee of written notification of any such repurchase or substitution, subject to certain conditions set forth in the Agreement, the Trustee will execute and deliver an instrument of transfer or assignment necessary to vest in the Seller legal and beneficial ownership of the repurchased Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Seller to repurchase or replace any such Defective Loan will be the sole remedy against the Seller available to Certificateholders or the Trustee. See "The Agreements--Assignment of Primary Assets--Assignment of Mortgage Loans" in the Prospectus.

     To the extent that Chevy Chase elects to deliver one or more Eligible Substitute Mortgage Loans for a Deleted Mortgage Loan, such Eligible Substitute Mortgage Loan or Loans must, collectively, on the date of substitution: (a) have an outstanding Principal Balance, after the deduction of payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; (b) have a Net Mortgage Rate not lower than the Net Mortgage Rate on the Deleted Mortgage Loan; (c) have a Loan-to-Value Ratio calculated as of such date no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan;
(d) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (e) be of the same or better credit quality classification as that of the Deleted Mortgage Loan; and (f) comply with each representation and warranty with respect to the Mortgage Loans. Upon any such substitution, Chevy Chase will deliver the mortgage file relating to the Eligible Substitute Mortgage Loan to the Trustee and the Trustee will release the Deleted Mortgage Loan (or any property acquired in respect thereof) from the Trust Fund.


                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

     The yields to maturity of each class of the Class [A] Certificates and the aggregate amount of distributions on each class of the Class [A] Certificates will be related, among other things, to the rate and timing of payments of principal on the underlying Mortgage Loans [in the related Loan Group]. The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the Mortgage

Loans or the Mortgaged Properties, including application of insurance proceeds or condemnation awards, or the purchase of the Mortgage Loans by the Servicer under the circumstances described under "Description of the Certificates-- Optional Termination" herein. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the Mortgage Loans.

     All of the Mortgage Loans may be prepaid in whole or in part at any time. Certain of the Mortgage Notes contain terms requiring payment of a penalty by the Borrower in the event the Mortgage Loan is prepaid in full. Prepayments, liquidations and purchases of the Mortgage Loans will result in (a) principal distributions to Certificateholders that otherwise would be distributed over the remaining terms of the Mortgage Loans and (b) the termination of ongoing interest distributions with respect to such Mortgage Loans to the Certificateholders. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgages. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Class [A] Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Class [A] Certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the Mortgage Rates on the Mortgage Loans. The Depositor makes no representation as to the expected rate of prepayments on the Mortgage Loans. See "Description of the Mortgage Loans" herein and "Maturity and Prepayment Considerations" in the Prospectus for additional information about the effect of the rate of prepayments on the yield on and maturity of the Class [A] Certificates.

     [The "Convertible Mortgage Loans" provide that the Borrowers may, during a specified period of time, convert the adjustable interest rate of such Mortgage Loans to a fixed interest rate. The Seller is not aware of any publicly available statistics that set forth principal prepayment, conversion experience or conversion forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to adjustable-rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the adjustable-rate Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant, because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage borrowers to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature also may be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. Such a rising interest rate environment also may result in an increase in the rate of defaults on the Mortgage Loans. If any Borrower chooses to convert its Convertible Mortgage Loan to a fixed interest rate, and the Seller does not elect to purchase such Mortgage Loan, the related Loan Group will then include fixed-rate Mortgage Loans, which will have the effect of limiting the extent to which the Class [A-I] Interest Distribution Amount or Class [A-II] Interest Distribution Amount, as applicable, can increase or decrease in accordance with changes in the Indexes and, accordingly, may affect the yield to the Class [A-I] or Class [A-II] Certificateholders, as applicable.]

     [Temporary Buy-Down Loans provide for escalating or variable payments by the related borrower. Such mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make monthly payments in later years as scheduled payments become larger. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of mortgage loans also may be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable compensating factors. Furthermore, temporary Buy-Down Loans in the Mortgage Pool may experience a rate of principal prepayments different from the principal prepayment rate for conventional fixed-rate mortgage loans or from other adjustable-rate mortgage loans having different characteristics.]

     [The yield to investors on each class of the Class [A] Certificates will be sensitive to fluctuations in the Index applicable to each Mortgage Loan in the related Loan Group and may be adversely affected by the application of the Maximum Mortgage Rates on the Mortgage Loans. The prepayment of Mortgage Loans with higher Mortgage Rates and the existence of any Convertible Mortgage Loans which have been converted into fixed interest rate mortgage loans, may result in lower Class [A-I] Interest Distribution Amounts or Class [A-II] Interest Distribution Amounts, as applicable, with respect to subsequent Distribution Dates. Investors in the Class [A] Certificates also should be aware that although the Mortgage Rates on the Mortgage Loans will adjust periodically, such increases and decreases will be limited by the applicable Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates thereon. In addition, the initial Mortgage Rates borne by the Mortgage Loans may be lower than the rate that would result based on the sum of the current applicable Index and the Note Margin. In addition, the Mortgage Rates on the Mortgage Loans will be based on the related Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Note Margin (which may be different from the prevailing margins on other mortgage loans). As a result of these factors, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate mortgage loans and the rate of prepayment may be lower or higher than would otherwise be anticipated.]

     Investors in the Class [A] Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of principal distributions on the Class [A] Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in Class [A] Certificates may choose to reinvest amounts received as principal distributions on such Class [A] Certificates may be lower than the interest rate borne by such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal distributions on the Class [A] Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the Class [A] Certificates for reinvestment at such high prevailing interest rates may be relatively low.

     All of the Mortgage Loans will contain "due-on-sale" clauses. The sale of Mortgaged Properties encumbered by non-assumable Mortgage Loans will result in the prepayment of such Mortgage Loans and a corresponding decrease in the weighted average life of the applicable class of Class [A] Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

     The assumed final Distribution Date for the Class [A-I] Certificates and Class [A-II] Certificates is ________, ____, which is the Distribution Date occurring in the 12th month following the month in which the latest stated maturity of any Mortgage Loan in the Mortgage Pool.

     No event of default, change in the priorities for distribution among the classes or other provision under the Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any Class [A] Certificates on or before its assumed final Distribution Date.

Modeling Assumptions

     For purposes of preparing the table below, indicating the percentage of initial Certificate Principal Balance outstanding and the weighted average life of the Class [A] Certificates under certain prepayment scenarios, the following assumptions, among others, (the "Modeling Assumptions") have been made:

          [(a) the Mortgage Loans consist of ____ groups with the following characteristics:



                             Weighted    Weighted      Weighted               Weighted
                             Average    Average Net    Average                 Average         Rate       Payment    Weighted
 Loan       Cut-off Date     Mortgage    Mortgage      Gross                  Remaining     Adjustment   Adjustment  Mortgage
 Group        Balance          Rate        Rate        Margin       Index       Term        Frequency    Frequency     Rate
-------    --------------   ----------  -----------   ----------   -------   -----------   ------------ ----------- ----------






Total


 Mortgage Rate       Periodic
  Adjustment         Mortgage
     Date            Rate Cap
---------------     ----------
                             %
                             %
                             %
                             %
                             %
                             %

          (b) there are no repurchases of the Mortgage Loans;

          (c) the Certificates will be purchased on _____ __, 199_;

          (d) distributions on the Certificates will be made on the [25th] day of each month (or, if such day is not a Business Day, on the following Business Day), commencing in _____, 199_;

          (e) no Mortgage Loan is delinquent and there are no Realized Losses while the Certificates are outstanding;

          (f) there are no Prepayment Interest Shortfalls or shortfalls of interest with respect to the Mortgage Loans;

          (g) throughout the life of the Mortgage Loans, the One-Year Index is equal to ____%, the Three-Year Index is equal to ____% and the Five-Year Index is equal to ____%; and

          (h) there is no optional termination of the Trust Fund by the Servicer.]

     The Modeling Assumptions have been based on the weighted average characteristics or aggregate characteristics, as applicable, of the Mortgage Loans. The actual characteristics of many of the Mortgage Loans may vary significantly from the Modeling Assumptions.

     The prepayment model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of Mortgage Loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume CPR of __% or any other CPR percentage is to assume that the stated percentage (in this example __%) of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentage of initial Certificate Principal Balance outstanding over time and the weighted average life of the Class [A] Certificates.

Percent of Initial Certificate Principal Balance Outstanding of the Class [A-I]
                                  Certificates
                      at the Indicated Percentages of CPR
                                ------------------------------------------------
Distribution Date                      %        %        %        %        %
-----------------               ------------------------------------------------

Initial Percentage...............  100.00   100.00   100.00   100.00   100.00



























Weighted Average Life (years)**...................

---------------
*    Indicates a number greater than zero but less than 0.50%.
** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of Certificate Principal Balance described in (i) above.

     This table has been prepared based on the assumptions described in the fourth paragraph preceding this table (including the assumptions regarding the characters and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction herewith.

Percent of Initial Certificate Principal Balance Outstanding of the Class [A-II]
                                  Certificates
                      at the Indicated Percentages of CPR

                                ------------------------------------------------
Distribution Date                      %        %        %        %        %
-----------------               ------------------------------------------------

Initial Percentage...............  100.00   100.00   100.00   100.00   100.00





















Weighted Average Life (years)**..................

-------------------
*    Indicates a number greater than zero but less than 0.50%.

** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of Certificate Principal Balance described in (i) above.

     This table has been prepared based on the assumptions described in the fourth paragraph preceding this table (including the assumptions regarding the characters and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction herewith.

                          THE SELLER AND THE SERVICER

Certain Financial Information With Respect to the Seller

     Based on [unaudited] results, at ________ __, 199_, Chevy Chase had consolidated assets of approximately $___ billion, deposits of approximately $___ billion and stockholders' equity of approximately $_____ million. As a savings bank chartered under the laws of the United States, the Seller is subject to certain minimum regulatory capital requirements imposed under FIRREA. At __________ __, 199_, the Seller's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were ____%, ____%, ____% and _____%, respectively. As of such date, the Seller's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

Delinquency and Foreclosure Experience

     As of ________ __, 199_, the Servicer provided servicing for approximately $_____ million aggregate principal amount of residential mortgage loans. The Mortgage Loans are being serviced in Laurel, Maryland.

     The following table sets forth the delinquency and foreclosure experience by aggregate principal balance of the residential mortgage loans funded and serviced by Chevy Chase, as a percentage of all such mortgage loans, as of the dates indicated.

                     Chevy Chase Residential Loan Portfolio
                     Delinquency and Foreclosure Experience
                             (Dollars in Thousands)

                                                    As of                                As of
                                     -----------------------------------------       -----------------
                                     199         199         199         199         199         199
                                     -----       -----       -----       -----       -----       -----
Total Portfolio /(1)/
30-59 Days Past Due /(2)/
60-89 Days Past Due /(2)/
90 or more Days Past Due /(2)/
Total Delinquencies as a                  %           %           %           %            %          %
    Percentage of Total Portfolio
Foreclosures Pending /(3)/

     -----------------------------------------
     (1) Excluding Real Estate Owned.
     (2) Contractually past due.
     (3) Are included in the appropriate delinquency bucket.


     There can be no assurance that delinquency and foreclosure experience on the Mortgage Loans will be similar to that set forth above. The information should not be considered to reflect the credit quality of the Mortgage Loans included in the Mortgage Pool, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the residential mortgage loans in Chevy Chase's servicing portfolio. The Mortgage Loans may have characteristics which distinguish them from the majority of the loans in Chevy Chase's servicing portfolio.

                                   SERVICING

Servicing Compensation and Payment of Expenses

     The Servicer will be entitled to receive each month a Servicing Fee equal to one-twelfth of _____% per annum on the Principal Balance of each Mortgage Loan. The Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Custodial Account and the Certificate Account, all default charges and all prepayment, late payment and assumption fees and certain other fees payable by a Borrower pursuant to the related Mortgage Note.

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein and in the Prospectus), including all fees and expenses payable to any Servicer and the various expenses discussed in the Prospectus. See "The Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

Advances

     On each Distribution Date, the Servicer will be obligated to advance (each, an "Advance") any scheduled payments of principal and interest (net of the related Servicing Fee) that are delinquent as of the close of business on the preceding Determination Date at any time prior to the commencement of foreclosure proceedings with respect to such Mortgage Loan, but only if the Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including insurance proceeds and liquidation proceeds net of liquidation expenses) in respect of the affected Mortgage Loan. Advances will be reimbursable from recoveries on the affected Mortgage Loan and, to the extent the Servicer determines that Advances will not be ultimately recoverable from related recoveries, from any funds on deposit in the Custodial Account and the Certificate Account. The Servicer will also be obligated to advance certain taxes and insurance premiums not paid by Borrowers on a timely basis, but only to the extent deemed recoverable from the related Mortgage Loans. The Servicer's right of reimbursement out of such recoveries will be prior to the rights of the Class [A] Certificateholders to receive any amounts recovered with respect to such Mortgage Loans. See "Description of the Certificates--Advances" in the Prospectus.


                            [THE CERTIFICATE INSURER

     The following information has been supplied by __________________________ (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

     The Certificate Insurer is domiciled in the State of __________ and licensed to do business in and subject to regulation under the laws of [all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam]. ____________________ has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 199_ and December 31, 199_ and for the three years ended December 31, 199_, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Certificate Insurer for the year ended December 31, 199_ and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 199_ and for the periods ending September 30, 199_ and September 30, 199_ included in the Quarterly Report on Form 10-Q of the Certificate Insurer for the period ending September 30, 199_ are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by the Certificate Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchanges Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class [A] Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP").


                                        SAP
                       --------------------------------------
                                  , 199                , 199
                       -----------------   ------------------
                           (Audited)          (Unaudited)
                                   (in millions)
Admitted Assets......  $                   $
Liabilities..........
Capital and Surplus..


                                         GAAP
                        --------------------------------------
                                   , 199                , 199
                        -----------------   ------------------
                            (Audited)          (Unaudited)
                                    (in millions)
Assets................  $                   $
Liabilities...........
Shareholder's Equity..


     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is ______________________________________. The
telephone number of the Certificate Insurer is (___) ________.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth under the headings "Description of the Certificates-Certificate Guaranty Insurance Policy" and "The Certificate Insurer." Additionally, the Certificate Insurer makes no representation regarding the Class [A] Certificates or the advisability of investing in the Class [A] Certificates.

     [Moody's Investors Service, Inc.] rates the claims paying ability of the Certificate Insurer "___."

     [Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Certificate Insurer "___."

     [Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.)] rates the claims paying ability of the Certificate Insurer "___."

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class [A] Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class [A] Certificates. The Certificate Insurer does not guaranty the market price of the Class [A] Certificates nor does it guaranty that the ratings on the Class [A] Certificates will not be revised or withdrawn.]


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     [A REMIC election will be made with respect to certain assets in the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, __________________________________, counsel to the Seller, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, certain assets in the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Code.

     For federal income tax purposes, (i) the Class [A-I], Class [A-II] [and Class [S] Certificates] will be the "regular interests" in, and generally will be treated as debt obligations of, the REMIC and (ii) the [Class [R]] Certificates will be the sole class of "residual interests" in the REMIC.

     For federal income tax reporting purposes, the Class [A] Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to __% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax

Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class [A] Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Class [A] Certificates. In the absence of other authority, the Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class [A] Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class [A] Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Servicer believes that, if the Class [A] Certificates were determined to have been issued with original issue discount, a reasonable application of the principles of the OID Regulations to the Class [A] Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable Index will remain constant for purposes of determining the original yield to maturity of each such class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable Index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of a Class [A] Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Servicer in preparing reports to the Certificateholders and the IRS.

     The Class [A] Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class [A] Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class [A] Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class [A] Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Class [A] Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Servicer to repurchase such Class [A] Certificates may adversely affect any REMIC that holds such Class [A] Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" herein and "Certain Federal

Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

New Withholding Regulations

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described in the Prospectus. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     For further information regarding federal income tax consequences of investing in the Class [A] Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Class [A] Certificates, see "Certain Federal Income Tax Consequences--REMIC Trust Funds" in the Prospectus.]


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), any insurance company (whether through its general or separate accounts) or any other person investing Plan Assets of any Plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the Prospectus should carefully review with its legal advisers whether the purchase or holding of Class [A] Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class [A] Certificates by or on behalf of, or with Plan Assets of, a Plan may qualify for exemptive relief under the Underwriter's Exemption, as described under the "ERISA Considerations-- Underwriter's Exemptions" in the Prospectus. However, the Underwriter's Exemption contains a number of conditions which must be met for the Underwriter's Exemption to apply, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Insurance companies contemplating the investment of general account assets in the Class [A] Certificates should consult with their legal advisors with respect to the availability of exemptive relief under the Underwriter's Exemption and Sections I and III of PTCE 95-60 and the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the Prospectus. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof.

     Because the exemptive relief afforded by the Underwriter's Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Class [S] Certificates (due to the subordinate nature thereof) or the Residual Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using "Plan Assets" to effect such acquisition will not be registered by the Trustee unless the transferee provides the Seller, the Trustee and the Servicer with an opinion of counsel satisfactory to the Seller, the Trustee and the Servicer, which opinion will not be at the expense of the Seller, the Trustee or the Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Seller, the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of the Class [S] Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Seller, the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase the Class [S] Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60), and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Class [A] Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.



                                USE OF PROCEEDS

     [The net proceeds to be received from the sale of the Certificates will be paid to the Seller and the Seller will use such proceeds for its general corporate purposes.]


                              PLAN OF DISTRIBUTION

     [The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with ______________________________________, as underwriter (the "Underwriter"). The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Class [A] Certificates if any are purchased.

     The Underwriter has advised the Depositor that it proposes to offer the Class [A] Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Class [A] Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of the Class [A] Certificates for whom the Underwriter may act as agent.

     The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class [A] Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class [A] Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriter may be required to make in respect thereof.]


                                   [EXPERTS

     The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 199_ and 199_ and for each of the three years in the period ended December 31, 199_ incorporated by reference into this Prospectus Supplement have been audited by ________________________, independent accountants, as set forth in their report thereon, incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The legality of the Class [A] Certificates and the material federal income tax consequences of the Class [A] Certificates will be passed upon for the Seller by __________________________________. The legality of the Class [A]
Certificates will be passed upon for the Underwriter by ____________________.


                                    RATINGS

     It is a condition to the issuance of the Class [A] Certificates that they be rated "___" by ___ and "___" by _______. Such ratings are based on [the claims paying ability of the Certificate Insurer}. The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled. Such rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Ratings on mortgage pass-through certificates do not represent an assessment of the likelihood that principal prepayments will be made by borrowers or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organizations. Each security rating should be evaluated independently of any other security rating. In addition, a security rating does not address the frequency of prepayments of Mortgage Loans or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations."

                                INDEX OF TERMS

Advance....................................................................S-54
Agreement.......................................................S-4, S-19, S-43
Available Distribution Amount.........................................S-5, S-38
Bankruptcy Proceeding......................................................S-42
Beneficial Owner...........................................................S-36
Book-Entry Certificates....................................................S-35
Business Day....................................................S-5, S-35, S-44
Cede.......................................................................S-36
Certificate Account........................................................S-41
Certificate Insurer...................................................S-2, S-54
Certificate Insurer Premium Amount.........................................S-38
Certificate Insurer's Fiscal Agent.........................................S-43
Certificate Principal Balance..............................................S-35
Certificateholder..........................................................S-36
Certificateholders..........................................................S-1
Certificates..........................................................S-1, S-35
Chevy Chase............................................................S-1, S-4
Civil Relief Act...........................................................S-14
Civil Relief Act Shortfall.................................................S-14
Class [A-II] Interest Distribution Amount.............................S-7, S-39
Class [A-II] Principal Distribution Amount.................................S-39
Class [A-I] Interest Distribution Amount..............................S-6, S-38
Class [A-I] Principal Distribution Amount..................................S-39
Class [A] Certificates................................................S-1, S-35
Class [S] Interest Distribution Amount.....................................S-39
Collateralization Deficit.............................................S-8, S-40
Commission..................................................................S-3
Convertible Mortgage Loans...........................................S-34, S-47
CPR........................................................................S-50
Custodial Account..........................................................S-41
Debt Service Reduction.....................................................S-42
Defective Loan.............................................................S-45
Deficiency Amount..........................................................S-44
Deficient Valuation........................................................S-42
Definitive Certificate...............................................S-14, S-36
Determination Date....................................................S-6, S-38
Distribution Date..........................................................S-35
DTC.........................................................................S-1
Due Date..............................................................S-6, S-38
Due Period............................................................S-6, S-38
ERISA......................................................................S-15
Exchange Act................................................................S-3
FDIA.......................................................................S-19
FDIC.......................................................................S-19
Financial Intermediary.....................................................S-36
FIRREA.....................................................................S-19
Five-Year Index................................................S-10, S-21, S-32
Five/Five Group II Loans.............................................S-10, S-21

Five/One Group II Loans..............................................S-10, S-21
GAAP.......................................................................S-55
Group I Certificate Rate..............................................S-6, S-38
Group I Loans...............................................................S-1
Group II Certificate Rate.............................................S-7, S-39
Group II Loans..............................................................S-1
Index................................................................S-10, S-32
Initial Certificate Principal Balance......................................S-35
Insured Payment.......................................................S-8, S-44
IRS........................................................................S-57
Lender-Paid MI Loan........................................................S-20
Liquidated Loan............................................................S-42
Loan Group..................................................................S-1
Loan Group I................................................................S-1
Loan Group II...............................................................S-1
Loan-to-Value Ratio...................................................S-9, S-20
Maximum Mortgage Rate......................................................S-21
Maximum Net Mortgage Rate..................................................S-34
Minimum Mortgage Rate......................................................S-21
Minimum Net Mortgage Rate..................................................S-34
Modeling Assumptions.......................................................S-49
Mortgage Cut-off Date.......................................................S-5
Mortgage Loans.........................................................S-1, S-5
Mortgage Pool...............................................................S-1
Net Mortgage Rate..........................................................S-34
New Regulations............................................................S-58
Note Margin.....................................................S-9, S-20, S-32
Notice.....................................................................S-44
OID Regulations............................................................S-57
One-Year Index..................................................S-9, S-20, S-32
One/One Group I Loans................................................S-10, S-21
Original Pool Balance.......................................................S-5
Owner......................................................................S-44
Periodic Rate Cap..........................................................S-20
Plan.......................................................................S-58
Policy......................................................................S-2
Prepayment Interest Shortfall..............................................S-14
Prepayment Period.....................................................S-6, S-38
Principal Balance..........................................................S-38
PTCE.......................................................................S-59
Qualified Liquidation......................................................S-45
Realized Loss..............................................................S-42
Record Date................................................................S-35
REMIC.......................................................................S-2
Repurchase Deposit Amount..................................................S-46
Required Reserve...........................................................S-41
Reserve Fund...............................................................S-11
Reserve Fund Decrease Amount...............................................S-42
Reserve Fund Increase Amount...............................................S-41
Residual Certificates......................................................S-35

Rules......................................................................S-36
SAP........................................................................S-55
Seller.................................................................S-1, S-4
Senior Certificates.........................................................S-4
Servicer..............................................................S-4, S-19
Servicing Fee..............................................................S-13
Servicing Fee Rate...................................................S-13, S-34
Seven/One Group II Loans.............................................S-10, S-21
SMMEA......................................................................S-15
Subordinated Certificates...................................................S-5
Substitution Adjustment Amount.............................................S-46
Three-Year Index...............................................S-10, S-20, S-32
Three/One Group I Loans..............................................S-10, S-21
Three/Three Group II Loans...........................................S-10, S-21
Trust.......................................................................S-4
Trust Fund.............................................................S-1, S-5
Trustee....................................................................S-19
Trustee Fee................................................................S-13
Trustee Fee Rate.....................................................S-13, S-34
Underwriter...........................................................S-1, S-59
Underwriting Agreement.....................................................S-59

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+  Information contained herein is subject to completion or amendment. A       +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor +
+ may offers to buy be accepted without the delivery of a final prospectus + + supplement and accompanying prospectus. This prospectus shall not constitute+ + an offer to sell or the solicitation of an offer to buy nor shall there be + + any sale of these securities in any State in which such offer, solicitation + + or sale would be unlawful prior to registration or qualification under the +
+  securities laws of any such State.                                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

SUBJECT TO COMPLETION
PROSPECTUS

                             Mortgage Loan Trusts

                      Mortgage Pass-Through Certificates
                             (Issuable in Series)

                          ---------------------------

                           Chevy Chase Bank, F.S.B.
                             (Seller and Servicer)

                          ---------------------------

     The Mortgage Pass-Through Certificates (the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Certificates will include one or more separate classes (each, a "Class") that represent interests in specified percentages of principal and/or interest with respect to the assets in the related Mortgage Pool (as defined herein), as more fully set forth herein, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement

                                                  (cover continued on next page)

     CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED
         TRUST FUND  ONLY AND ARE NOT GUARANTEED BY  ANY GOVERNMENTAL
          AGENCY  OR BY THE  SELLER, THE TRUSTEE, THE SERVICER  OR BY
           ANY OF THEIR RESPECTIVE  AFFILIATES OR,  UNLESS OTHERWISE
           SPECIFIED IN THE  RELATED PROSPECTUS SUPPLEMENT,  BY ANY
            OTHER PERSON OR ENTITY.  THE SELLER'S ONLY OBLIGATIONS
              WITH RESPECT  TO ANY SERIES OF  SECURITIES WILL BE
                   PURSUANT TO  CERTAIN  REPRESENTATIONS AND
                     WARRANTIES  SET  FORTH IN THE RELATED
                      AGREEMENT AS DESCRIBED HEREIN OR IN
                      THE RELATED PROSPECTUS SUPPLEMENT.

                              --------------------

     See "RISK FACTORS" beginning on page __ for certain factors to be considered in purchasing the Certificates.

                              --------------------

        THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS  PROSPECTUS OR THE
                 PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

              The date of this Prospectus is __________ __, 1998.

(continued from previous page)

in one of a number of trusts (each, a "Trust Fund"), each to be created by Chevy Chase Bank, F.S.B. (the "Seller") from time to time. Each Trust Fund will consist of (a) Primary Assets, which may include one or more pools (each, a "Mortgage Pool") of (i) one- to four-family residential mortgage loans, loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, loans secured by unimproved land, mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating organization or agencies rating the related Series of Certificates (collectively, the "Rating Agency") for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (ii) certain conventional mortgage pass-through certificates (the "Mortgage Certificates") and related property, (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cut-off Date") net, if and as provided in the related Prospectus Supplement, of certain amounts payable to Chevy Chase Bank, F.S.B., as servicer (the "Servicer") of the Mortgage Loans, (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by the Federal Housing Administration (the "FHA"), or mortgage loans partially guaranteed by the Veterans Administration (the "VA"), or any combination of the foregoing, bearing fixed or variable rates of interest. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Mortgage Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Certificates will not exceed 25% of the aggregate principal amount of such Series of Certificates.

     If so specified in the related Prospectus Supplement, the rights of the holders of the Certificates of one or more Classes of a Series to receive distributions with respect to the related Mortgage Pool may be subordinated to such rights of the holders of the Certificates of one or more other Classes of such Series to the extent described herein and in such Prospectus Supplement. As provided in the applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes may be on a sequential or a pro rata basis. The Prospectus Supplement with respect to each Series also will set forth specific information relating to the Trust Fund with respect to the Series in respect of which the Prospectus is being delivered, together with specific information regarding the Certificates of such Series. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Mortgage Loan Groups, and each Class of the related Series will evidence beneficial ownership of the corresponding Mortgage Loan Group, as applicable.

     The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Mortgage Loans or the Underlying Loans relating to any Mortgage Certificates, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Certificates of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Certificates may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Federal Income Tax Considerations."

     There currently is no secondary market for the Certificates. No assurance can be given that any such market will develop or, if it does develop, that it will continue.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered hereunder will, among other things, set forth with respect to such Series of Certificates: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Certificates; (ii) certain information concerning the Primary Assets; (iii) the terms of any Enhancement (as defined herein) with respect to such Series; (iv) the terms of any insurance relating to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date (as defined herein) of each Class of such Certificates; (vii) the method to be used to calculate the amount of interest and principal required to be applied to the Certificates of each Class of such Series on each Distribution Date, the timing of the application of interest and principal and the order of priority of the application of such interest and principal to the respective Classes and the allocation of interest and principal to be so applied; (viii) the amount, if any, deposited in the Pre-Funding Account (as defined herein) available to purchase additional Mortgage Loans, the length of the Pre-Funding Period (as defined herein) and the criteria for determining which additional Mortgage Loans may become part of the Trust Fund; (ix) additional information with respect to the plan of distribution of such Certificates; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                         REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Certificates are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Certificates, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Certificates will not be considered "Holders" under the Agreement and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "The Agreements--Reports to Certificateholders."

                            ADDITIONAL INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site at "http://www.sec.gov" that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Seller intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.


     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Seller on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Seller at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815.

                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of Certificates of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "Glossary of Terms."

Securities Offered......... Mortgage Pass-Through Certificates (the
                            "Certificates"), issuable in series (each, a "Series"). Certificates are issuable from time to time in one or more classes (each, a "Class") pursuant to a Pooling and Servicing Agreement (an "Agreement"). One or more of such Classes of a Series may be subordinated to one or more other Classes of such Series, as specified in the related Prospectus Supplement (any such Class to which another Class is subordinated being hereinafter referred to as a "Senior Class" and any such subordinated Class being hereinafter referred to as a "Subordinated Class"). One or more of such Classes of Certificates of a Series (the "Residual Certificates") may evidence a residual interest in the related Trust Fund (as defined herein). Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in a Mortgage Loan Group specified in the related Prospectus Supplement. Each Series of Certificates will consist of one or more Classes, one or more of which may be Classes of Compound Interest Certificates, Planned Amortization Class ("PAC") Certificates, Variable Interest Certificates, Zero Coupon Certificates, Principal Only Certificates, Interest Only Certificates or Participating Certificates. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution Dates and interest rates. The Certificates of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain Classes of such Certificates offered thereby may be available in book-entry form only.

Seller and Servicer........ Chevy Chase Bank, F.S.B. ("Chevy Chase"), a
                            federally chartered stock savings bank, with its principal executive offices located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and a telephone number of (301) 986-7000. See "The Seller."

Interest Payments.......... Interest will be distributed on the days specified in the Prospectus Supplement with respect to a Series, or if any such day is not a business day, the next succeeding business day (the "Distribution Date"), at the rate or pursuant to the method of determining such rate, specified in the related

                            Prospectus Supplement for each Class within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. The interest rate on Certificates of a Series may be variable or change with changes in the rates of interest on the related Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, and/or as prepayments occur with respect to such Mortgage Loans or Underlying Loans, as applicable. Interest Only Certificates may be assigned a "Notional Amount" set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Certificates may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See "Yield Considerations" and "Description of the Certificates--Payments of Interest."

Principal Payments......... All payments of principal of a Series of
                            Certificates will be made in an aggregate amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Certificates of any such Class, all as specified in the related Prospectus Supplement. See "Description of the Certificates --Payments of Principal."

Final Scheduled
 Distribution Date of
 the Certificates.......... The Prospectus Supplement for a Series may specify a
                            Final Scheduled Distribution Date with respect to each related Class of Certificates, which is the date after which no Certificates of such Class are expected to remain outstanding, calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                            The actual final Distribution Date of the Certificates of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Certificate is likely to occur earlier and may occur substantially earlier or, with respect to a Class of Certificates, may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates and as a result of defaults on the Primary Assets. The rate of payments on the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Risk Factors--Yield May Vary" and "Description of the Certificates--Weighted Average Life of the Certificates."

Optional Termination....... One or more Classes of Certificates of any Series may be repurchased in whole or in part, at the option of the Seller, the Servicer or, if so specified in the related Prospectus Supplement, the Holder of a specified percentage interest in a Residual Certificate, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Certificates, the Seller, the Servicer or the Holder of a specified percentage interest in a Residual Certificate or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate Certificate Principal Balance of the Certificates of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. In the event that the Seller elects to treat the related Trust Fund as a REMIC, any such repurchase will be effected only in compliance with the requirements of Section 860F(a)(4) of the Code, so as to constitute a "qualified liquidation" thereunder. See "Description of the Certificates-- Optional Purchase or Termination."

                            In addition, the Prospectus Supplement may provide other circumstances under which Holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were based solely on the payments of the related Primary Assets.

The Trust Fund............. The Trust Fund for a Series of Certificates will consist of one or more of the assets below, as described in more detail in the related Prospectus Supplement.

   A.  Primary Assets...... The Primary Assets for a Series may consist, in whole or in part, of any combination of the following assets, to the extent and as specified in the related Prospectus Supplement: (a) one or more mortgage pools (each, a "Mortgage Pool") containing
                            (i) conventional one- to four-family residential mortgage loans, (ii) loans (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (a "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling") (the conventional mortgage loans and the Cooperative Mortgage Loans collectively are referred to herein as the "Mortgage Loans"), (iii) loans secured by unimproved land,
                            (iv) mortgage participation certificates evidencing participation interests in mortgage loans (the "Mortgage Certificates") that are acceptable to the nationally recognized rating agency or agencies identified in the related Prospectus Supplement (collectively, the "Rating Agency") rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency, (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cut-off Date") net, if and as provided in the related Prospectus Supplement, of certain amounts payable to Chevy Chase Bank, F.S.B., as servicer (the "Servicer") of the Mortgage Loans and (c) reserve funds, letters of credit, surety bonds, insurance policies or other forms of Enhancement as described herein and in the related Prospectus Supplement.

     (1)  Mortgage Loans... The Mortgage Loans will be originated or acquired by the Seller in the ordinary course of its business. Unless otherwise specified in the applicable Prospectus Supplement, the original principal amount of each Mortgage Loan in a Mortgage Pool will not be more than 95% (such ratio, the "Loan-to-Value Ratio") of the value of the property securing such Mortgage Loan (the "Mortgaged Property"), based on an appraisal of the Mortgaged Property considered acceptable to the originator of such Mortgage Loan or the sales price, whichever is less (the "Original Value"). If so specified in the related Prospectus Supplement, a Mortgage Pool may include Mortgage Loans originated pursuant to Chevy Chase's CD Pledge Program (such Mortgage Loans, the "CD Pledge Loans"). Under Chevy Chase's CD Pledge Program, a borrower may, subject to certain underwriting criteria, obtain a Mortgage Loan with a Loan-to-Value Ratio of up to 100% by pledging to Chevy Chase certain collateral (the "CD Collateral") as security for such borrower's obligation under such Mortgage Loan in lieu of the cash downpayment otherwise payable. With respect to each such Mortgage Loan, the CD Collateral includes, without limitation, the related pledge and guaranty agreement, the related certificate of deposit and all right, title and interest in and to the related certificate of deposit account established by the borrower at Chevy Chase, and all proceeds thereof. Unless otherwise specified in the applicable Prospectus Supplement, any Mortgage Loan having an original principal amount exceeding 80% of the Original Value will be covered by a policy of private mortgage insurance until the outstanding principal amount is reduced as set forth in the related Prospectus Supplement as a result of principal payments by the borrower or otherwise. If so specified in the related Prospectus Supplement, a Mortgage Pool may include certain Mortgage Loans ("Lender-Paid MI Loans") with original Loan-to-Value Ratios greater than 80%. The interest rates payable by the related borrowers on such Lender-Paid MI Loans are increased relative to the interest rates otherwise applicable for so long as the Loan-to-Value Ratio exceeds 80%, with the proceeds of such increases used by the Seller to purchase mortgage insurance on such Mortgage Loans. The Servicing Fee on a Lender-Paid MI Loan is increased by the amount of the additional interest rate thereon attributable to the payment of primary mortgage insurance premium by the Servicer so long as the related Loan-to-Value Ratio exceeds 80%; hence, the Net Mortgage Rate for a Lender-Paid MI Loan will be reduced by the amount of such additional interest rate during such period.

                            Unless otherwise specified in the applicable
                            Prospectus Supplement, the principal balance at origination of each Mortgage Loan will not exceed $1,500,000. The Mortgage Loans in a Mortgage Pool will all have original maturities of five to forty years, unless otherwise specified in the applicable Prospectus Supplement. Mortgage Pools may be formed from time to time in varying sizes.

                            The Mortgage Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.

                            As specified in the related Prospectus Supplement, the Mortgage Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on such Mortgaged Property as described in the related Prospectus Supplement.

                            The related Prospectus Supplement will describe certain characteristics of the Mortgage Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Mortgage Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Mortgage Rate on the Mortgage Loans and, in the case of ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans; (c) the range and the average outstanding principal balance of the Mortgage Loans; (d) the range and weighted average original and remaining term to stated maturity of the Mortgage Loans; (e) the range and weighted average of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Mortgage Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (g) any Enhancement relating to the Mortgage Loans; (h) the geographic distribution of any Mortgaged Properties securing the Mortgage Loans;
                            (i) the use and type of each Mortgaged Property securing a Mortgage Loan; (j) the lien priority of the Mortgage Loans and (k) the year of origination of the Mortgage Loans.

  (2)  Mortgage
       Certificates........ Primary Assets for a Series may consist, in whole or in part, of Mortgage Certificates which include (a) pass-through certificates representing beneficial interests in mortgage loans of the type that would otherwise be eligible to be Mortgage Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations previously will have been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of three years has
                                     --------
                            elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Mortgage Certificates themselves will not be so insured or guaranteed. See "The Trust Funds-- Mortgage Certificates." Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, payments on the Mortgage Certificates will be distributed directly to the Trustee as registered owner of such Mortgage Certificates.

                            The related Prospectus Supplement for a Series will specify, to the extent relevant and to the extent such information is reasonably available to the Seller and the Seller reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Mortgage Certificates to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination,
                            (E) the lien priority of such Underlying Loans and
                            (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Mortgage Certificates; (iv) the weighted average term-to-stated maturity of the Mortgage Certificates; (v) the pass-through or certificate rate or ranges thereof for the Mortgage Certificates; (vi) the sponsor or depositor of the Mortgage Certificates (the "MC Sponsor"), the servicer of the Mortgage Certificates (the "MC Servicer"), and the trustee of the Mortgage Certificates (the "MC Trustee"); (vii) certain characteristics of Enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Underlying Loans, or to such Mortgage Certificates themselves;
                            (viii) the terms on which the Underlying Loans may, or are required to, be repurchased prior to stated maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the MC Trustee. Such disclosure may be on an approximate basis as described above, and will be as of the date specified in the related Prospectus Supplement. See "The Trust Funds--Mortgage Certificates--Additional Information."

  B. Collection,
     Certificate and
     Distribution Accounts  Unless otherwise provided in the related
                            Prospectus Supplement, all payments on or with respect to the Primary

                            Assets for a Series will be remitted by the Servicer within the period specified in the related Prospectus Supplement directly to an account (the "Collection Account" or the "Certificate Account") to be established for such series. Unless otherwise provided in the related Prospectus Supplement, the Trustee will be required to apply a portion of the amount in the Collection Account or the Certificate Account to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into one or more separate accounts (each, a "Distribution Account") to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such Distribution Account (or, if there is no Distribution Account, amounts remaining in the Certificate Account) will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Certificates (or such Class or Classes specified in the related Prospectus Supplement) on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Certificates and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account or the Certificate Account as described above, any funds remaining in such Accounts may be paid over to the Servicer, the Seller, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the time established in the related Prospectus Supplement.

   C.  Pre-Funding and
        Capitalized
        Interest Accounts.. If specified in the related Prospectus Supplement, a
                            Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Classes of Certificates of the applicable Series. The amount initially deposited in a Pre-Funding Account for a Series of Certificates will not exceed 25% of the aggregate principal amount of such Series of Certificates.

                            If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series may be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Classes of Certificates of such Series specified in the related Prospectus Supplement and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the Seller or another person specified in the related Prospectus Supplement.

Yield Considerations....... If so specified in the applicable Prospectus
                            Supplement, an assumed rate of prepayment will be used to calculate the expected yield to maturity on each Class of the Certificates of a Series. In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. In the case of Interest Only or Principal Only Certificates, it is possible for Holders not only to suffer a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment. The Prospectus Supplement for each Series of Certificates that includes a Class of Interest Only Certificates or Principal Only Certificates will set forth certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Primary Assets included in the related Trust Fund.

                            Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that otherwise would be obtainable if interest payable on the Certificate were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "Yield Considerations."

Enhancement................ Neither the Certificates nor the Primary Assets are
                            insured or guaranteed by any governmental agency, except to the extent of any FHA insurance or VA guarantee. If and to the extent specified in the related Prospectus Supplement, enhancement with respect to a Series or any Class of Certificates may include any one or more of the following: a financial guaranty insurance policy, overcollateralization, a letter of credit, a cash reserve fund, insurance policies, one or more Classes of Subordinate Certificates, derivative products or other forms of credit enhancement, or any combination thereof (collectively, "Enhancement"). The Enhancement with respect to any Series or any Class of Certificates may be structured to provide protection against delinquencies and/or losses on the Primary Assets, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any form of Enhancement will have certain limitations and exclusions from coverage thereunder. Further information regarding any Enhancer, including financial information when material, will be included in the related Prospectus Supplement. In lieu of, or in addition to, the foregoing credit support arrangements, if so specified in the related Prospectus Supplement, payments on the Certificates of one or more Classes (the "Senior Certificates") may be supported by a prior right to receive distributions attributable or otherwise payable to one or more other Classes (the "Subordinated Certificates") to the extent specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, one or more Classes of Subordinated Certificates may be subordinated to one or more other Classes of Subordinated Certificates and may be entitled to receive disproportionate amounts of distributions of principal. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of Enhancement, including a guarantee or surety bond, acceptable to the Rating Agency ("Alternative Enhancement").

   A.  Letters of Credit... If so specified in the related Prospectus
                            Supplement, the issuer of one or more Letters of Credit (the "L/C Bank") will deliver to the Trustee such Letter of Credit for the Mortgage Pool. To the extent specified in the related Prospectus Supplement, the L/C Bank will honor the Trustee's demands with respect to such Letter of Credit, to the extent of the amount available (a) to make payments to the Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the Servicer pursuant to the terms of the related Agreement or (b) to provide coverage with respect to the unpaid principal or notional amount of the Certificates or a Class or Classes within such Series. Unless otherwise provided in the related Prospectus Supplement, the term "Liquidating Loan" means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage Loan with respect to which the Servicer has agreed to accept a deed to the property in lieu of foreclosure or (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale. The liability of the L/C Bank under the Letter of Credit will be reduced by the amount of unreimbursed payments thereunder. In the event that at any time there remains no amount available under the Letter of Credit for a specific Mortgage Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holder of Certificates of the Series evidencing interests in such Mortgage Pool as specified in the related Prospectus Supplement.

                            Unless otherwise specified in the related Prospectus Supplement, the maximum liability of the L/C Bank under the Letter of Credit for a Mortgage Pool will be an amount equal to a percentage (the "L/C Percentage"), set forth in the Prospectus Supplement, relating to such Mortgage Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the related Agreement. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the related Prospectus Supplement. See "Enhancement--Letter of Credit."

   B.   Pool Insurance..... If so specified in the related Prospectus
                            Supplement, the Servicer or Trustee will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the borrowers on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy"). The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent. See "Description of Insurance--Pool Insurance Policies."

                            The Seller or the Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each such Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Certificateholders. See "Description of the Certificates--Presentation of Claims."

   C.  Mortgagor Bankruptcy
       Bond................ If so specified in the related Prospectus
                            Supplement, the Seller or the Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a borrower. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus Supplement. See "Description of Insurance--Mortgagor Bankruptcy Bond."

   D.   Subordinated
        Certificates....... If so specified in the related Prospectus
                            Supplement, the rights of holders of the Certificates of one or more Subordinated Classes of a Series to receive distributions with respect to the Mortgage Loans in the Mortgage Pool for such Series, or with respect to a Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Certificates of one or more Classes of such Series to receive such distributions to the extent described in the related Prospectus Supplement, and limited to the Subordinated Amount set forth in the related Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior Certificates of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such Senior Certificates will experience losses. See "Enhancement--Subordinated Certificates."

   E.  Shifting Interest... If so specified in the applicable Prospectus
                            Supplement, the protection afforded to holders of Senior Certificates of a Series by the subordination of certain rights of holders of Subordinated Certificates of such Series to distributions on the related Mortgage Loans may be effected by the preferential right of the holders of the Senior Certificates to receive, prior to any distribution being made in respect of the holders of the related Subordinated Certificates, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior Certificates on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the related Prospectus Supplement on a Mortgage Loan that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments"). The allocation of a greater than pro rata share of such amounts to the Senior Certificates will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust Fund evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates. See "Description of the Certificates-- Distributions of Principal and Interest" and "-- Distributions on Certificates" and "Enhancement-- Shifting Interest."

   F.   Reserve Fund....... If so specified in the related Prospectus
                            Supplement, a Reserve Fund may be established for such Series. Unless otherwise specified in such Prospectus Supplement, such Reserve Fund will not be included in the corpus of the Trust Fund for such Series. If so specified in the related Prospectus Supplement, such Reserve Fund may be created by the deposit by the Seller, of cash in the amount specified in the related Prospectus Supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Primary Assets of the related Mortgage Pool, until the Reserve Fund reaches a specified amount (the "Required Reserve"). Thereafter, specified distributions on the Primary Assets of the related Mortgage Pool will be retained to the extent necessary to maintain such Reserve Fund at the related Required Reserve. If so specified in the related Prospectus Supplement, the Reserve Fund with respect to such Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See "Enhancement-- Reserve Fund."

   G.   Other Funds........ Assets consisting of cash, certificates of deposit or letters of credit, or any combination thereof, in the aggregate amount specified in the related Prospectus Supplement, will be deposited by the Seller in one or more accounts to be established with respect to a Series of Certificates by the Seller with the Trustee on the related Closing Date if such assets are required to make timely distributions in respect of principal of, and interest on, the Certificates of such Series, are otherwise required as a condition to the rating of such Certificates in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding Certificates which represent interests in GPM Loans (a "GPM Fund") or Buy-Down Loans (a "Buy-Down Fund"). Following each Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Agreement under the conditions and to the extent specified in the related Prospectus Supplement.

   H.   Swap Agreement..... If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See "Enhancement--Swap Agreement."

Hazard Insurance and
Special Hazard Insurance
Policies................... Unless otherwise specified in the related Prospectus
                            Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. When a Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated flood area, the Agreement will require the Servicer to cause flood insurance to be maintained, to the extent available, and for so long as the area is so designated, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended. Unless so specified in the related Prospectus Supplement, neither the Seller nor the Servicer will obtain an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). If obtained, any Special Hazard Insurance Policy will be limited in scope and will cover losses in an amount specified in the applicable Prospectus Supplement. Any hazard losses not covered by the standard hazard policies, Special Hazard Insurance Policy or flood insurance policies will not be insured against and, to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by Certificateholders of such Series. The hazard insurance policies, Special Hazard Insurance Policy and flood insurance policies will be subject to the limitations described under "Description of Insurance--Standard Hazard Insurance Policies on Mortgage Loans" and "--Special Hazard Insurance Policies."

Substitution of Primary
Assets..................... If so specified in the Prospectus Supplement relating to a Series of Certificates, within the period following the date of issuance of such Certificates specified in such Prospectus Supplement, the Seller or the Servicer will deliver to the Trustee with respect to such Series Primary Assets in substitution for any one or more of the Primary Assets included in the related Trust Fund which do not conform in one or more material respects to the representations and warranties in the related Agreement. See "Description of the Certificates--Assignment of Mortgage Loans," and "-- Assignment of Mortgage Certificates."

Servicing.................. The Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Mortgage Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal and/or interest on a Mortgage Loan ("Delinquency Advances") will be made by the Servicer if and only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and will be reimbursable to the Servicer, to the extent specified in the related Prospectus Supplement, from scheduled payments of principal and/or interest, late collections, or from the proceeds of liquidation of the related Mortgage Loans or from other recoveries relating to such Mortgage Loans (including any insurance proceeds or payments from Enhancement) or, to the extent specified in the related Prospectus Supplement, from payments or proceeds from other Mortgage Loans. If and to the extent specified in the related Prospectus Supplement, the Servicer will be required to advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated Mortgage Loan or related Mortgaged Property (the "Servicer Advances"). See "Servicing of

                            Loans--Advances and Limitation Thereon." The
                            Servicer will be entitled to be reimbursed for any such Servicer Advances as specified in the related Prospectus Supplement. In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar Mortgage Loans owned or serviced by it for its own portfolio. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "Servicing of Loans-- Servicing Compensation and Payment of Expenses."

Federal Income Tax
Considerations............. For a description of the material federal income tax consequences of an investment in the Certificates, see "Federal Income Tax Considerations." Prospective investors should consult their own tax advisors regarding the federal, state, local, and other tax consequences of the ownership and disposition of the Certificates.

ERISA Considerations....... The eligibility of Certificates to be acquired by employee benefit plans or with the plan assets of employee benefit plans is subject to the considerations discussed under "ERISA Considerations" herein and in the related Prospectus Supplement. The related Prospectus Supplement will provide further information with respect to the eligibility of a Class of Certificates for purchase by employee benefit plans.

                            A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisers whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment........... If so specified in the related Prospectus Supplement relating to a Series of Certificates, a Class of such Certificates will constitute a "mortgage related security" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") if and for so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Any such Classes will be legal investments for certain types of institutional investors to the extent provided in SMMEA subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment."

Ratings.................... It will be a requirement for issuance of any Series that each Class of Certificates offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. There is no assurance that the rating initially assigned to such Certificates will not be subsequently lowered or withdrawn by the Rating Agency. In the event the rating initially assigned to any Certificates is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement in addition to the Enhancement, if any, specified in the related Prospectus Supplement.

                            A securities rating should be evaluated
                            independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Mortgage Loans or on Underlying Loans relating to Mortgage Certificates, as applicable, for a Series may have on the yield to investors in the Certificates of such Series. See "Risk Factors-- Ratings Are Not Recommendations."

                                  RISK FACTORS

   In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following risk factors in connection with the purchase of the Certificates.

   No Secondary Market. There will be no market for the Certificates of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

   Primary Assets Are Only Source of Repayment. The Certificates of a Series will be payable solely from the assets of the Trust Fund for such Certificates and any related Enhancement. The Certificates of any Series will not represent an interest in or obligation of the Seller, the Servicer, the Trustee or any of their affiliates, except for the limited obligations of the Seller or the Servicer with respect to certain breaches of representations and warranties and the Servicer's obligations as Servicer. Neither the Certificates of any Series nor the related Primary Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Primary Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Seller, the Servicer, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Primary Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Seller or any other person for any failure to receive distributions on the Certificates except to the extent of the obligations, if any, of the Seller with respect to certain representations and warranties. See "The Agreements-- Assignments of Primary Assets." Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account, Certificate Account or Distribution Account immediately after making all payments due on the Certificates of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Seller, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Certificates of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Certificates, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Certificates of such Series.

   Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of payments of principal and interest when due on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. For instance, if a Mortgaged Property secures a senior mortgage or deed of trust for an adjustable-rate loan, and interest rates have increased since the origination of the related junior Mortgage Loan, the borrower's ability to pay the required monthly payment on such Mortgage Loan may be adversely affected by the increase in monthly payments on the Mortgage Loan and on such senior loan. Further, application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Mortgage Loans if such laws result in certain Mortgage Loans being uncollectible.

   The Trustee on behalf of the Certificateholders will be required under the Agreement to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Certificates and may not proceed against any assets of the Seller. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Certificates of such Series then outstanding, plus accrued interest thereon. Moreover, upon any sale of the Primary Assets after an event of default under the Agreement for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Certificates. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Certificates of such Series. See "The Trust Funds."

   Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Certificates, and as a result Holders may suffer losses. See "Enhancement."

   Yield May Vary. The yield to maturity experienced by a Holder of Certificates may be affected by the rate of payment of principal of the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable. The timing of principal payments of the Certificates of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Certificates of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See "Description of the Certificates--Weighted Average Life of the Certificates." Prepayments also may result from repurchases of Mortgage Loans or Underlying Loans relating to the Mortgage Certificates, as applicable, due to material breaches of the Seller's representations and warranties.

   Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that otherwise would be obtainable if interest payable on the Certificate were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "Description of the Certificates--Payments of Interest."

   Risks of the Primary Assets; General. An investment in securities such as the Certificates of any Series which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagor's or obligor's financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans or the values of the mortgaged properties securing the Underlying Loans relating to any Mortgage Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans or Underlying Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding balances of the Mortgage Loans and the Underlying Loans relating to any Mortgage Certificates comprising a particular Trust Fund, plus any secondary financing on the related Mortgaged Properties and mortgaged properties securing any Underlying Loans, become equal to or greater than the value of the related Mortgaged Properties or mortgaged properties securing any Underlying Loans, as applicable, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the Seller's portfolio. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See "Yield Considerations" and "Maturity and Prepayment Considerations." To the extent that such losses are not covered by the applicable Enhancement, Holders of Certificates of the Series evidencing interests in the related Trust Fund will bear all risk of loss resulting from default by borrowers. Certificateholders will have to look primarily to the value of the related Mortgaged Properties or mortgaged properties securing any Underlying Loans for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans or Underlying Loans relating to any Mortgage Certificates. In addition to the foregoing, certain geographic regions in the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans or Underlying Loans relating to any Mortgage Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See "The Trust Fund--The Mortgage Pools" and "--Underwriting Standards."

   If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.

   Risks of Balloon Mortgage Loans. Certain of the Mortgage Loans (the "Balloon Mortgage Loans") included in a Trust Fund as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family properties generally.

   Status of Junior Liens; Property Values May Be Insufficient. If the Mortgage Loans in a Trust Fund are secured primarily by junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it either must pay the entire amount due on the senior mortgage(s) to the senior mortgagee(s) at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage(s) in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgage(s) or deeds of trust or make payments due to the senior mortgagee(s) or beneficiaries.

   There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loan (or the balances thereof sold to a Trust Fund) or Underlying Loan relating to any Mortgage Certificates, together with any senior financing on the Mortgaged properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on any junior Mortgage Loans could be higher than those currently experienced in the mortgage and home improvement lending industry in general. See "Certain Legal Aspects of the Loans--Junior Mortgages; Rights of Senior Mortgages."

   Pre-Funding and Additional Loans May Adversely Affect Investment. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Certificates of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Certificates. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Certificates. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Certificates.

   Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that, if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of each Class of Certificates of such Series. The Seller will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that (i) each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall have not advised the Seller or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Certificates of such Series and (ii) the Enhancer, if any, shall have consented to such transfer. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Certificates. See "The Agreements--Payments on Mortgage Loans; Accounts."

   The ability of a Trust Fund to invest in additional Mortgage Loans during the related Pre-Funding Period will be dependent on the ability of the Seller to originate or acquire Mortgage Loans that satisfy the requirements for transfer to the Trust Fund specified in the related Prospectus Supplement. The ability of the Seller to originate or acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

   Servicer's Ability to Modify Mortgage Loans. If so specified in the related Prospectus Supplement, the Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans under certain circumstances. Such extensions or modifications may be permitted in order to maximize recoveries, with respect to Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments or as otherwise set forth in the related Prospectus Supplement. In addition, the Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is not reasonably likely to produce a lower recovery with respect to a Mortgage Loan, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will not reduce the present value of receipts from or proceeds of such a Mortgage Loans from the level which would otherwise have been realized.

   Enforceability; Consumer Protection Laws May Affect Mortgage Loans. Mortgage Loans may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in such Mortgaged Property. Such clauses generally are enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loan to damages and administrative enforcement.

   The Mortgage Loans are also subject to federal laws; including:

      (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

      (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national original, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

      (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

   Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and, in addition, could subject the Trust Fund to damages and administrative enforcement. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, also may adversely affect the Servicer's ability to collect the principal of or interest on the Mortgage Loans and also would affect the interests of the Holders in such Mortgage Loans if such laws result in the Mortgage Loans being uncollectible. See "Certain Legal Aspects of the Mortgage Loans."

   Potential Liability For Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure on such Mortgaged Property in the event of a default by the related borrower. See "Servicing Of Mortgage Loans--Realization Upon Defaulted Mortgage Loans."

   Prepayment and Yield Considerations. The rate and timing of principal payments on the Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related Mortgage Loans or the Underlying Loans relating to any Mortgage Certificates. As is the case with mortgage-backed securities generally, the Certificates of each Series are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

   The yield to maturity on each Class of Certificates of a Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans or the Underlying Loans relating to any Mortgage Certificates, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any Class of Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or the Underlying Loans relating to any Mortgage Certificates, as applicable, which are expected to result from the distribution of less than a full month's interest in connection with prepayments (including for this purpose Insurance Proceeds and Liquidation Proceeds).

   In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

   Subordination. To the extent specified in the applicable Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes of Certificates of such Series.

   Limitation on Exercise of Rights Due to Book-Entry Registration. If so specified in the applicable Prospectus Supplement, one or more Classes of Certificates of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") or any other Depository set forth in the applicable Prospectus Supplement, and will not be registered in the names of the beneficial holders of the Certificates of such Series or their nominees. Because of this, unless and until Certificates in fully registered, certificated form ("Definitive Certificates") for such Series are issued, beneficial holders of such Certificates will not be recognized by the applicable Trustee as "Certificateholders" (as such terms are used herein or in the related Agreement). Hence, until Definitive Certificates are issued, beneficial holders of such Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

   Ratings Are Not Recommendations. It will be a condition to the issuance of a Series of Certificates that each Class offered by means of this Prospectus be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. There also is no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating also might be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                        DESCRIPTION OF THE CERTIFICATES

General

   Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (an "Agreement") among the Seller, the Servicer, and the Trustee named in the applicable Prospectus Supplement. A form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions in the Agreements common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement and the Prospectus Supplement relating to each Series of Certificates. Where particular provisions or terms of the Agreements are referred to the actual provisions (including defined terms) are incorporated herein by reference as part of such summaries.

   Each Series of Certificates will consist of one or more Classes of Certificates one or more of which may be Compound Interest Certificates, Variable Interest Certificates, PAC Certificates, Zero Coupon Certificates, Principal Only Certificates, Interest Only Certificates or Participating Certificates. A Series also may include one or more Subordinated Classes of Certificates. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series as described in the related Prospectus Supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

   Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Certificates will be made on the Distribution Dates specified in the related Prospectus Supplement (which may be different for each Class or for the payment of principal and interest) by check mailed to the Holders of such Series registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (which, unless otherwise specified in the related Prospectus Supplement, shall be at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Certificate will be made only upon presentation and surrender of such Certificate at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which the final principal payment on any Certificate is expected to be made to the Holder of such Certificate.

   Payments of principal of and interest on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement, will be deposited directly into the Collection Account or the Certificate Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter may be deposited into the Distribution Account and will be available to make payments on the Certificates of such Series on the next applicable Distribution Date. See "The Trust Funds-- Accounts."

   If so specified in the Prospectus Supplement for a Series with respect to which the Seller has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Certificates may be made on a sequential or concurrent basis, as specified in the related Prospectus Supplement. The Residual Certificates, if any, included in a Series will be designated by the Seller as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Certificates of such Series will constitute "regular interests" in the related REMIC, as defined in the Code. If so specified in the related Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See "Federal Income Tax Consequences."

Valuation of the Primary Assets

   If specified in the related Prospectus Supplement for a Series of Certificates, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, the Asset Value of the Primary Assets at any time will be equal to the product of the Asset Value Percentage as set forth in the related Agreement and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed

Reinvestment Rate, if any, discounted to present value using the highest pass-through rate of any Class of Certificates of such Series over periods equal to the interval between payments on the Certificates and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Certificates of the related Series at the date of issuance thereof.

   The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

Payments of Interest

   The Certificates of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Certificates of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of interest of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of principal of such Class. The rate of interest on Certificates of a Series may be variable or may change with changes in the annual percentage rates of the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Loans or Underlying Loans, as applicable. Principal Only Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Certificates that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

   Interest payable on the Certificates on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

   On each Distribution Date for a Series, principal payments will be made to the Holders of the Certificates of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of principal of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of interest for such Class.

Final Scheduled Distribution Date

   The Prospectus Supplement for a Series may specify a Final Scheduled Distribution Date with respect to each related Class of Certificates, which will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, calculated on the basis of the assumptions applicable to such Series described in such Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final

Distribution Date of any Certificate may occur later that its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "--Weighted Average Life of the Certificates."

Special Redemption

   If so specified in the Prospectus Supplement relating to a Series of Certificates having other than monthly Distribution Dates, one or more Classes of Certificates of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Mortgage Loans or Underlying Loans, as applicable, relating to such Certificates or of low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the related Agreement, that the amount available for the payment of interest that will have accrued on such Certificates (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Certificates to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Certificates of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Certificates outstanding immediately after such redemption.

Optional Purchase or Termination

   The Seller or the Servicer may, at its option, purchase, in whole or in part, one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Seller, the Servicer or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, upon certain events of insolvency or receivership of the Seller or another affiliated entity specified in the related Prospectus Supplement, the related Primary Assets of the Trust Fund will be liquidated and the Trust Fund will be terminated, subject to the conditions set forth in the related Prospectus Supplement. In each such event, the Certificates of the related Series will experience a prepayment. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election had been made, the Trustee shall receive a satisfactory opinion of counsel that the optional purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

   In addition, the Prospectus Supplement may provide other circumstances under which Holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

Weighted Average Life of the Certificates

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of a Class of Certificates will be influenced by the rate at which the amounts financed under the Mortgage Loans (or related balances thereof) or Underlying Loans relating to any Mortgage Certificates, as applicable, included in the Trust Fund for a Series are paid, which may be in the form of scheduled amortization or prepayments.

   Prepayments on mortgage loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Certificates will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the original principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

   There is, however, no assurance that prepayment of the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of mortgage loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayment. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Mortgage Loans or Underlying Loans either from time to time or over the lives of such Mortgage Loans or Underlying Loans.

   The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, for a Series, such Mortgage Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Mortgage Loans. In this regard, it should be noted that the Mortgage Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable. If any Mortgage Loans or Underlying Loans relating to any Mortgage Certificates, as applicable, for a Series have actual terms-to-stated maturity of less that those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments.


                                THE TRUST FUNDS

General

   The Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund for each Series will include (i) the Primary Assets, (ii) if so specified in the related Prospectus Supplement, amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, (iii) any Enhancement or the rights thereto and (iv) any Mortgaged Property that secured a Mortgage Loan but which is acquired by foreclosure or deed in lieu of foreclosure.

   The Primary Assets for a Series will be transferred by the Seller to the related Trust Fund. Mortgage Loans relating to a Series will be serviced by the Servicer pursuant to the related Agreement.

   With respect to each Trust Fund, prior to the initial offering of the related Series of Certificates, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Certificates and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other that its assets and any related Enhancement.

   Primary Assets included in the Trust Fund for a Series may consist of any combination of Mortgage Loans and Mortgage Certificates, to the extent and as specified in the related Prospectus Supplement.

The Mortgage Pools

   General. If so specified in the Prospectus Supplement with respect to a Series, the Primary Assets for a Series may include one or more Mortgage Pools containing (i) conventional one- to four-family residential, first, second and/or more junior mortgage loans, (ii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iii) Mortgage Loans secured by unimproved land, (iv) mortgage participation certificates evidencing participation interests in such mortgage loans that are acceptable to the nationally recognized Rating Agency rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency or (v) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities. The Mortgage Loans will be newly originated or seasoned, and will be purchased by the Seller either directly or through one or more affiliates.

   All Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first or more junior mortgages or first or second deeds of trust or other similar security instruments creating a first or more junior lien, as applicable, on the Mortgaged Properties. The Mortgage Properties will include "Single Family Property," consisting of detached, individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units and such other type of homes or residential units as are set forth in the related Prospectus Supplement. Each such detached or attached home will be constructed on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common). The Mortgaged Properties may
include mixed-use property.   Mixed-use property will consist of structures of
no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may be located in suburban or metropolitan districts. The Mortgaged Properties also may include investment properties and vacation and second homes. Mortgage Loans secured by multifamily property also may be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") with (unless otherwise specified in the applicable Prospectus Supplement) a 30-year term at origination and a mortgage interest rate adjusted periodically to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such
adjustments.   Any such ARM Loan may provide that on the day on which the
Mortgage Rate adjusts, the amount of the monthly payments on the ARM Loan will be adjusted to provide for the payment of the remaining principal amount of the ARM Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the ARM Loan. Alternatively, the ARM Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the ARM Loan, thus increasing or decreasing the rate at which the ARM Loan is repaid. See "Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such ARM Loan, the excess (the "Deferred Interest") will be added to the principal balance of the ARM Loan (unless otherwise paid by the borrower), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any ARM Loan may be subject to certain limitations as described in the related Prospectus Supplement.

   If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans (the "Convertible Mortgage Loans") will be convertible from an adjustable rate to a fixed rate at the option of the borrower under certain circumstances. The related Prospectus Supplement will specify whether, as provided in the related Agreement, the Seller will be obligated to, or will have the option to, repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related Prospectus Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Certificateholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements. Any Convertible Mortgage Loan that is converted but not purchased by the Seller will remain in the Mortgage Pool as a fixed rate Mortgage Loan.

   A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA," and such mortgage loans, "VA Loans"). FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

   VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

   Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Pool included in the related Trust Fund will be composed of Mortgage Loans evidencing interests in Mortgage Loans that bear interest at annual rates that will exceed by at least 3/8 of 1% the fixed or variable Pass-Through Rate established for the Mortgage Pool. To the extent and in the manner specified in the related Prospectus Supplement, Certificateholders of a Series will be entitled to receive distributions based on the payments of principal on the underlying Mortgage Loans, plus interest on the principal balance thereof at the Pass-Through Rate. The difference between a Mortgage Rate and the related Pass-Through Rate (less any servicing compensation payable to the Servicer and the amount, if any, payable to the Seller or the person or entity specified in the applicable Prospectus Supplement) may be retained by the Servicer as servicing compensation to it. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

   Unless otherwise specified below or in the applicable Prospectus Supplement, each Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $1,500,000, (ii) have monthly payments due on the first day of each month (the "Due Date"), (iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia and (iv) consist of fully-amortizing Mortgage Loans on Single Family Property, each with a 5 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Loan-to-

Value Ratio (as hereinafter described) of each Mortgage Loan at origination will not exceed 95% on any Mortgage Loan with an original principal balance of up to $300,000, 90% on any Mortgage Loan with an original principal balance of up to $400,000, 85% on any Mortgage Loan with an original principal balance of up to $450,000, 80% on any Mortgage Loan with an original principal balance of up to $650,000, 75% on any Mortgage Loan with an original principal balance of up to $700,000, 70% on any Mortgage Loan with an original principal balance of up to $750,000 and 65% on any Mortgage Loan with an original principal balance of up to $1,000,000. The Mortgage Pools also may include other types of Mortgage Loans on Single Family Property to the extent set forth in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the originator and (b) the sales price for such property (the "Original Value"). Unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) of such Mortgage Loan may not exceed 80%, and the original principal balance of the Mortgage Loan may not exceed $500,000.

   If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the borrower during the early years of such Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment will be compensated from an amount contributed by the Seller, the seller of the related Mortgaged Property, the Servicer, the borrower or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer or, if so specified in the related Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Certificates--Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the borrower for a period of up to the first three years of the term of such Mortgage Loans.

   If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the borrower during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"). If so specified in the related Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Seller or another source and delivered to the Trustee (the "GPM Fund"). In lieu of cash deposit, the Seller may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

   The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Certificates the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans,
(iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans,
(x) the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans and (xii) with respect to such other Mortgage Loans as are specified in the Prospectus Supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan. If specified in the related Prospectus Supplement, the Seller may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Seller will disclose the above-specified information by Mortgage Loan Group.

   No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans--The Mortgage Loans." To the extent that such losses are not covered by the methods of Enhancement described herein, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool.

   The Seller will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the "Certificateholders"). The Servicer will service the Mortgage Loans pursuant to the related Agreement among the Servicer, the Seller and the Trustee and will receive a fee for such services. See "--Mortgage Loan Program" and "Description of the Certificates."

   The Seller will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans." The Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under "Description of the Certificates--Advances." Unless otherwise specified in the related Prospectus Supplement, such Advances with respect to delinquencies will be limited to amounts that the Servicer believes ultimately would be reimbursable under any applicable letter of credit, pool insurance policy, Special Hazard Insurance Policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in any related Reserve Fund, or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Certificates--Advances," "Credit Support" and "Description of Insurance."

Mortgage Loan Program

   The Mortgage Loans will have been purchased by the Seller either directly or through affiliates. Mortgage Loans acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in the related Prospectus Supplement.

Underwriting Standards

   Except in the case of such other standards as may be described in the applicable Prospectus Supplement, all Mortgage Loans will be subject to the underwriting standards adopted by the Seller. The Seller will represent and warrant that the Mortgage Loans have been originated in accordance with the applicable underwriting standards established by the Seller or such other standards as may be described in the applicable Prospectus Supplement. The following discussion describes the general underwriting standards of the Seller with respect to any Mortgage Loan that it originates or purchases.

   The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with Freddie Mac and Fannie Mae regulations and guidelines (except that certain Mortgage Loans may have higher loan amount and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable Fannie Mae regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The Seller or other originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective borrower designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective borrower's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective borrower will continue such employment in the future. If the prospective borrower is self-employed, he or she is required to submit copies of signed tax returns. The prospective borrower also may be required to authorize verification of deposits at financial institutions. Certain credit considerations may cause the Originator or Seller not to require some of the documents, statements or proofs described in the preceding paragraph in connection with the origination or purchase of certain Mortgage Loans. In addition, if so specified in the related Prospectus Supplement, certain Mortgage Loans may be acquired or originated in accordance with Chevy Chase's Snap Documentation loan program. For loans that qualify for the Snap Documentation loan program, Chevy Chase does not require verification of income of prospective borrowers. These loans may be either purchase money, cash-out refinance or rate/term refinance loans and must be secured by a one-family detached home, one-family condominium or a one-family townhome that is the prospective borrower's primary residence. Credit scores from each of the three major repositories are obtained. In addition, each applicant must have at least approximately 30% equity in the Mortgaged Property, and the borrower must contribute a minimum of 15% of his/her own funds (exclusive of gifts) to the downpayment. Pursuant to the Snap Documentation loan program, Chevy Chase relies on the accuracy and completeness of each prospective mortgagor's income and employment information as provided on a standard Fannie Mae application, together with telephone or other acceptable verification of employment. Chevy Chase requires verification of the borrower's assets only if interest income is used to qualify for the loan or if the Loan-to-Value Ratio exceeds 60%. For rate/term refinances under the Snap Documentation loan program, for loans currently serviced by Chevy Chase, an "automated valuation" may be performed in lieu of a new appraisal if the original appraisal is provided. Chevy Chase's Snap Documentation loan program allows Loan-to-Value and combined Loan-to-Value Ratios at the time of origination of up to a maximum of approximately 70%. The amount of cash paid to the borrower in connection with a cash-out refinancing under the Snap Documentation loan program is limited depending on the Loan-to-Value Ratio.

   An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets state licensing requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

   Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective borrower has sufficient monthly income available to meet the prospective borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will be applied only to the payments to be made during the first year of the mortgage loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

   The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. The Seller's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding mortgage loan balance.

   Certain of the types of Mortgage Loans that may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Mortgage Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger monthly payments in subsequent years. In some instances the borrower's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

   To the extent specified in the related Prospectus Supplement, the Seller may purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrower's credit history and income profile is undertaken by the Originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or cooperative dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the Originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

Mortgage Certificates

   The Primary Assets for a Series may consist, in whole or in part, of Mortgage Certificates which include pass-through certificates representing beneficial interests in loans of the type that otherwise would be eligible to be Mortgage Loans (the "Underlying Loans") or collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations previously will have been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of three years
                                         --------
has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Mortgage Certificates themselves will not be, so insured or guaranteed.

   The Mortgage Certificates will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "MC Agreement"). The seller/servicer of the Underlying Loans will have entered into the MC Agreement with the trustee under such MC Agreement (the "MC Trustee"). The MC Trustee or its agent, or a custodian, will possess the Underlying Loans. The Underlying Loans will be serviced by a servicer (the "MC Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the MC Servicer.

   The sponsor of the Mortgage Certificates (the "MC Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the MC Sponsor may be an affiliate of the Seller. The obligations of the MC Sponsor generally will be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the MC Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Mortgage Certificates issued under the MC Agreement. Additionally although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Mortgage Certificates themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Mortgage Certificates on the dates specified in the related Prospectus Supplement. The Mortgage Certificates may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Mortgage Certificates by the MC Trustee or the MC Servicer. The MC Sponsor or the MC Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

   The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features Such Underlying Loans will be secured by mortgages on mortgaged properties that would be eligible to be Mortgaged Properties.

   Credit Support Relating to Mortgage Certificates. Credit support in the form of reserve funds, subordination of other mortgage certificates issued under the MC Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Mortgage Certificates themselves The type , characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Mortgage Certificates on the basis of requirements of the nationally recognized statistical rating organization that rated the Mortgage Certificates.

   Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Mortgage Certificates will specify (such disclosure may be on an approximate basis and will be of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Seller and the Seller reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Mortgage Certificates to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment feature of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Mortgage Certificates; (iv) the weighted average term-to-stated maturity of the Mortgage Certificates (v) the pass-through or certificate rate or range thereof for the Mortgage Certificates; (vi) the MC Sponsor, the MC Servicer (if other that the MC Sponsor) and the MC Trustee for such Mortgage Certificates;
(vii) certain characteristics of credit support if any, such as Reserve Funds, insurance polices, letters of credit or guarantees relating to the related Underlying Loans or to such Mortgage Certificates themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their state maturity or the stated maturity of the Mortgage Certificates and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Mortgage Certificates.

   If information of the nature described above representing the Mortgage Certificates is not known to the Seller at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Certificates.

                                  THE SELLER

   The Seller is a federally chartered stock savings bank. The Seller's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Seller's telephone number is (301) 986-7000. The Seller is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC.
Deposits at the Seller are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

   Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts, like the Seller, to convert their charters to national or state bank charters. The House Banking Committee approved a version of such legislation on June 20, 1997 and the House Commerce Committee approved its version of the legislation on October 30, 1997. While the last session of Congress adjourned without further action on the bills, the House has resumed consideration of the legislation in the current session. In the absence of appropriate "grandfather" provisions, such legislation could have an adverse effect on the Bank and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. While the versions of the bill approved by the House Banking and Commerce Committees both contain grandfather provisions that address many of these issues, the Seller cannot determine at this time whether, or in what form, such legislation may eventually be enacted, and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Seller or the Real Estate Investment Trust.

                                USE OF PROCEEDS

   The Seller will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement for one or more of the following purposes: (i) to establish any Reserve Fund, (ii) to pay costs of structuring and issuing such Certificates, including the costs of obtaining Enhancement and (iii) for its general corporate purposes.

                              YIELD CONSIDERATIONS

   Each monthly payment on a Mortgage Loan is calculated as one-twelfth of the applicable Mortgage Rate multiplied by the unpaid principal balance of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the amount of such interest payment distributed monthly to Certificateholders with respect to each Mortgage Loan will be similarly calculated based on the applicable Pass-Through Rate for the related Mortgage Pool. The Pass-Through Rate for a Mortgage Pool will be either fixed or variable, as specified in the related Prospectus Supplement.

   With respect to a Mortgage Pool bearing a fixed Pass-Through Rate, each Mortgage Loan will have a Mortgage Rate that exceeds the Pass-Through Rate by at least 1/4 of 1% unless otherwise specified in the related Prospectus Supplement. The difference between a Mortgage Rate and the related fixed Pass-Through Rate for the Mortgage Pool (less any servicing compensation payable to the related Servicers and the amounts, if any, payable to the Seller or the person or entity specified in the related Prospectus Supplement) will be retained by the Servicer as servicing compensation to it. See "Description of the Certificates--Servicing Compensation and Payment of Expenses." Although Mortgage Rates in a fixed Pass-Through Rate Mortgage Pool may vary, unless otherwise specified in the related Prospectus Supplement, disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Rates will not affect the return to Certificateholders since, as set forth above, the Pass-Through Rate may not exceed any Mortgage Rate.

   With respect to Mortgage Pools having a variable Pass-Through Rate, the Pass-Through Rate will equal the excess of the weighted average of the Mortgage Rates on all the Mortgage Loans in the Mortgage Pool over the servicing compensation payable to the Servicer and the amounts, if any, retained by the Seller or paid to the person or entity specified in the related Prospectus Supplement. The servicing fee and such other amounts will be fixed as to each Mortgage Loan at a rate per annum, and may vary among Mortgage Loans. Because the Mortgage Rates in such a Mortgage Pool will differ and the aggregate servicing compensation and such other amounts to be retained or distributed with respect to each Mortgage Loan will be fixed, it is likely that the weighted average of the Mortgage Rates, and the corresponding variable Pass-Through Rate, will change as the Mortgage Loans amortize and as a result of prepayments.

   If so specified in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans with Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the certificates of the related Series will be greater than otherwise would be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

   Generally, when a full prepayment is made on a Mortgage Loan, the borrower is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate by 365. Full prepayments will reduce the amount of interest paid by the borrower because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable Prospectus Supplement, the Servicer will be required to advance from its own funds the portion of any interest at the related Pass-Through Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related Prospectus Supplement, full and partial prepayments, together with interest on such full and partial prepayments at the Pass-Through Rate for the related Mortgage Pool to the last day of the month in which such prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Certificateholders on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement. See "Maturity and Prepayment Considerations."

   In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

   In the event that the Certificates of a Series are divided into two or more Classes and that a Class is an Interest Only Certificate, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Certificateholders will be affected by different rates of prepayments on the Mortgage Loans or on the Underlying Loans relating to any Mortgage Certificates. Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that otherwise would be obtainable if interest payable on the Certificate were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. In the case of Interest Only or Principal Only Certificates, there is a possibility that Certificateholders not only will suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. If so specified in the applicable

Prospectus Supplement, a disproportionately large amount of principal prepayments may be distributed to the Holders of the Senior Certificates at the times and under the circumstances described therein.

   In the event that the Certificates of a Series include one or more Classes of Multi-Class Certificates, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class and the percentage of the initial Certificate Principal Balance of each such Class that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or on the Underlying Loans relating to any Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

   Unless otherwise specified in the related Prospectus Supplement, the scheduled maturities of all of the Mortgage Loans (or the Underlying Loans relating to any Mortgage Certificates) at origination will not be less than approximately 5 years or exceed 40 years, but such Mortgage Loans (or such Underlying Loans) may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no such Mortgage Loan (or Underlying Loan) will provide for a prepayment penalty, and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the Mortgaged Property or Cooperative Dwelling.

   The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

   It is customary in the residential mortgage industry in quoting yields (a) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

   Prepayments on residential mortgage loans also are commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Certificates, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month, and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of

Certificates will conform to FHA Experience, mortgage industry custom, any level of SPA or any other rate specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

   The terms of the Pooling and Servicing Agreement, unless otherwise specified in the related Prospectus Supplement, will require the Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or
          --------  -------
threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Certificates--Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--The Mortgage Loans--"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

   At the request of the borrower, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A borrower may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

   If set forth in the applicable Prospectus Supplement, the Seller or other specified entity will have the option to repurchase the Primary Assets included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Certificates for which the Seller has elected to treat the Trust as a REMIC pursuant to the provisions or the Internal Revenue Code of 1986, as amended (the "Code"), any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the Seller will be obligated, under certain circumstances, to repurchase certain of the Primary Assets. The Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program-- Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates--Assignment of Mortgage Loans," "--Assignment of Mortgage Certificates" and "--Termination."

                                 THE AGREEMENTS

   The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

   General. At the time of issuance of the Certificates of a Series, the Seller will transfer, convey and assign to the Trust Fund all right, title and interest of the Seller in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due or received on or with respect to the Primary Assets on or after the Cut-off Date to the extent specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

   Assignment of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Transferor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Seller or the Originator of such Mortgage Loan.

   The Seller will cause to be delivered to the Trustee, its agent, or the Custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

   Assignment of Mortgage Certificates. The Seller will cause Mortgage Certificates to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Mortgage Certificates. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. See "The Trust Funds--Mortgage Certificates." Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Mortgage Certificate conveyed to the Trust Fund. In the Agreement, the Seller will represent and warrant to the Trustee regarding the Mortgage Certificates: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Mortgage Certificates, the Seller had good title thereto and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Mortgage Certificates; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Mortgage Certificates.

   Repurchase and Substitution of Non-Conforming Primary Assets. The Trustee or the Custodian will, within a specified number of days after receipt thereof, review and hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Seller to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the related Closing
Date) to be defective in any material respect, the Trustee will promptly notify the Seller. Unless otherwise specified in the related Prospectus Supplement, if the Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement after the Trustee's notice to the Seller of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, the sum of (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the repurchase/substitution of such Primary Asset at the rate set forth in the related Agreement; provided, however, that the purchase price shall not be
                       --------  -------
limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

   If provided in the related Prospectus Supplement, the Seller may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that with respect to a Trust Fund for which a REMIC election
--------  -------
is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject to the Trust Fund to a prohibited transaction tax.

   Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate or Margin of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

   Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

   Unless otherwise specified in the applicable Prospectus Supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Seller will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, the Seller will represent and warrant that, as of the Cut-off Date for the related Series of Certificates, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Seller that materially and adversely affects the interest of the Certificateholders, the Seller will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Seller, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Seller.

   Within the period specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Seller or the Servicer may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders.

   In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Certificates, the Servicer may make certain representations and warranties to the Trustee in such Agreement with respect to the enforceability of coverage under any applicable primary insurance policy, pool insurance policy, Special Hazard Insurance Policy or mortgagor bankruptcy bond. See "Description of Insurance" for information regarding the extent of coverage under certain of the aforementioned insurance policies. Upon a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders of such Series in a Mortgage Loan, the Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

   To the extent described in the related Prospectus Supplement, the Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Certificates to support, among other things, this purchase obligation. Unless otherwise stated in the applicable Prospectus Supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Servicer's insurability representation. The Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

   The Trustee will be authorized, with the consent of the Seller and the Servicer, to appoint the Custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

   Pursuant to each Agreement, the Servicer will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

Servicing of the Mortgage Loans

   Customary servicing functions with respect to Mortgage Loans comprising the Primary Assets in each Trust Fund will be provided by the Servicer directly pursuant to the Agreement with respect to the related Series of Certificates.

   The Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from borrowers and remittance of such collections to the Trustee, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) maintenance of escrow accounts of borrowers for payment of taxes, insurance, and other items required to be paid by the borrower pursuant to terms of the related Mortgage Loan; (b) processing of assumptions or substitutions;
(c) attempting to cure delinquencies; (d) supervising foreclosures or repossessions; (e) inspection and management of Mortgaged Properties and Cooperative Dwellings under certain circumstances; and (f) maintaining accounting records relating to the Mortgage Loans. The Servicer also will be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans (as described more fully below under "--Payments on Mortgage Loans" and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

   As compensation for its servicing duties, the Servicer will be entitled to amounts from payments with respect to the Mortgage Loans. The Servicer also will be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges, which generally are provided in the Mortgage Note or related schedules. The Servicer will be reimbursed under the related Agreement for certain expenditures that it makes.

Payments on Mortgage Loans; Accounts

   The Trustee or the Servicer will, unless otherwise specified in the Prospectus Supplement with respect to a Series of Certificates, establish and maintain a separate account or accounts (the "Collection Account" or the "Certificate Account") in the name of the Trustee. The Collection Account and/or Certificate Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by the Rating Agency rating the Certificates of such Series at levels satisfactory to the Rating Agency, (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by the Rating Agency, (iii) a trust account maintained with the related Trustee in its corporate trust department or
(iv) otherwise acceptable to the Rating Agency rating the Certificates of such Series without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from such Rating Agency to the related Trustee.

   Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account or the Certificate Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account or Certificate Account.

   Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Seller or the Trustee will deposit into the Collection Account or the Certificate Account for each Series on the Business Day following the Closing Date any amounts representing payments received on or after the related Cut-off Date and received by the Servicer on or before the Closing Date and, thereafter, within the period specified in the related Prospectus Supplement, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due or, in the case of simple interest Loans, received, on or before such Cut-off Date). The Servicer will deposit in the Certificate Account for each Series of Certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the related Prospectus Supplement:

      (i) all payments on account of principal, including principal prepayments, on the Primary Assets, which may be net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the Servicer;

      (ii) all payments on account of interest on the Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account or the Certificate Account in accordance with the related Agreement, the servicing fee in respect of such Primary Assets;

      (iii) all proceeds of (A) any Special Hazard Insurance Policy, primary mortgage insurance policy, FHA Insurance, VA Guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to such Series of Certificates and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the borrower in accordance with customary servicing procedures) (collectively, "Insurance Proceeds"); and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, amounts required to be paid or refunded to the borrower pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicer;

      (iv) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

      (v) any Advances made by the Servicer (as described herein under "-- Advances");

      (vi) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

      (vii) all proceeds of any Mortgage Loan repurchased by the Servicer or the Seller (as described under "Assignment of Mortgage Loans") or repurchased by the Seller (as described under "--Termination").

   If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series (such amount, the "Pre-Funded Amount") may be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Certificates of the applicable Series.

   Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of the Certificates of such Series. The Seller will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Seller or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Certificates of such Series.

Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Certificates.

   If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the Seller or another person specified in the related Prospectus Supplement.

   With respect to each Buy-Down Loan, if so specified in the related Prospectus Supplement, the Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related Prospectus Supplement, may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Servicer nor the Seller will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the borrower under the terms of the related Mortgage Note, distributions to Certificateholders will be affected. With respect to each Buy-Down Loan, the Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the borrower on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

   If the borrower on a Buy-Down Loan defaults on such loan during the period when the borrower is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan generally will be used to satisfy unpaid principal and interest. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related pool insurer or the insurer under the related primary insurance policy (the "Primary Insurer") if the Mortgaged Property is transferred to the pool insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Servicer will withdraw from the Buy-Down Fund and remit to the Seller or the borrower, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

   If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Seller may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

Collection of Payments on Mortgage Certificates

   The Mortgage Certificates, if any, included in a Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the related Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

Withdrawals from the Collection Account or the Certificate Account

   Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account or the Certificate Account for each Series for the following purposes:

      (i) to reimburse itself for Servicer Advances and Delinquency Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself for Delinquency Advances is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of scheduled payments respecting which any such Delinquency Advance was made;

      (ii) to the extent provided in the related Agreement, to reimburse itself for any Delinquency Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which such Delinquency Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

      (iii) to reimburse itself for Servicer Advances to the extent provided in the related Prospectus Supplement;

      (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular Mortgage Loan prior to the deposit of such scheduled payment, late payment or recovery into the Collection Account or the Certificate Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such scheduled payment, late payment or such other recovery, to the extent permitted by the related Agreement;

      (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

      (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Seller or the Servicer pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

      (viii) to clear and terminate the Collection Account or the Certificate Account pursuant to the related Agreement.

   In addition, if the Servicer deposits in the Collection Account or the Certificate Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account or the Certificate Account.

Distributions on Certificates

   On each Distribution Date with respect to a Series of Certificates as to which credit support is provided by means other than the creation of a Subordinated Class and the establishment of a Reserve Fund, the Trustee will withdraw from the Certificate Account funds on deposit therein and distribute such funds to Certificateholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under "Description of the Certificates--Payments of Principal" and "--Payments of Interest" and in the related Prospectus Supplement. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the related Prospectus Supplement (in either case the "Determination Date"), except:

      (i)   all payments that were due on or before the Cut-off Date;

      (ii) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

      (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Servicer has made an unreimbursed Advance;

      (v) amounts representing reimbursement for other Advances which the Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Servicer and discussed below; and

      (vi) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool that represents (A) servicing compensation to the Servicer, (B) amounts payable to the entity or entities specified in the related Prospectus Supplement, (C) related Insurance Proceeds or Liquidation Proceeds or (D) amounts in the Reserve Fund, if any, with respect to the Series, each deposited in the Certificate Account to the extent described under "Description of the Certificates--Maintenance of Insurance Policies," "--Presentation of Claims" or "--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" or in the applicable Prospectus Supplement.

   Except as otherwise specified in the related Prospectus Supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Certificates, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal and interest on the Primary Assets, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Certificates and a statement setting forth certain information with respect to the Primary Assets.

   The timing and method of distribution of funds in the Certificate Account to Classes of Certificates having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the related Prospectus Supplement.

Special Distributions

   To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of Multi-Class Certificates that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Certificate Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Primary Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the Holders of the Certificates of such Classes may be less than the sum of (i) the interest scheduled to be distributed to Holders of the Certificates of such Classes and (ii) the amount to be distributed in reduction of Stated Principal Balance or such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next Distribution Date.

Reports to Certificateholders

   Unless otherwise specified or modified in the related Prospectus Supplement for each Series, the Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Certificateholder of record of such Series on each Distribution Date or as soon thereafter as is practicable, a statement generally setting forth, among other things, the following information, if applicable (per each Certificate, as to (i) through (iii) or (iv) through (vi) below, as applicable):

      (i) the amount of principal distributed to Holders of the related Certificates and the outstanding principal balance of such Certificates following such distribution;

      (ii) the amount of interest distributed to Holders of the related Certificates and the current interest on such Certificates;

      (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Certificates or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Certificates;

      (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Certificates, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Certificates;

      (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

      (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

      (vii) the book value of any REO Property acquired by the related Trust Fund; and

      (viii) such other information as specified in the related Agreement.

   In addition, within a reasonable period of time after the end of each calendar year, the Trustee, unless otherwise specified in the applicable Prospectus Supplement, will cause to be furnished to each Certificateholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i), (ii) and (iv)(d) above for such calendar year and such other information specified in the related Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Mortgage Loans. See "Servicing of Loans--Evidence as to Compliance."

   If so specified in the Prospectus Supplement for a Series of Certificates, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Certificates will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Advances and Limitations Thereon

   Unless otherwise stated in the related Prospectus Supplement, the Servicer will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest (adjusted to the applicable Pass-Through Rate) that were due on the Due Date with respect to a Mortgage Loan and that were delinquent (including any payments that have been deferred by the Servicer) as of the close of business on the date specified in the related Agreement ("Delinquency Advances"), to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to (unless otherwise provided in the related Prospectus Supplement) its determination that such advances are reimbursable under any letter of credit, Pool Insurance Policy, Primary Mortgage Insurance Policy or Mortgagor Bankruptcy Bond, from cash in the Reserve Fund, if any, cash in the Reserve Fund, if any, or the Certificate Account or otherwise. If specified in the related Prospectus Supplement, the obligation to make Delinquency Advances may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Such advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related Prospectus Supplement, any such Advances are reimbursable to the Servicer out of related recoveries on the Mortgage Loans respecting which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, if any, the Collection Account, Certificate Account or Distribution Account, as the case may be, to the extent that the Servicer determines that any such Advances previously made are not ultimately recoverable. The Servicer generally also will be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Servicer Advances" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Prospectus Supplement. Unless otherwise set forth in the related Prospectus Supplement, funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans. If a Servicer Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account, Certificate Account or Distribution Account, as the case may be, or from a specified Reserve Fund, to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the Servicer also will be required to advance an amount necessary to provide a full month's interest (adjusted to the applicable Pass-Through Rate) in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans. Any such Advances will not be reimbursable to the Servicer.

Collection Procedures; Escrow Accounts

   The Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more subservicers.

   The Servicer, directly or through the subservicers, as the case may be, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the related Agreement for a Series and any related Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or other Enhancement, follow such collection procedures as it follows with respect to comparable mortgage loans held in its own portfolio, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or other charge in connection with a Mortgage Loan or (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for scheduled payments on such Mortgage Loan, provided that the insurance coverage
                                          --------
for such Mortgage Loan or the coverage provided by any Enhancement will not be adversely affected.

   If specified in the related Prospectus Supplement, the Servicer, with respect to Mortgage Loans, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers with respect to taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Mortgage Loans may not require such payments under the related loan documents, in which case the Servicer will not be required to establish any Escrow Account with respect to such Mortgage Loans. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Maintenance of Insurance Policies and Other Servicing Procedures

   Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or cause to be maintained for each Mortgage Loan a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying such Mortgage Loan including extended coverage in an amount equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the principal balance of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Servicer also will maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the replacement cost or maximum insurable value of the improvements that are a part of the Mortgaged Property. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Collection Account or Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan may so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Collection Account or the Certificate Account, as described in the Agreement.
In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from any of the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When a Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated flood area, the Agreement will require the Servicer to cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

   The Seller will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other Enhancement.

   The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   In the event that the Servicer obtains and maintains a blanket policy issued by an insurer acceptable to the Rating Agency insuring against hazard losses on all of the related Mortgage Loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Collection Account or the Certificate Account, as applicable, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

   Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property. See "Description of Insurance-- Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against, as well as against losses caused by, the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

   Special Hazard Insurance. If so specified in the related Prospectus Supplement, the Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the
                                                   --------  -------
Servicer shall be under no such obligation if coverage under the Pool

Insurance Policy with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is
                  --------
greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance--Special Hazard Insurance Policies."

   Pool Insurance. To the extent specified in a related Prospectus Supplement, the Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Certificates in effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by Freddie Mac, Fannie Mae or any successors thereto, the Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies."

   Primary Mortgage Insurance. To the extent specified in the related Prospectus Supplement, the Servicer will be required to keep in force and effect for each Mortgage Loan, to the extent required by the underwriting standards of the Seller, a Primary Mortgage Insurance Policy issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which such coverage is required pursuant to the related Agreement and to act on behalf of the Trustee (the "Insured") under each such Primary Mortgage Insurance Policy. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Certificates that is required to be kept in force under the related Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the related Series of Certificates. See "Description of Insurance--Primary Mortgage Insurance Policies."

   Mortgagor Bankruptcy Bond. If so specified in the related Prospectus Supplement, the Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Certificates in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Seller, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Servicer to the extent permitted by the Rating Agency rating the related Series of Certificates, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See "Description of Insurance-- Mortgagor Bankruptcy Bond."

   Presentation of Claims. Under the terms of the Mortgage Loans, the borrowers generally are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Servicer, on behalf of the Trustee and Certificateholders, is obligated to present claims under any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the

Servicer to present such claims depends upon the extent to which information in this regard is furnished to the Servicer by the borrowers.

   The Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Mortgage Loans that are the subject of a bankruptcy proceeding. All collections by the Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Collection Account or the Certificate Account, subject to withdrawal as described herein.

   If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the expenses incurred by the Servicer and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

   If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer has been unable to make the above determinations or otherwise, the Servicer nevertheless will be obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property are less than the principal balance of the defaulted Mortgage Loan, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of Enhancement with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference, plus the aggregate of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the related Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Pass-Through Rate, the Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan from the Collection Account or the Certificate Account, as the case may be.

Enforcement of Due-On-Sale Clauses

   The Agreement with respect to Certificates representing interests in a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer will, to the extent it has knowledge of such conveyance, have the option to exercise its rights to accelerate the maturity of such Mortgage Loan under any applicable "due-on-sale" clause, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to such Mortgage Loan or would not be in the best interest of the related Series of Certificateholders. In any such case, where the due-on-sale clause will not be exercised, the Servicer is authorized to accept or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute borrower. The Servicer also will be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the Mortgage Note.

Realization Upon Defaulted Mortgage Loans

   Under the Agreement, the Servicer will be required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with Fannie Mae guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise. In addition, if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, then the Servicer will not cause the related Trust Fund to acquire title to such Mortgaged Property in a foreclosure or similar proceeding if such acquisition, in the reasonable opinion of the Servicer, is not commercially reasonable. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure often can maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Servicer nor the Seller will be required to do so.

   Any prospective purchaser of a Cooperative Dwelling generally will be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans--The Mortgage Loans--Foreclosure" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

Servicing Compensation and Payment of Expenses

   Under the Agreement for a Series of Certificates, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Mortgaged Properties in connection with Defaulted Loans.

   Except to the extent otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Mortgage Loans including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Certificateholders.

   When a borrower makes a principal prepayment in full between Due Dates on the related Mortgage Loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for distribution to Certificateholders an amount equal to one month's interest on the related Mortgage Loan

(less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Certificateholders may occur.

   Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for Servicer Advances. The related Certificateholders will suffer no loss by reason of such Servicer Advances to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims either are not made or not paid under the applicable insurance policies, or if coverage thereunder has been exhausted, the related Certificateholders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer Advances, are less than the outstanding principal balance of and unpaid interest on the related Mortgage Loan which would be distributable to Certificateholders. The Servicer generally is also entitled to reimbursement from the Collection Account or the Certificate Account for Servicer Advances. In addition, the Servicer will be entitled to reimbursement for Delinquency Advances as described above under "--Advances and Limitations Thereon."

   Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Certificateholders of such Series.

Evidence as to Compliance

   If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans by the Servicer and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the related Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report.

   If so specified in the related Prospectus Supplement, the Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding The Servicer,
The Seller and The Trustee

   If an Event of Default occurs under the Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Event of Default."

   Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) would not cause the Rating Agency's rating of the Certificates for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (iv) executes and delivers to the Trustee and the Enhancer, if any, an agreement, in form and substance reasonably satisfactory to the Trustee and the Enhancer, if any, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the
                   --------
requirements for a successor Servicer set forth above.

   The Servicer will not be under any liability to the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment;

provided, however, that the Servicer will not be protected against any liability
--------  -------
that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. Except to the extent otherwise provided therein, each Agreement will provide further that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust Fund and will be held harmless to the extent provided in the Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (or balances thereof) (except any such loss liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

   Each Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders and the Enhancer, if any, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Certificateholders or the Trust Fund will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officer, employees and agents.

   The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller and with the Servicer and/or their affiliates.

   The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series, subject to the rights of the Enhancer, if any. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

   Each Agreement also will provide that neither the Seller nor any director, officer, employee or agent of the Seller or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided,
                                                                 --------
however, that neither the Seller, nor the Trustee nor any such person will be
-------
protected against, in the case of the Seller, any breach of representations or warranties made by them, and in the case of the Seller and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Agreement will provide further that the Seller, and the Trustee and any director, officer and employee or agent of the Seller or the Trustee shall be entitled to indemnification, by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Servicer or from the exercise of any power of attorney granted pursuant to the Agreement, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Certificate (except any such loss, liability or expense otherwise reimbursable pursuant to the related Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that the Seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Seller may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller will be entitled to be reimbursed therefor out of the Certificate Account.

Deficiency Event

   To the extent a deficiency event is specified in the related Prospectus Supplement, a deficiency event (a "Deficiency Event") with respect to the Certificates of each Series may be defined in the Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Certificates of such Series, in accordance with the terms thereof and the Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

   To the extent a deficiency event is specified in the related Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the Certificate Principal Balance of each such Certificate on or before the latest Final Distribution Date of any outstanding Certificates of such Series.

   To the extent a deficiency event is specified in the related Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

   To the extent a deficiency event is specified in the related Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust
Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

   To the extent a deficiency event is specified in the related Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Interest Rate borne by any Certificate of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Certificates of that Class. In such event, the Holders of a majority in outstanding principal balance of such Certificates may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

Events of Default

   Unless otherwise provided in the related Prospectus Supplement, Events of Default under each Agreement will consist of: (i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee or the Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement, which failure shall continue for 60 days (15 days in the case of a failure to pay the premium for any insurance policy) or any breach of any representation and warranty made by the Servicer which continues unremedied for 120 days after the giving of written notice of such failure or breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer.

Rights Upon Event of Default

   So long as an Event of Default with respect to a Series of Certificates remains unremedied and unless otherwise set forth in the related Prospectus Supplement and subject to the rights of the Enhancer, if any, the Seller, the Trustee or the Holders of Certificates evidencing not less than 25% of the voting rights evidenced by the Certificates of such Series may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Seller so notifies the Trustee and the Servicer, the Seller or its designee, will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Servicer under the Agreement.

Amendment

   Each Agreement may be amended by the Seller, the Servicer and the Trustee, without notice to or consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct any defective or to correct or supplement any provision therein, (iii) to add to the duties of the Seller, the Trust Fund or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by the Rating Agency in order to maintain or improve the rating of the Certificates (it being understood that none of the Seller, the Servicer or the Trustee is obligated to maintain or improve such rating) or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not materially and adversely affect the interests of any Holders of such Series or, if specified in the related Prospectus Supplement, the Enhancer, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from the Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to withdraw or reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series also may be amended by the Trustee, the Servicer, if applicable, and the Seller with respect to such Series with the consent of the Enhancer, if specified in the related Prospectus Supplement, or the Holders possessing not less than 51% of the aggregate outstanding principal amount of the Certificates of such Series or, if only certain Classes of such Series are affected by such amendment, 51% of the aggregate outstanding principal amount of Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment
                                      --------  -------
may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Certificates of such Class, the Holders of which are required to consent to any such amendment or (c) if specified in the related Prospectus Supplement, adversely affect the interests of the Enhancer, without, in the case of clauses
(a) or (b), the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

Voting Rights

   The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

   Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

   No Agreement will provide for the holding of any annual or other meeting of Holders.

Book-Entry Securities

   If specified in the Prospectus Supplement for a Series of Certificates, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Certificates will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

   For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Seller or an affiliate of the Seller.

Termination

   The obligations created by the Agreement for a Series of Certificates will terminate upon the distribution of Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Primary Asset or
(ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at the time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Assets, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Servicer Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate principal balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however,
                                                            --------  -------
that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate principal balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but such entity's right to so purchase is subject to the aggregate principal balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate principal balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Seller or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "Description of the Certificates--Optional Purchase or Termination."


                                  ENHANCEMENT

   The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Certificates will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospect Supplement, enhancement may be in the form of a financial guaranty insurance policy, overcollateralization, a letter of credit, cash reserve fund, insurance policies, one or more Class of Subordinated Certificates, derivative products or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement (collectively, "Enhancement"). If specified in the related Prospectus Supplement, Enhancement for any Series of Certificates may cover one or more Classes of Certificates and, accordingly, may be exhausted for the benefit of a particular Class of Certificates and thereafter be unavailable to such other Classes of Certificates. Further information regarding any provider of Enhancement, including financial information when material, will be included in the related Prospectus Supplement.

   The presence of Enhancement is intended in increase the likelihood of receipt by certain Certificateholders of the full amount of principal and interest due thereon and to decrease the likelihood that certain Certificateholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Enhancement for a Class of Certificates will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Certificates of a Series, Certificateholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Certificateholders of other Classes.

Letters of Credit

   The Letters of Credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans evidenced by each Series (the "L/C Percentage") specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Certificates. The amount available under the Letter of Credit in all cases will be reduced to the extent of the unreimbursed payments thereunder. Unless otherwise specified in the related Prospectus Supplement, the obligations of the L/C Bank under the Letter of Credit for each Series of Certificates will expire 30 days after the latest of the scheduled final maturity dates of the Mortgage Loans in the related Mortgage Pool or the repurchase of all Mortgage Loans in the Mortgage Pool in the circumstances specified above. See "Description of the Certificates--Optional Purchase or Termination."

   Unless otherwise specified in the applicable Prospectus Supplement, the Servicer will be required under the Agreement to determine not later than three business days prior to each Distribution Date whether a payment under the Letter of Credit will be necessary on the Distribution Date and, no later than the third business day prior to such Distribution Date, to advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate to the related Due Date) or provide such coverage with respect to the unpaid principal or notional amount of the Certificates or a Class or Classes within such Series as is specified in the related Prospectus Supplement. The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Certificateholders, in the manner specified in the related Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicer and other amounts payable to the Seller or the person or entity named in the applicable Prospectus Supplement therefrom.

   If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

   To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

   In the event of default by borrowers, prospective purchasers of Certificates of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit. If the amount available under the Letter of Credit is exhausted or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related Prospectus Supplement (the "Required Reserve"), the Certificateholders (in the priority specified in the related Prospectus Supplement) will thereafter bear all risks of loss resulting from default by borrowers (including losses not covered by insurance or Alternative Enhancement), and must look primarily to the value of the properties securing defaulted Mortgage Loans for recovery of the outstanding principal and unpaid interest.

   In the event that a Subordinated Class of a Series of Certificates is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the related Prospectus Supplement.

Subordinated Certificates

   To the extent specified in the Prospectus Supplement with respect to a Series of Certificates, Enhancement may be provided by the subordination of the rights of the holders of one or more Classes of Certificates to receive distributions with respect to the Mortgage Loans in the Mortgage Pool underlying such Series, to the rights of the Senior Certificateholders or holders of one or more Classes of Subordinated Certificates of such Series to receive such distributions, to the extent of the applicable Subordinated Amount. The Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses are defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Certificates of one or more Classes of such Series paid or borne by the holders of one or more Classes of Subordinated Certificates of such Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Certificates of a Class to which the applicable Class of Subordinated Certificates are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from any Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Certificateholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such Mortgage Loans). The Prospectus Supplement for each Series of Certificates with respect to which credit support will be provided by one or more Classes of Subordinated Certificates will set forth the Subordinated Amount for such Series. If specified in the related Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

Shifting Interest

   If specified in the Prospectus Supplement for a Series of Certificates for which Enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the Mortgage Loans in the related Trust Fund will be subordinated to such right of the holders of the Senior Certificates of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to borrower defaults.

   The protection afforded to the holders of Senior Certificates of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Certificates a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest of the Subordinated Certificates in the Mortgage Pool. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates.

Swap Agreement

   If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of an interest rate

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

swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement.

Reserve Fund

   If so specified in the related Prospectus Supplement, Enhancement with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of a Reserve Fund for such Series. Unless otherwise specified in the related Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Seller and will be funded by the retention by the Servicer of certain payments on the Mortgage Loans, by the deposit with the Trustee by the Seller of cash in the amount specified in the related Prospectus Supplement (the "Initial Deposit"), by any combination of the foregoing, or in another manner specified in the related Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Servicer will retain specified distributions on the Mortgage Loans otherwise distributable to the holders of Subordinated Certificates and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary to maintain the Reserve Fund at the Required Reserve, taking into account the application of such distributions to amounts due and unpaid on the Certificates (or on the Certificates of such Series to which the applicable Class of Subordinated Certificates, if any, are subordinated) and the reimbursement of unreimbursed Advances and liquidation expenses. The balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class of Subordinated Certificates, or to another specified person or entity as set forth in the related Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of any Class. The Agreement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related Agreement.

   Amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Certificateholders of the Classes, if any, specified in the related Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. If on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the Senior Certificates of such Series, after giving effect to any Advances made by the Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Certificateholders (the "Required Distribution") on such Distribution Date, the Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Certificateholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Certificateholders on such Distribution Date to the Required Distribution; provided, however, that in no event will any amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Certificateholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve will be released to the Subordinated Certificateholders. Unless otherwise specified in the related Prospectus Supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Certificates of the applicable Class will not receive any distributions with respect to the Mortgage Loans other than amounts attributable to interest on the Mortgage Loans after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Certificates of the applicable Class are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a

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

representation or warranty pursuant to the Agreement. Amounts in the Reserve Fund shall be applied in the following order:

      (i) to the reimbursement of Advances determined by the Servicer to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicer if sufficient funds for such reimbursement are not otherwise available in the related and Certificate Account;

      (ii) to the payment to the holders of the Senior Certificates of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

      (iii) to the payment to the holders of the Senior Certificates of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

   Amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, will be released to the holders of the Subordinated Certificates, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

   Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class of Subordinated Certificates in accordance with their respective interests in the Reserve Fund in the priority specified in the related Prospectus Supplement. Investment income in the Reserve Fund is not available for distribution to the holders of the Senior Certificates of such Series or otherwise subject to any claims or rights of the holders of the applicable Class of Senior Certificates. Eligible investments for monies deposited in the Reserve Fund will be specified in the Agreement for a Series of Certificates for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Certificates of such Series from time to time as being consistent with its outstanding rating of such Certificates. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

   The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Certificates of such Series and the availability of amounts in the Reserve Fund for distributions on such Certificates will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans in the related Trust Fund and therefore cannot be accurately predicted.

Performance Bond

   If so specified in the related Prospectus Supplement, the Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Servicer of one or more of its obligations under the Agreement, including its obligation to advance delinquent installments of principal and interest on Mortgage Loans and its obligation to repurchase Mortgage Loans in the event of a breach by the Servicer of a representation or warranty contained in the Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on the Certificates would be reduced by such Rating Agency, the Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Certificates or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

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                            DESCRIPTION OF INSURANCE

   To the extent that the applicable Prospectus Supplement does not expressly provide for a form of Enhancement specified above, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund, unless otherwise provided in the related Prospectus Supplement.

Primary Mortgage Insurance Policies

   To the extent specified in the related Prospectus Supplement, each Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy.

   Unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer and (v) unpaid premiums.

   Unless otherwise specified in the related Prospectus Supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the Insured will be required to, in the event of default by the borrower: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and
(5) foreclosure costs, including court costs and reasonable attorneys' fees;
(ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

   Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer;
(b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured

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

must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

   Unless otherwise specified in the related Prospectus Supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged, plus any advances made by the Insured, until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

   The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Mortgage Loans underlying a Series of Certificates will be described in the related Prospectus Supplement.

   The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of such mortgage loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

   The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the

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

FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

   The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon its assignment to the VA.

   With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

   The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

   The Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the related Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

   The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

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

   The Seller will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

   Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

Pool Insurance Policies

   If so specified in the related Prospectus Supplement, the Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Certificates of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below.

   Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property and to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted), (c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and (e) foreclosure costs including court costs and reasonable attorneys' fees; and
(iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as defined below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from, or in any way related to, the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An "Approved Sale" is (1) a sale of the Mortgaged Property acquired because of a default by the borrower to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool

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

Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Certificateholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Servicer and (B) that such expenses will be recoverable by it through Liquidation Proceeds, Insurance Proceeds or amounts in the Reserve Fund, if any, with respect to such Series.

   No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the borrower, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case (ii) or (iii), such exclusion shall not apply if
      --------
the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Servicer's insurability representation described under "Description of the Certificates--Assignment of Mortgage Loans" above, and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Certificateholders of the related Series and cannot be cured by the Servicer. Depending upon the nature of the event, a breach of representation made by the Seller also may have occurred. Such a breach, if it materially and adversely affects the interests of the Certificateholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Seller as more fully described under "The Trust Fund--Mortgage Loan Program--Representations by the Seller; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans."

   The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Certificates of the related Series by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Certificates of such Series. In addition, unless the Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Servicer would not be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Certificates--Advances."

Special Hazard Insurance Policies

   If so specified in the related Prospectus Supplement, the Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Certificates. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Certificates of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective

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states in which the Mortgaged Properties are located. See "Description of the
Certificates--Maintenance of Insurance Policies" and "--Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related Prospectus Supplement.

   Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the borrower or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or (ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the borrower. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

   The terms of the Agreement will require the Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event, the Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

Mortgagor Bankruptcy Bond

   In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Certificates will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Certificates of the related Series, which will be set forth in the related Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Certificates may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Certificates of such Series by the Rating Agency rating such Series.

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                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state other than, in some cases, the states of Maryland, Virginia and the District of Columbia (the "Mortgage Loan Jurisdictions"), where it is anticipated that most of the Mortgaged Properties will be located), nor to encompass the laws of all states in which the security for the Mortgage Loans is situated.

The Mortgage Loans

   General. The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Primary Assets for a Series will be secured by either first or more junior mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor) a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.


Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.



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   The form of the mortgage or deed of trust used by many institutional lenders, like that used by the Seller, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Foreclosure

   Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

   Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

   In Maryland, a summary court proceeding must be commenced (and a bond must be filed) to effect a trustee's sale, even under a deed of trust that includes a power of sale. In Virginia and the District of Columbia, a trustee's sale is generally non-judicial, although foreclosure may be accomplished by judicial




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action in all of the Mortgage Loan Jurisdictions.  The term "foreclosure" often is used as a shorthand way of referring to a trustee's sale as well as to judicial foreclosure.

   In Maryland and the District of Columbia, prior to a trustee's sale, the trustee must record a notice of sale in the public records. In all of the Mortgage Loan jurisdictions, the trustee must give notice of the sale to the grantor and/or to any successor in interest to the grantor. The trustee also generally will give notice of the sale to the beneficiary of any junior deed of trust or other lien and to certain other interested persons. This notice to junior lien holders is required in Maryland and Virginia. In the Mortgage Loan Jurisdictions, in addition to the notice to the grantor and others described above, notice of sale must be published periodically in a local newspaper for a prescribed period prior to the trustee's sale.

   The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located.
At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale. Other than in Maryland, judicial confirmation typically is not required after a sale conducted in accordance with a power of sale in the Mortgage Loan Jurisdictions.

   A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on any senior deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

   In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.




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

   Under the REMIC provision of the Code and the related Agreement, the Servicer may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Servicer. In the case of a Series in which an election is made to treat the related Trust Fund as a REMIC, the Servicer shall, on behalf of the Trust Fund, manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or result in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" under Section 860G(c) of the Code, which is subject to taxation under the REMIC Provisions.

Cooperative Loans

   If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans also may include Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

   Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan



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

evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

   Tax Aspects of Cooperative Loans

   In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

   Realizing upon Cooperative Loan Security

   The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not





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

monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

   The terms of the Cooperative Loans do not require either the mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

   In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "AntiDeficiency Legislation and Other Limitations on Lenders" below.

   Rights of Redemption

   In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

   In the District of Columbia, the debtor under a residential deed of trust (or anyone on the debtor's behalf) may cure a default during a reinstatement period by paying the entire amount of the debt then due, exclusive of amounts due solely to acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorneys' and trustee's fees. In all of the Mortgage Loan Jurisdictions, the grantor (or the grantor's successor), any beneficiary under a junior deed of trust or any other persons having a subordinate lien or encumbrance may discharge the deed of trust on the security property by paying the entire principal due as a result of the acceleration, together with interest and costs, expenses and fees.



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   When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the beneficiary for such cure generally becomes a part of the indebtedness secured by the junior deed of trust.

   State laws may control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In the Mortgage Loan Jurisdictions, there generally is no right to redeem the security property after the completion of a proper trustee's or foreclosure sale.

   Anti-Deficiency Legislation and Other Limitations on Lenders

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

   Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

   Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

   In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding




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indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

   The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

   Bankruptcy Laws

   Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"),




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over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

   Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of



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business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   "Due-on-Sale" Clauses

   The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

   The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

   Enforceability of Certain Provisions

   Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) may be retained by the Servicer as additional servicing compensation.

   Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.



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   Environmental Considerations

   Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

   Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

   Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

   It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors.




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

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

   Soldiers' and Sailors' Relief Act

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.



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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

I. General

   The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of Certificates. Orrick, Herrington & Sutcliffe LLP, counsel to the Seller, is delivering its opinion regarding certain federal income tax matters discussed below. The opinion addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below, to the extent it is a discussion of law or legal conclusions, is true and correct in all material respects. Prospective investors should be aware that opinions of counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, and there can be no absolute assurance that the IRS or the courts will agree with the conclusions expressed in counsel's opinion. As used hereinafter in "Certain Federal Income Tax Consequences," "Mortgage Loans" shall include Mortgage Certificates.

   The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, thrifts, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

   The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Servicer will elect to have treated as one or more real estate mortgage investment conduits ("REMICs") under Code Sections 860A through 860G ("REMIC Provisions") and (ii) certificates ("Trust Certificates") representing certain interests in a Trust Fund which the Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates." If securities are issued that (i) represent interests in a Mortgage Pool which the Servicer will elect to have treated as interests in a "financial asset securitization trust" (a "FASIT") or (ii) are characterized as (a) non-REMIC, non-FASIT indebtedness and (b) the corresponding equity interest in the issuer of such debt, the federal income tax consequences of these securities will be addressed in the related Prospectus Supplement.

   Under the REMIC Provisions, REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate."

   A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the pass-through rate), will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund (net of normal servicing fees) will be referred to as a "Trust Interest Certificate."



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

   The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations").

II.  REMIC Trust Funds

   A. Classification of REMIC Trust Funds

   With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, Orrick, Herrington & Sutcliffe LLP, will deliver their opinion generally to the effect that, assuming that (i) any required REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and
(iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool (or a portion thereof) will qualify as one or more REMICs and the classes of interests offered will be considered to be "regular interests" or "residual interests" within the meaning of the REMIC Provisions.

   Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations. In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

   B. Taxation of Owners of REMIC Regular Certificates

   In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      1.  Original Issue Discount

   Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Servicer will report annually (or more frequently if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "Reporting and Other Administrative Matters of REMICs" below.

   Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.



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

   Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history to Code Section 1272(a)(6) indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Seller nor the Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

   The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

   If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

   The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple greater than 0.65 but not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in



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the control of the issuer or that is unique to the circumstances of a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under "Variable Rate Certificates." Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "Variable Rate Certificates." REMIC Regular Certificates offered hereby other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest," but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

   Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

   The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium."

   Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC



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Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

   A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

   Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate, or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

   Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Servicer currently intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the



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value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

   In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

   Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of Treasury regulations, issued in final form on June 11, 1996, applicable to instruments having contingent payments (the "1996 Contingent Debt Regulations"). The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

      2.  Market Discount and Premium

   A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

   A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount), reduced by any premium, in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.



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   Under a statutory de minimis exception, market discount with respect to a
REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

   The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in certain legislative history might apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

   Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.




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      3.  Treatment of Subordinated Certificates

   As described above under "Credit Support--Subordinated Certificates," certain Series of Certificates may contain one or more Classes of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Certificateholder in that period.

   Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Certificate. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Certificate. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

   C. Taxation of Owners of REMIC Residual Certificates

      1.  General

   An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions," the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.



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

      2.  Taxable Income or Net Loss of the REMIC Trust Fund

   The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Seller, the Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Prohibited Transactions and Other Possible REMIC Taxes", below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Servicer or sub-servicers if any. (See, however, "Pass-Through of Servicing Fees", below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

      3.  Basis Rules and Distributions

   Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "Sales of REMIC Certificates," below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (see "Taxation of Owners of REMIC Residual Certificates-- Daily Portions" above), and decreased by distributions and by net losses taken into account with respect to such interest.

   A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

   The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates," below. The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.



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      4.  Excess Inclusions

   Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

   For Residual Owners, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. However, net operating loss carryovers are determined without regard to excess inclusion income. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates."

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Owner. First, alternative minimum taxable income for a Residual Owner is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Owner's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      5.  Noneconomic REMIC Residual Certificates

   Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. It is expected that the REMIC Residual Certificates will be noneconomic.

      6.  Tax-Exempt Investors

   Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "Excess Inclusions."

   Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act"). Under provisions of the Pooling and Servicing Agreement, such organizations generally are prohibited from owning Residual Certificates. See "Sales of REMIC Certificates."


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

   D.  Sales of REMIC Certificates

   If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code
Section 1221. Capital Losses may not, in general, be offset against ordinary income.

   If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

   The 1988 Act makes transfers of a REMIC Residual Certificate to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

   In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified


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

organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

   E. Pass-Through of Servicing Fees

   The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Servicer and the subservicers (if any) will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Regular Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

   A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Seller intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

   F. Prohibited Transactions and Other Possible REMIC Taxes

   The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "startup day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

   G. Termination of a REMIC Trust Fund

   In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.


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

   H.  Reporting and Other Administrative Matters of REMICs

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

   The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

   The responsibility for complying with the foregoing reporting rules will be borne by the Servicer.

   For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

   As agent for the tax matters person, the Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

   I. Backup Withholding with Respect to REMIC Certificates

   Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.


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

   J.  Foreign Investors in REMIC Certificates

      1.  REMIC Regular Certificates

   Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

   "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, regulations provide otherwise), or an estate or trust defined in Section 7701(a)(30)(D) and (E), respectively.

   Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

      2.  REMIC Residual Certificates

   Amounts paid to a Residual Owner that is not a "U.S. Person" (as defined above) (a "non-U.S. Person") generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally is imposed at a rate of 30 percent but is subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100 percent, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

   Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes.



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

If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion, and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

   Holders of REMIC Regular Certificates and REMIC Residual Certificates should be aware that proposed Treasury Regulations (the "1996 Proposed Regulations") were issued on April 15, 1996 which, if adopted in final form, could affect the United States taxation of foreign investors in REMIC Certificates. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the REMIC Certificate with respect to which such payments are made, subject to certain transition rules. One of the effects of the 1996 Proposed Regulations would be to provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1996 Proposed Regulations would replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The 1996 Proposed Regulations would also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

   The discussion under this heading is not intended to be a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective investors are urged to consult their tax advisers with respect to the effect the 1996 Proposed Regulations may have.

   K. State and Local Taxation

   Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III.  Non-REMIC Trust Funds

   A. Classification of Trust Funds

   With respect to each series of Trust Certificates Orrick, Herrington & Sutcliffe LLP will deliver their opinion to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will be classified as a grantor trust and not as an association taxable as a corporation or publicly traded partnership treated as a corporation.


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

   B.  Taxation of Owners of Trust Fractional Certificates

   Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Trust Funds included in a Mortgage Pool. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on such Mortgage Loans. Because those interests represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code
Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Company at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Seller from the borrower will be treated for federal income tax purposes as having the same character as the payments which they replace.

   Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans should read the material under the headings "Application of Stripped Bond Rules," "Market Discount and Premium" and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Loan" means a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans.

   Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings "Treatment of Unstripped Certificates", "Market Discount and Premium", and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Servicer or sub-servicers as an interest in the Mortgage Loans, essentially equivalent to that portion of interest payable with respect to each Mortgage Loan that is retained by the Seller ("Retained Yield"). If such a view were sustained with respect to a particular Trust Fund, such purchasers would be subject to the rules set forth under "Application of Stripped Bond Rules" rather than those under "Treatment of Unstripped Certificates." The Seller does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

      1.  Application of Stripped Bond Rules

   Each Trust Fund will consist of an interest in each of the Mortgage Loans relating thereto, exclusive of the Seller's Retained Yield, if any. With respect to each Series of Certificates Orrick, Herrington & Sutcliffe LLP will advise the Seller that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Seller in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there


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

is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." See also "Non-Remic Trust Funds- -Prepayments" hereof. The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans, and to determine the amount of original issue discount on such certificates accordingly. See "Aggregate Reporting."

   Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See "--Market Discount and Premium." The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See "Aggregate Reporting."

   Subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the Certificates. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Loans at that time.

   Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is
(a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such



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

difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

   Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to Stripped Certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

   Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a mortgage loan by mortgage loan basis (or on the basis of the rights to individual payments) taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

   Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

      2.  Treatment of Unstripped Certificates

   Mortgage Loans in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being unstripped mortgage loans ("Unstripped Mortgage Loans") will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "REMIC Trust funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans as it accrues or is received by the Trustee, whichever is earlier.

   Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included in income on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations would provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations would have original issue discount if the points charged at origination (or other loan discount) exceeded the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the loan, or because of the use of an index that does not vary in a manner approved the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "REMIC Trust Funds-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "Application of Stripped Bond Rules--Variable Rate Certificates."


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

   A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan exceeds its "adjusted issue price," by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

      3.  Market Discount and Premium

   In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the "adjusted issue price" of such Mortgage Loan. See "Treatment of Unstripped Certificates" and "Application of Stripped Bond Rules." Thus, with respect to such Mortgage Loans, a holder will be required, under Code
Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond,
(ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

   If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Loans (on the basis of its relative fair market value). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium. The portion of such premium allocated to Unstripped Mortgage Loans originated on or before September 27, 1985 may only be deducted upon the sale or final distribution in respect of any such Mortgage Loan, as the special rules of the Code that permit the amortization of such premium apply in the case of debt instruments other than corporate and governmental obligations, only to obligations issued after that date. Upon such a sale or final distribution in respect of such a Mortgage Loan, the premium, if any, allocable thereto would be recognized as a short-term or long-term capital loss by a Certificateholder holding the interests in Mortgage Loans represented by such Certificate as capital assets, depending on how long the Certificate had been held.

   The application of the Stripped Bond Rules to Stripped Mortgage Loans will generally cause any premium allocable to Stripped Mortgage Loans to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization of premium would be allowed. It is possible that the IRS may take the position that the application of the Stripped Bond Rules to the Stripped Mortgage Loans should be adjusted so as not to take account of any premium allocable to a Stripped Mortgage Loan originated


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

on or before September 27, 1985. Any such premium would then be subject to the provisions of the Code relating to the amortization of bond premium, including the limitations described in the preceding paragraph on the amortization of premium allocable to Mortgage Loans originated on or before September 27, 1985.

   The IRS recently published regulations (the "Premium Regulations") on the amortization of bond premium. The Proposed Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will exercise or not exercise its option in a manner that maximizes the Certificateholder's Yield. The regulations do not, however, apply to instruments that are subject to Section 1272(a)(6). It is not clear whether
Section 1272(a)(6) would apply to Unstripped Certificates.

      4.  Allocation of Purchase Price

   As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans may be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of such Mortgage Loans included in the Trust Fund at the time the Certificate is purchased. The Seller believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

   C. Taxation of Owners of Trust Interest Certificates

   With respect to each Series of Certificates Orrick, Herrington & Sutcliffe LLP will advise the Seller that, in their opinion, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans. Accordingly, and subject to the discussion under "Application of Stripped Bond Rules" below, each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Seller at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Servicer from the borrower will be treated for federal income tax purposes as having the same character as the payment which they replace.

      1.  Application of Stripped Bond Rules

   A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans. With respect to each Series of Certificates Orrick, Herrington & Sutcliffe LLP will advise the Seller that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (a "Stripped Interest") separated by the Seller from the right to receive principal payments and the remainder,


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

if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payment to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." See also "Prepayments" below. The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the Mortgage Loans. See "Aggregate Reporting."

   Alternatively, Trust Interest Certificateholders may be required by the IRS to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

   The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above in "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" apply. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount de minimis rules described above.

   Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a mortgage loan by mortgage loan basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a mortgage by mortgage basis. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

   Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.



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

   D.  Prepayments

   The Tax Reform Act of 1986 (the "1986 Act") contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. Although the proper treatment of interests, such as the Trust Fractional Certificates and the Trust Interest Certificates, in debt instruments that are subject to prepayment is unclear. Legislation recently enacted has extended (for taxable years beginning after such enactment) the rules contained in the 1986 Act to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to such Certificates. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, with respect to the Trust Interest Certificates, as to the possible application of the 1996 Contingent Debt Regulations.

   E. Sales of Trust Certificates

   If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Trust Funds--Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that code Section 582(c) applies to such gain or loss. Capital losses may not, in general, be offset against ordinary income.

   F. Trust Reporting

   The Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Servicer and sub-servicer (if any) and such other customary factual information as the Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

   G. Back-up Withholding

   In general, the rules described in "REMIC Trust Funds--Back-up Withholding" will also apply to Trust Certificates.

   H. Foreign Certificateholders

   Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof, or a United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code Section 957) related to, each of the issuers of the Mortgages and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgages were issued after July 18, 1984. This withholding tax may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

   Holders of Trust Certificates should be aware that proposed Treasury Regulations were issued on April 15, 1996 which, if adopted in final form, could affect the United States taxation of foreign investors in Trust Certificates. For further discussion of those proposed regulations, see "REMIC TRUST FUNDS-- Foreign Investors in REMIC Certificates" above.

   I. State and Local Taxation

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.


                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code (collectively, "Tax-Favored Plans").

   Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

   In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest")) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any such transaction.

Plan Assets Regulation

   An investment of Plan Assets in Certificates may cause the underlying Mortgage Loans, Mortgage Certificates, Cooperative Loans, and/or other assets held in a Trust Fund to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has issued a regulation (the "Plan Assets Regulation") concerning whether or not the assets of a Plan would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund), for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an equity interest (such as a Certificate) in such entity. Because of the factual nature of certain rules in the Plan Assets Regulation, the assets of a Plan may be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a Trust Fund), or (ii) merely the Plan's interest in the instrument evidencing such interest (such as a Certificate). Therefore, neither Plans nor certain entities in which assets of Plans are invested should acquire or hold Certificates in reliance upon the availability of any exception under the Plan Assets Regulation. For purposes of this section, the term "plan assets" or "assets of a Plan" ("Plan Assets") has the meaning specified in the Plan Assets Regulation and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

   The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Seller, the Servicer, the Trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the Certificates, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of Certificates by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory or administrative exemption is available. Under the Plan Assets Regulation, the assets of a Plan which holds a Certificate would include such Certificate and may also be deemed to include the Mortgage Loans and/or other assets held in the related Trust Fund. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, the Seller, the Servicer, the Trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

   Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the Mortgage Loans and/or other assets held in a Trust Fund were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a "fiduciary" with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. In addition, if the Mortgage Loans and/or other assets held in a Trust Fund constitute Plan Assets, the acquisition or holding of Certificates by, on behalf of or with Plan Assets of a Plan, and the operation of such Trust Fund, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

Underwriter's Exemption

   The DOL has issued essentially identical individual exemptions to various underwriters (collectively, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), the "Underwriter's
Exemption"), which generally exempt from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operations of pools of certain secured obligations (such as Mortgage Loans) that are held in a trust, and (ii) the purchase, sale and holding of pass-through certificates issued by such trust as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter's Exemption are satisfied. For purposes of this section, the term "Underwriter" includes both such an underwriter (or affiliate) and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter (or affiliate) is the manager or a co-manager.

   Each Underwriter's Exemption sets forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief under the Underwriter's Exemption:


      First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

      Second, the Certificates must not evidence rights or interests that are subordinated to the rights and interests evidenced by the other Certificates issued by the same trust.

      Third, the Certificates, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies").

      Fourth, the Trustee must not be an affiliate of any other member of the "Restricted Group," which consists of any Underwriter, the Seller, the Servicer, the Trustee and any mortgagor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets held in the Trust Fund as of the date of initial issuance of the Certificates.

      Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the assets to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for the Servicer's services under the applicable Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

      Sixth, the Plan or other person investing Plan Assets in the Certificates must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

      Seventh, (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or with Plan Assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of Certificates by or with Plan Assets of a Plan.

      Eighth, the Trustee must not be an affiliate of any other member of the Restricted Group.

Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates in reliance upon the Underwriter's Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such Certificates.

   If the general conditions of the Underwriter's Exemption are satisfied, the Exemption may provide exemptive relief from:

      (a) The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of Certificates by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an "Excluded Plan"), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

      (b) The restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and
   Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Seller or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the Certificates is a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust Fund (or its affiliate), (ii) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with Plan Assets of a Plan, and (iii) the holding of Certificates by or with Plan Assets of a Plan; and

      (c) The restrictions imposed by Sections 406 and 407(a) of ERISA and
   Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of a Mortgage Pool, subject to certain specific conditions which the Seller expects will be satisfied if the general conditions of the Underwriter's Exemption are satisfied.

   The Underwriter's Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the Certificates (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan's ownership of Certificates.

   Before purchasing a Certificate, a fiduciary or other investor of Plan Assets should itself confirm that (i) the Certificates constitute "certificates" for purposes of the Underwriter's Exemption, and (ii) the specific and general conditions and other requirements set forth in the Underwriter's Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

Other Exemptions

   Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with an acquisition of Certificates representing a beneficial ownership interest in a pool of single-family residential first or second Mortgage Loans, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing an interest in a Trust Fund which includes Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Multifamily Property or unimproved real property, or certain other assets. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable Prospectus Supplement may contain additional information regarding the application of the Underwriter's Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

Insurance Company General Accounts

   In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4
of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and Section 4975(c) of the Code, for transactions involving an insurance company general account. Pursuant to
Section 401(c) of ERISA, the DOL was required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, (i) except as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations, or (ii) unless an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan
(a) after December 31, 1998, or (b) issued to a Plan on or before December 31, 1998 and with respect to which the insurance company does not comply with the 401(c) Regulations, may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, assets of a separate account are still treated as Plan Assets of any Plan invested in such separate account. An insurance company contemplating the investment of general account assets in Certificates should consult with its legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

Representations from Investing Plans

   The exemptive relief afforded by the Underwriter's Exemption will not apply to the purchase, sale or holding of Subordinated Certificates, Residual Certificates or Certificates evidencing an interest in a Trust Fund which contains a swap or other notional principal contract. Except as otherwise specified in the applicable Prospectus Supplement, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to acquire such Certificates will not be registered by the Trustee unless the transferee provides the Seller and the Trustee with an opinion of counsel satisfactory to the Seller and the Trustee, which opinion will not be at the expense of the Seller or the Trustee, that the acquisition of such Certificates by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Seller or the Trustee to any obligation in addition to those undertaken in the applicable Agreement. In lieu of such opinion of counsel, except as otherwise specified in the applicable Prospectus Supplement, the transferee may provide a certification of facts substantially to the effect that the acquisition of Subordinated Certificates by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Seller or the Trustee to any obligation in addition to those undertaken in the applicable Agreement, and the following conditions are met: (i) the source of funds used to purchase such Certificates is an insurance company general account (as defined in PTCE 95-60), and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

Tax-Exempt Plan Investors

   A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or "UBTI") within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences-Taxation of Owners of Residual Certificates-Excess Inclusions" and "-Tax-Exempt Investors."

Consultation with Counsel

   There can be no assurance that the Underwriter's Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires Certificates (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter's Exemption were satisfied, that exemptive relief would be available for all transactions involving a Trust Fund. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in Certificates.

   Any fiduciary or other person who proposes to acquire or hold Certificates on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL.

   Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of Certificates.

                               LEGAL INVESTMENT

   The applicable Prospectus Supplement for a Series of Certificates will specify whether a Class of such Certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such Class, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

   Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes of Certificates), except under limited circumstances.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

   The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   Investors should consult their own legal advisers in determining whether and to what extent such Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust Fund, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each Class of Certificates of the related Series set forth therein and in the related Prospectus Supplement.

   In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Certificates described therein which are offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

   Each Prospectus Supplement will either (i) set forth the price at which each Class of Certificates being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates or (ii) specify that the related Certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Certificates, the public offering price and such concessions may be changed.

   Each Underwriting Agreement will provide that Chevy Chase will indemnify underwriters against certain liabilities, including liabilities under the Securities Act.

   Under each Underwriting Agreement, the closing of the sale of any Class of Certificates subject thereto will be conditioned on the closing of the sale of all other such Classes.

   The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                 LEGAL MATTERS

Unless otherwise specified in the related Prospectus Supplement, certain federal income tax and other matters in connection with the Certificates will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the Certificates will be passed upon for the Seller by Shaw, Pittman, Potts & Trowbridge, a partnership including professional corporations, and for any underwriters, agents or dealers, by Orrick, Herrington & Sutcliffe LLP.

                           GLOSSARY OF CERTAIN TERMS

   The following are abbreviated definitions of certain capitalized terms in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

   "Accrual Termination Date" means, with respect to a Class of Compound Interest Certificates, the Distribution Date specified in the related Prospectus Supplement.

   "Agreement" means, with respect to a Series of Certificates, the related Pooling and Servicing Agreement.

   "Appraised Value" means, with respect to property securing a Mortgage Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Mortgage Loan or sales price of such property at such time.

   "ARM Loan" means a Mortgaged Loan with an adjustable Mortgage Rate.

   "Balloon Loan" means a Mortgage Loan which is not fully amortizing over its term and requires a substantial principal payment at maturity.

   "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

   "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

   "Capitalized Interest Account" means one or more segregated trust accounts established for a Series, funds on deposit in which are used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Classes of Securities of such Series specified in the related Prospectus Supplement and
(ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund.

   "CD Collateral" means, with respect to a CD Pledge Loan, the collateral securing such CD Pledge Loan, including without limitation the related pledge and guarantee agreement, the related certificate of deposit and all right, title and interest in and to the related certificate of deposit account established by the borrower at Chevy Chase, and all proceeds thereof.

   "CD Pledge Loan" means a loan originated pursuant to Chevy Chase's CD Pledge program, under which a borrower may, subject to certain underwriting criteria, obtain a Mortgage Loan with a Loan-to-Value Ratio of up to 100% by pledging to Chevy Chase CD Collateral as security for such borrower's obligations under such Mortgage Loan in lieu of the cash downpayment otherwise payable.

   "Certificate" means the Mortgage Pass-Through Certificates.

   "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

   "Certificate Account" or "Collection Account" means, with respect to a Series, the account established for the deposit by the Servicer of payments received from the Primary Assets.

   "Chevy Chase" means Chevy Chase Bank, F.S.B.

   "Class" means a class of Certificates of a Series.

   "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

   "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

   "Combined Loan-to-Value Ratio" mean, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

   "Commission" means the Securities and Exchange Commission.

   "Compound Interest Security" means any Certificate of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Certificate on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

   "Compound Value" means, with respect to a Class of Compound Interest Certificates, the original Certificate Principal Balance of such Class, plus all accrued and unpaid interest, if any, previously added to the Certificate Principal Balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

   "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

   "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

   "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

   "Condominium Loan" means a Mortgage Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements)

   "Condominium Unit" means and individual housing unit in a Condominium
Building,

   "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

   "Cooperative Dwelling" means an individual housing unit in a building owned by Cooperative.

   "Cooperative Loan" means Mortgage Loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

   "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

   "Debt Securities" means securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

   "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Mortgage Loan during a specified period over the amount of interest required to be paid by an obligor on such Mortgage Loan on the related Due Date.

   "Definitive Certificate" means a Certificate in fully registered, certificated form.

   "Delinquency Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and/or interest on a Mortgage Loan to the extent specified in the related Prospectus Supplement.

   "Depository" means DTC or any successor thereto.

   "Discount Certificate" means a Class of Certificates the purchase price of which is less than the aggregate amount of the Principal Distributions to be made to such Class.

   "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

   "Distribution Account" means, with respect to a Series, the account or accounts established for the deposit of remittance from the Collection Account for distribution to Certificateholders.

   "Distribution Date" means, with respect to a Series or Class of Certificates, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

   "DTC" means The Depository Trust Company.

   "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

   "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

   "Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

   "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Escrow Account" means an account, established and maintained by the Servicer for a Mortgage Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

   "Fannie Mae" means the Federal National Mortgage Association.

   "FDIC" means the Federal Deposit Insurance Corporation.

   "FHA" means the Federal Housing Administration.

   "Final Scheduled Distribution Date" means, with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

   "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

   "Holder" or "Certificateholder" means the person or entity in whose name a Security is registered.

   "HUD" means the United States Department of Housing and Urban Development.

   "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

   "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Mortgage Loan or Mortgaged Property.

   "Interest Only Certificates" means a Class of Certificates entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

   "IRS" means the Internal Revenue Service.

   "Lender-Paid MI Loan" means a Mortgage Loan with an original Loan-to-Value Ratio greater than 80%, pursuant to which the interest rate payable by the related borrower is increased relative to the interest rate otherwise applicable for so long as the Loan-to-Value Ratio exceeds 80%, with the proceeds of such increase being used by the Seller to purchase mortgage insurance on such Mortgage Loan.

   "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Mortgage Loan, net of liquidation expenses.

   "Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement.

   "MC Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Mortgage Certificate is issued

   "MC Servicer" means the servicer of the Underlying Loans.

   "MC Sponsor" means, with respect to Mortgage Certificate, the sponsor or depositor under an MC Agreement.

   "MC Trustee" means the trustee designated under and MC Agreement.

   "Minimum Rate" means the lifetime minimum Mortgage Rate during the life of each ARM Loan.

   "Modification" means a change in any term of a Mortgage Loan.

   "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

   "Mortgage Certificate" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

   "Mortgage Loan" means a mortgage loan or balance thereof secured by a Mortgaged Property.

   "Mortgage Loan Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

   "Mortgage Note" means the note or other evidence of indebtedness of a borrower under the Mortgage Loan.

   "Mortgaged Property" means any real estate securing a Mortgage Loan.

   "1986 Act" means the Tax Reform Act of 1986.

   "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Certificates.

   "OTS" means the Officer of Thrift Supervision.

   "PAC" ("Planned Amortization Class Certificates") means a Class of Certificates of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

   "Participating Certificates" means Certificates entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

   "Pass-Through Certificate" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

   "Pay Through Certificate" means a Regular Interest Certificate that is subject to acceleration due to acceleration due to prepayment on the underlying Primary Assets.

   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

   "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Seller, the Servicer (if such Series relates to Mortgage Loans) and the Trustee.

   "Pre-Funding Account" means one or more segregated trust accounts established for a Series, funds on deposit in which may be used to purchase additional Primary Assets during the Pre-Funding Period specified in the related Prospectus Supplement.

   "Premium Certificate" means a Class of Certificates the purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class.

   "Primary Assets" means the Mortgage Certificates and/or Mortgages Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Mortgage Certificate or Mortgage Loan, as the case may be.

   "Principal Balance" means, with respect to a Primary Asset and as of a due Date, the original principal amount of the Primary Assets, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

   "Principal Only Certificates" means a Class of Certificates entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

   "Principal Prepayment" means certain principal prepayments or other recoveries of principal on a Mortgage Loan that are received in advance of their respective Due Dates and are not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

   "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

   "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Seller to rate the Certificates upon the original issuance thereof.

   "Regular Interest" means a regular interest in a REMIC.

   "REMIC" means a real estate mortgage investment conduit.

   "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

   "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

   "REO Property" means real property which secured a defaulted Mortgage Loan, beneficial ownership of which as been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

   "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

   "Residual Certificate" means a Class of Certificates of a Series evidencing a Residual Interest in the related Trust Fund.

   "Residual Interest" means a residual interest in a REMIC.

   "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust fund for the related Series.

   "Seller" means Chevy Chase Bank, F.S.B.

   "Senior Certificates" or "Senior Class" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest are senior to the rights of Holders of Subordinated Certificates, to the extent specified in the related Prospectus Supplement.

   "Series" means a separate series of Certificates sold pursuant to this Prospectus and the related Prospectus Supplement.

   "Servicer" means Chevy Chase Bank, F.S.B., or the successors or assigns of such Person.


   "Servicer Advance" means cash advanced by the Servicer to pay for any expenses of foreclosure and disposition of any liquidated Mortgage Loan or related Mortgaged Property.

   "Single Family Property" means property securing a Mortgage Loan consisting of one to four-family attached or detached residential housing, including Cooperative Dwellings.

   "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

   "Stripped Securities" means Pass-Through Certificates representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

   "Subordinated Certificates" or "Subordinated Class" means a Class of Certificates as to which the rights of Holders to receive distributions of principal, interest or both is subordinated to the rights of Holders of Senior Certificates, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Certificates, to the extent and under the circumstance specified in the related Prospectus Supplement.

   "Trustee" means the trustee under the applicable Agreement and its successors.

   "Trust Fund" means, with respect to any Series of Certificates, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are held for the benefit of the Holders by the Trustee under the Agreement including, without limitation, the Primary Assets (except any Retained Interests), rights to all amounts in the Distribution Account, Collection Account, Certificate Account or Reserve Funds, if any, distributions on the Primary Assets (net of servicing fees) and rights to any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

   "UCC" means the Uniform Commercial Code.

   "Underlying Loans" means loans of the type eligible to be Mortgage Loans underlying or securing Mortgage Certificates.

   "VA" means the Veterans Administration.

   "Variable Interest Certificate" means a Certificate on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

   "Zero Coupon Certificate" means a Certificate entitled to receive payments of principal only.

================================================================================

    No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by Chevy Chase or by the Underwriter. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.
                             -----------------------------

                                TABLE OF CONTENTS
                                                                            Page
                              PROSPECTUS SUPPLEMENT

Report to Certificateholders .............................................   S-3
Summary of Terms .........................................................   S-4
Risk Factors .............................................................  S-17
Description of the Mortgage Loans ........................................  S-19
Description of the Certificates ..........................................  S-35
Certain Yield and Prepayment Considerations ..............................  S-46
The Seller and The Servicer ..............................................  S-53
Servicing ................................................................  S-54
[The Certificate Insurer .................................................  S-54
Certain Federal Income Tax Consequences ..................................  S-56
ERISA Considerations .....................................................  S-58
Use of Proceeds ..........................................................  S-59
Plan of Distribution .....................................................  S-59
[Experts .................................................................  S-60
Legal Matters ............................................................  S-60
Ratings ..................................................................  S-60
Index of Terms ...........................................................  S-61


                                   PROSPECTUS

Prospectus Supplement ....................................................     3
Reports to Certificateholders ............................................     3
Additional Information ...................................................     3
Incorporation of Certain Information by Reference ........................     4
Summary of Terms .........................................................     5
Risk Factors .............................................................    22
Description of the Certificates ..........................................    27
The Trust Funds ..........................................................    31
The Seller ...............................................................    39
Use of Proceeds ..........................................................    39
Yield Considerations .....................................................    39
Maturity and Prepayment Considerations ...................................    41
The Agreements ...........................................................    42
Enhancement ..............................................................    62
Description of Insurance .................................................    67
Certain Legal Aspects of the Mortgage Loans ..............................    73
Certain Federal Income Tax Consequences ..................................    85
ERISA Considerations .....................................................   107
Legal Investment .........................................................   112
Plan of Distribution .....................................................   113
Legal Matters ............................................................   114
Glossary of Terms ........................................................   115

    Until __________ __, 199_ (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus and a Prospectus Supplement. This is in addition to the obligation of dealers to deliver a Prospectus and a Prospectus Supplement when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================


                              Chevy Chase Mortgage
                                Loan Trust 199_-_


                          Mortgage-Backed Pass-Through
                                  Certificates


                                  Series 199_-_


 $___________ Class [A-I] [Fixed] [Adjustable Rate] Certificates
 $___________ Class [A-II] [Fixed] [Adjustable Rate] Certificates

                                Chevy Chase Bank,
                                     F.S.B.
                               Seller and Servicer






                              PROSPECTUS SUPPLEMENT
                               __________ __, 199_

                             ----------------------






                                  [Underwriter]









================================================================================

                                    PART II


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee........................................  $  212,121.21
Printing and Engraving..................................     325,000.00
Trustee's Fees..........................................      25,000.00
Legal Fees and Expenses.................................     450,000.00
Blue Sky Fees and Expenses..............................      25,000.00
Accountants' Fees and Expenses..........................     200,000.00
Rating Agency Fees......................................     420,000.00
Miscellaneous...........................................      42,878.79
                                                          -------------
       Total............................................  $1,700,000.00


                               ------------------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The directors and officers of Chevy Chase Bank, F.S.B. (the "Bank") are insured (subject to certain exceptions and deductions) against civil liabilities and related defense expenses that they may incur in their capacities as such under a liability insurance policy.

    The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that the Bank will indemnify and reimburse the Underwriter(s) and each controlling person of the Underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933 or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the Underwriter(s) will similarly indemnify and reimburse the Bank and each director, each officer who signed the Registration Statement and each controlling person of the Bank with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the Underwriter(s) for use in connection with the preparation of the Registration Statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS


(a)  Financial
     ---------
    Statements:
    -----------
                  None.

(b)  Exhibits                                                               Page
     --------                                                               ----

      *1.1      Form of Underwriting Agreement (incorporated by reference to
                Exhibit 1.1 of Registration Statement (No. 333-33733)).

      *3.1 Charter of the Bank, as amended (incorporated by reference to Exhibit 3.1 of Registration Statement (No. 333-33733)).

      *3.2 By-Laws of the Bank, as amended (incorporated by reference to Exhibit 3.2 of Registration Statement (No. 333-33733)).

       4.1      Form of Pooling and Servicing Agreement.

       5.1(a) Opinion of Orrick, Herrington & Sutcliffe LLP with respect to the securities being registered.

       5.1(b) Opinion of Shaw, Pittman, Potts & Trowbridge with respect to the securities being registered.

       8.1(a) Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

      23.1(a) Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibit 5.1(a) and Exhibit 8.1(a)).

      23.1(b) Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion filed as Exhibit 5.1(b)).

      24.1 Powers of Attorney of Directors and Officers of the Bank (included on signature page).
----------
*    Previously filed.

ITEM 17.       UNDERTAKINGS

    Each of the undersigned registrant (the "Registrant") hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---- ----
thereof.

    (3) For purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        ---- ----

    (4) To provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (6) To remove from registration by the means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chevy Chase, State of Maryland, on July 15, 1998.

                              CHEVY CHASE BANK, F.S.B.
                              as Registrant


                              By:  /s/ B. Francis Saul II
                                   --------------------------------
                                    B. Francis Saul II
                                    Chairman of the Board and
                                    Chief Executive Officer
                                    (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexander R.M. Boyle and Stephen R. Halpin, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign this Amendment No. 1 to the Registration Statement and any or all other documents in connection herewith, and to file the same, with all exhibits hereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on July 15, 1998 by the following persons in the capacities indicated.



                Signature                   Title
                ---------                   -----


 /s/ Alexander R.M. Boyle
---------------------------
     Alexander R.M. Boyle                   Vice Chairman of the Board
                                            Director

 /s/ Vincent C. Burke, Jr.
---------------------------
     Vincent C. Burke, Jr.                  Director

 /s/ Donald G. Conrad
---------------------------
     Donald G. Conrad                       Director

 /s/ Gavin Malloy Farr
---------------------------
     Gavin Malloy Farr                      Director

 /s/ Joel A. Friedman                       Senior Vice President
----------------------------                and Controller
     Joel A. Friedman                       (Principal Accounting Officer)


 /s/ Jack S. Griswold
----------------------------
     Jack S. Griswold                       Director


 /s/ Gilbert M. Grosvenor
----------------------------
     Gilbert M. Grosvenor                   Director


 /s/ Stephen R. Halpin, Jr.
----------------------------                Executive Vice President
     Stephen R. Halpin, Jr.                 (Principal Financial Officer)


 /s/ Penne Percy Korth
----------------------------
     Penne Percy Korth                      Director


 /s/ LaSalle D. Leffall
----------------------------
     LaSalle D. Leffall                     Director


 /s/ William F. McSweeny
----------------------------
     William F. McSweeny                    Director


 /s/ Garland P. Moore, Jr.
----------------------------
     Garland P. Moore, Jr.                  Director


 /s/ George M. Rogers, Jr.
----------------------------
     George M. Rogers, Jr.                  Director



 /s/ B. Francis Saul II                     Chairman of the Board and
----------------------------                Chief Executive Officer
     B. Francis Saul II                     (Principal Executive Officer)


 /s/ B. Francis Saul III
----------------------------
     B. Francis Saul III                    Director


 /s/ Leonard L. Silverstein
----------------------------
     Leonard L. Silverstein                 Director

                                 Exhibit Index

Exhibits
--------

   *1.1      Form of Underwriting Agreement (incorporated by reference to
             Exhibit 1.1 of Registration Statement (No. 333-33733)).

   *3.1 Charter of the Bank, as amended (incorporated by reference to Exhibit 3.1 of Registration Statement (No. 333-33733)).

   *3.2 By-Laws of the Bank, as amended (incorporated by reference to Exhibit 3.2 of Registration Statement (No. 333-33733)).

    4.1      Form of Pooling and Servicing Agreement.

    5.1(a) Opinion of Orrick, Herrington & Sutcliffe LLP with respect to the securities being registered.

    5.1(b) Opinion of Shaw, Pittman, Potts & Trowbridge with respect to the securities being registered.

    8.1(a) Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

   23.1(a) Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibit 5.1(a) and Exhibit 8.1(a)).

   23.1(b) Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion filed as Exhibit 5.1(b)).

   24.1 Powers of Attorney of Directors and Officers of the Bank (included on signature page).
----------
*    Previously filed.